                                                                   EXHIBIT 10.31

                    INVESTMENT AND PARTICIPATION AGREEMENT


                          Dated as of March __, 1998


                                     Among

                         U.S. XPRESS ENTERPRISES, INC.,
                                As the Company,


                        WACHOVIA CAPITAL MARKETS, INC.,
                                   as Lessor,


                                      and


                   THE LEASE PARTICIPANTS SIGNATORIES HERETO

                               TABLE OF CONTENTS
                               -----------------

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                                                                                   Page
                                                                                   ----
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RECITALS...........................................................................  1

ARTICLE I

     Defined Terms and Accounting Matters..........................................  2

          Section 1.01   Terms Defined Above.......................................  2
          Section 1.02   Certain Defined Terms.....................................  2
          Section 1.03   Accounting Terms and Determinations.......................  2

ARTICLE II

     Commitments...................................................................  3

          Section 2.01   Lessor Investments; Purchase of
                         Ownership Interests
          Section 2.02   Fundings..................................................  4
          Section 2.03   Changes of Commitments....................................  6
          Section 2.04   Fees......................................................  7
          Section 2.05   Ownership Interests.......................................  7
          Section 2.06   Several Obligations.......................................  8
          Section 2.07   Applicable Funding Offices................................  9
          Section 2.08   Acquisition and Construction of
                         Facility, Etc.............................................  9
          Section 2.09   Extension of Commitments..................................  9

ARTICLE III

     Recovery of Lessor Investments;
     Payment of Yield and Other Amounts............................................ 10

          Section 3.01   Recovery of Lessor Investments............................ 10
          Section 3.02   Redemptions............................................... 11
          Section 3.03   Yield on Lessor Investments; Overdue Amounts.............. 12
          Section 3.04   Payments by Lessor........................................ 13
          Section 3.05   Applications of Payments and Proceeds..................... 13

ARTICLE IV

     Payments; Computations; Etc................................................... 15

          Section 4.01   Payments.................................................. 15
          Section 4.02   Pro Rata Treatment........................................ 16
          Section 4.03   Computations.............................................. 17
          Section 4.04   Nonreceipt of Funds by the Lessor......................... 17
          Section 4.05   Sharing of Payments....................................... 18
          Section 4.06   Taxes..................................................... 19
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                                      -i-
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ARTICLE V

     Yield Protection and Illegality..........................................  22

          Section 5.01   Basis for Determining Yield Rate
                         Inadequate or Unfair.................................  22
          Section 5.02   Illegality...........................................  24
          Section 5.03   Increased Cost and Reduced Return....................  25
          Section 5.04   Base Rate Substituted for Adjusted LIBO
                         Rate.................................................  29
          Section 5.05   Compensation.........................................  29
          Section 5.06   Payments and Computations............................  30

ARTICLE VI

     Conditions Precedent.....................................................  30

          Section 6.01   Conditions Precedent to Effectiveness of
                         this Agreement.......................................  30
          Section 6.02   Initial and Subsequent Advances......................  33
          Section 6.03   Conditions Precedent for the Benefit of
                         Funding Parties......................................  34
          Section 6.04   Closing..............................................  35

ARTICLE VII

     Representations and Warranties...........................................  35

          Section 7.01   Company Representations and Warranties...............  35

ARTICLE VIII

     Covenants................................................................  43

          Section 8.01   Information..........................................  43
          Section 8.02   Maintenance and Inspection of Property,
                         Books and Records....................................  45
          Section 8.03   Related Contracts....................................  46
          Section 8.04   Consolidations, Mergers and Sales of
                         Assets...............................................  46
          Section 8.05   Maintenance of Existence.............................  47
          Section 8.06   Dissolution..........................................  47
          Section 8.07   Use of Proceeds......................................  47
          Section 8.08   Compliance with Laws; Payment of Taxes...............  47
          Section 8.09   Insurance............................................  48
          Section 8.10   Maintenance of Property..............................  49
          Section 8.11   Environmental Notices................................  49
          Section 8.12   Environmental Matters................................  49
          Section 8.13   Environmental Release................................  49
          Section 8.14   Transactions with Affiliates.........................  50
          Section 8.15   Further Assurances...................................  50
          Section 8.17   Completion; Etc......................................  50
          Section 8.18   Maintenance; Etc.....................................  51
          Section 8.19   Encroachments........................................  51

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
          Section 8.20   Liens on Facility....................................  51
          Section 8.21   Facility Plan........................................  51
          Section 8.22   Change in Fiscal Year................................  52
          Section 8.23   Hart Scott Rodino Act Compliance.....................  52
          Section 8.24   Restricted Payments..................................  52
          Section 8.25   Loans or Advances....................................  52
          Section 8.26   Investments..........................................  52
          Section 8.27   Liens................................................  53
          Section 8.28   Restrictions on Ability of Subsidiaries
                         to Pay Dividends.....................................  54
          Section 8.29   Limitation on Debt...................................  54
          Section 8.30   Ratio of Consolidated Total Adjusted
                         Debt to Consolidated EBILTDA.........................  54
          Section 8.31   Ratio of Consolidated EBILT to
                         Consolidated Fixed Charges...........................  54
          Section 8.32   Minimum Consolidated Net Worth.......................  54
          Section 8.33   Limitation on Negative Pledge Clauses................  55
          Section 8.34   Limitation on Acquisitions...........................  55
          Section 8.35   Creation of Subsidiaries.............................  56

ARTICLE IX

     Events of Default........................................................  56

          Section 9.01   Events of Default....................................  56
          Section 9.02   Remedies.............................................  60

ARTICLE X

     The Lessor as Servicing Agent for the Lease Participants.................  61

          Section 10.01  Appointment, Powers and Immunities...................  61
          Section 10.02  Reliance by Lessor...................................  62
          Section 10.03  Defaults.............................................  63
          Section 10.04  Rights as a Funding Party............................  63
          Section 10.05  Indemnification......................................  64
          Section 10.06  NonReliance on Lessor and other Lease
                         Participants.........................................  64
          Section 10.07  Failure to Act.......................................  65

ARTICLE XI

     Miscellaneous............................................................  65

          Section 11.01  Amendments, Etc......................................  65
          Section 11.02  Notices..............................................  66
          Section 11.03  Payment of Expenses, Indemnities, etc................  67
          Section 11.04  No Waiver; Remedies..................................  72
          Section 11.05  Right of SetOff......................................  72
          Section 11.06  Assignments and Participations.......................  73
          Section 11.07  Invalidity...........................................  78
          Section 11.08  Entire Agreement.....................................  78
          Section 11.09  References...........................................  79
          Section 11.10  Successors; Survivals................................  79
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                                     -iii-

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          Section 11.11  Captions.............................................  79
          Section 11.12  Counterparts.........................................  79
          Section 11.13  Confidentiality......................................  79
          Section 11.14  Governing Law; Submission to Jurisdiction............  80
          Section 11.15  Yield................................................  81
          Section 11.16  Characterization.....................................  83
          Section 11.17  Compliance...........................................  84
          Section 11.18  Facility.............................................  84
          Section 11.20  Funding Parties......................................  85
          Section 11.21  Waiver of Jury Trial.................................  85
          Section 11.22  Additional Facilities................................  85

                                   EXHIBITS

Exhibit A     -     Legal Description of Site
Exhibit B     -     Ownership Certificate
Exhibit C     -     Form of Assignment and Acceptance Agreement
Exhibit D-1   -     Form of Legal opinion of counsel to the
                    Company and the Subsidiary Guarantors
Exhibit D-2   -     Form of legal opinion of counsel to the Lessor
Exhibit E     -     Form of Compliance Certificate
Exhibit F     -     Form of Subsidiary Guaranty
Exhibit G     -     Form of Contribution Agreement


                                   SCHEDULES

Schedule 1.02       -      Defined Terms
Schedule 1.02(a)    -      Facility Plan and List of Facility Plan
                           Documents
Schedule 1.02(b)    -      Pricing Schedule
Schedule 7.01(h)    -      Subsidiaries
Schedule 7.01(n)    -      Environmental Matters

          INVESTMENT AND PARTICIPATION AGREEMENT (as the same may be amended, modified or supplemented from time to time, this "Agreement" or the "Investment
                                                  ---------          ----------
Agreement") dated as of March __, 1998, among U.S. Xpress Enterprises, Inc., a
---------
Nevada corporation (the "Company"), Wachovia Capital Markets, Inc., as Lessor
                         -------
(the "Lessor"); and each of the Lease Participants that becomes a party hereto
      ------
as provided in Section 11.06 (individually, together with its successors and assigns, a "Lease Participant," and collectively, together with their successors
            -----------------
and assigns, the "Lease Participants").
                  ------------------

                                   RECITALS
                                   --------

          WHEREAS, the Lessor has acquired, as of the date hereof, certain real property located in Chattanooga, Tennessee, described in greater detail on Exhibit A (the "Site"), and intends to construct on the Site a building to be
---------       ----
used as a headquarters facility and related enhancements and improvements; and

          WHEREAS, the Lessor has leased the Site, and the building and other enhancements and improvements thereon, after completion, to the Company pursuant to the Lease; and

          WHEREAS, the Company, acting as the Lessor's Acquisition/Construction Agent under the Agency Agreement, will, on behalf of the Lessor, complete the construction and installation of all such enhancements and improvements on the Site and provide operations, maintenance and management support; and

          WHEREAS, in order to finance the acquisition of the Lessor's fee simple estate in the Site, and the construction of the building and related enhancements and improvements on the Site for the ultimate use and benefit of the Company in accordance with the Lease, the Company has requested that the Lessor make Lessor Investments in the Facility in an aggregate principal amount of up to $18,000,000 (for the Headquarters Facility only), and the Lessor has requested that the Lease Participants purchase Ownership Interests from the Lessor; and

          WHEREAS, the Lessor has agreed to make Lessor Investments and the Lease Participants have agreed to purchase Ownership Interests from the Lessor upon the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                      Defined Terms and Accounting Matters

          Section 1.01   Terms Defined Above.  As used in this Agreement, the
                         -------------------
terms defined in the preamble and recitals above shall have the meanings indicated above.

          Section 1.02   Certain Defined Terms.  As used herein, all capitalized
                         ---------------------
terms used but not otherwise defined herein shall have the meaning specified for such term in Schedule 1.02.

          Section 1.03   Accounting Terms and Determinations. Unless otherwise
                         -----------------------------------
specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Funding Parties unless with respect to any such change concurred in by the Company's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Operative Documents: (a) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (b) the Majority Funding Parties shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the financial statements referred to in Section 7.01(d),


                                   ARTICLE II

                                  Commitments

          Section 2.01   Lessor Investments; Purchase of Ownership Interests.
                         ---------------------------------------------------

          (a) Lessor Investments.  The Lessor agrees with the Company, on the
              ------------------
terms and conditions of this Agreement, but without regard to whether the Lessor receives any Lease Participant Advances pursuant to Section 2.01(b), to make Lessor Investments by making Lessor Advances to the Acquisition/Construction Agent during the period from and including the Initial Funding Date up to and including the Completion Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Lessor Investment Commitment. All Lessor Advances shall be utilized only for items of Facility Cost, which utilization shall be evidenced to the Lessor's satisfaction simultaneously with and as a condition to each Lessor Advance.

          (b) Purchase of Ownership Interests.  Each A Percentage Lease
              -------------------------------
Participant and each B Percentage Lease Participant severally agrees with the Lessor, on the terms and conditions of this Agreement, up to the amount of its A Percentage Lease Participant Commitment or B Percentage Lease Participant Commitment, respectively to purchase A Percentage Lease Ownership Interests and/or B Percentage Lease Ownership Interests, as the case may be, from the Lessor by making Lease Participant Advances to the Lessor during the period from and including the later of (1) the Initial Funding Date or (2) the date such Lease Participant becomes a party to this Agreement as provided in Section 11.06(b), up to and including the Completion Date, in an aggregate amount equal to such Lease Participant's A Percentage Share and/or B Percentage Share, as the case may be, as shown on the most current Ownership Certificate; provided,
                                                                 --------
however, that the aggregate principal amount of all Lease Participant Advances
-------
by all Lease Participants under this Section 2.01(a) at any one time outstanding shall not exceed the lesser of (y) 97% of the Facility Cost as incurred or invoiced or (z) the sum of the aggregate A Percentage Lease Participant Commitments plus the aggregate B Percentage Lease Participant Commitments. All Lessor Advances and Lease Participant Advances shall be made so as to satisfy the Required Percentage Composition.

          (c) Limitations on Lessor Advances and Lease Participant Advances.
              -------------------------------------------------------------
The aggregate amount of all Lessor Advances shall not exceed the amount of the Lessor Investment Commitment, and the aggregate amount of all A Percentage Lease Participant Advances and B Percentage Lease Participant Advances shall not exceed the amount of the aggregate A Percentage Lease Participant Commitments and aggregate B Percentage Lease Participant Commitments, respectively. Lessor Advances repaid may not be readvanced to the Acquisition/Construction Agent. Lease Participant Advances repaid may not be readvanced to the Lessor. All Lessor Advances and Lease Participant Advances shall be made in such manner so as to satisfy the Required Percentage Composition. All Lessor Advances shall be utilized only for items of Facility Cost, which utilization shall be evidenced or certified to the Lessor's reasonable satisfaction simultaneously with and as a condition to each Lessor Advance as provided herein. All Lease Participant Advances shall be utilized only for the purchase from the Lessor of Ownership Interests.

          (d) Capitalized Yield, etc.
              -----------------------

          (i) Prior to the Completion Date, all Yield, commitment fees and other amounts (other than Accrued Construction Term Yield) payable to the Lessor under this

     Agreement shall be paid by the making by the Lessor of Lessor Advances (and the Lease Participants agree with the Lessor that they shall make Lease Participant Advances to the Lessor pursuant hereto in connection therewith). The Company, as Acquisition/Construction Agent for the Lessor, shall give Advance Notice in connection with any Lessor Advance made to pay such amounts pursuant to Section 2.02(a)(i) and the Lessor shall give the notice to the Lease Participants with respect thereto pursuant to Section 2.02(a)(ii). Notwithstanding the foregoing, the aggregate amount of all Lessor Advances shall not exceed the Facility Cost.

          (ii) All Accrued Construction Term Yield shall be due and payable as provided in Section 3.03(c).

          Section 2.02  Fundings.
                        --------

          (a) (i) The Company, as Acquisition/Construction Agent for the Lessor, from time to time as the Company may determine in accordance with this Agreement and the Agency Agreement, shall give the Lessor an Advance Notice (which may be telephonic if confirmed promptly in writing) of each requested funding of a Lessor Advance, which notice shall be given at least 1 Business Day before the date specified for such funding hereunder and shall be irrevocable and effective only upon receipt by the Lessor, and shall specify the aggregate amount and the date of the Lessor Advance to be funded. Once given, an Advance Notice may be revoked only upon payment of any amounts due to the Funding Parties under section 5.05. Not later than 11:00 a.m., Atlanta, Georgia time, on the date specified for each funding hereunder, the Lessor shall make available to the Acquisition/Construction Agent, in immediately available funds, the amount of the Lessor Advance on such date at an account which the Acquisition/Construction Agent shall specify and maintained with the Lessor at its Principal Office. There shall be no more than 1 Lessor Advance per calendar month.

          (ii) Promptly upon receipt of an Advance Notice pursuant to clause
     (i), the Lessor shall notify the Lease Participants thereof and of the amount of each Lease Participant's A Percentage Share and/or B Percentage Share thereof to be funded by a Lease Participant Advance by each Lease Participant in connection therewith, having due regard for the maintenance of the Required Percentage Composition. Not later than 2:00 p.m., Atlanta, Georgia time, on the date specified for each funding hereunder, the Lease Participants shall make available to the Lessor, in immediately available funds, the amount of such Lease Participant Advances to be made by them on such date at an account which the Lessor shall specify. Promptly following the receipt of such Lease Participant Advances, the Lessor shall furnish to each Lease Participant, with a copy to the Company, a certificate in the form of Exhibit B (an "Ownership Certificate") setting forth, as of the
             ---------
     date thereof and after giving effect to
     such Lessor Advance pursuant to clause (i) above and the related Lease Participant Advances pursuant to this clause (ii), the aggregate amount of
     (a) all Lessor Investments, (b) the A Percentage Ownership Interests owned by the Lessor and each A Percentage Lease Participant, (c) the A Percentage Share of the Lessor and each A Percentage Lease Participant, (d) the percentage which the A Percentage Lessor Investments bears to the total Lessor Investments, (e) the B Percentage Ownership Interests owned by the Lessor and each B Percentage Lease Participant, (f) the B Percentage Share of the Lessor and each B Percentage Lease Participant, (g) the percentage which the B Percentage Investments bears to the total Lessor Investments and (h) the percentage which the B Percentage Ownership Interests of the Lessor bears to the total Lessor Investments.

          (b) All Lessor Advances under Section 2.02(a)(i) shall be in amounts of at least $500,000 or in integral multiples of $100,000 in excess thereof, or the remaining balance of the Lessor Investment Commitment, if less.

          (c) On the Completion Date, all Lessor Advances and Lease Participant Advances shall have been funded by the Funding Parties as herein provided on a pro rata basis so that the Required Percentage Composition shall be satisfied on such date.

          Section 2.03   Changes of Commitments.  The Company, as
                         ----------------------
Acquisition/Construction Agent for the Lessor, shall have the right to terminate or to reduce the amount of, or, prior to utilization thereof, terminate, the Lessor Investment Commitment (with any reduction being applied pro rata to the A Percentage Lessor Investment Commitment and the B Percentage Lessor Investment Commitment) at any time or from time to time upon not less than 3 Business Days' prior written notice to the Lessor (which shall promptly notify the Lease Participants) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $1,000,000 or any multiple of $500,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Lessor. Any reduction in the amount of the Lessor Investment Commitment shall cause a pro rata reduction of the A Percentage Lease Participant Commitments and the B Percentage Lease Participant Commitments. The Lessor Commitments, the A Percentage Lease Participant Commitments and the B Percentage Lease Participant Commitments, once terminated or reduced, may not be reinstated. In no event shall the Lessor Investment Commitment be reduced below the outstanding amount of Lessor Advances, nor shall the aggregate A Percentage Lease Participant Commitments and the aggregate B Percentage Lease Participant Commitments be reduced below the aggregate outstanding amount of the A Percentage Ownership Interests of the A Percentage Lease Participants and the B Percentage Ownership Interests of the B Percentage Lease Participants, respectively. On the Completion Date, after all Lessor Advances and Lease

Participant Advances required to be made hereunder have been made, the Commitments shall be terminated entirely.

          Section 2.04  Fees.
                        ----

          (a) The Company shall pay or cause to be paid to the Lessor a commitment fee (the "Commitment Fee") on the daily average amount of the unused portion of the Lessor Investment Commitment (which shall be allocable pro rata to the A Percentage Lessor Investments and the B Percentage Lessor Investments), for the period from and including the Closing Date, up to and including the earlier of the date the unused Lessor Investment Commitment is terminated by the Company, as Acquisition/Construction Agent for the Lessor, or the Completion Date, at a rate per annum equal to the Commitment Fee Rate determined by reference to the Pricing Schedule. Accrued Commitment Fees shall be payable on each Quarterly Date and on the earlier of the date the Lessor Investment Commitment is terminated or the Completion Date. Promptly upon receipt by the Lessor of each payment of the Commitment Fee, it shall distribute to each Lease Participant its A Percentage Share and/or B Percentage Share thereof, as the case may be.

          (b) The Company shall pay, or cause to be paid, from the proceeds of Lessor Advances, or otherwise, (i) on the Closing Date to the Lessor, an upfront fee in the amount of $18,000 (for the Headquarters Facility only) (which shall be allocable pro rata to the A Percentage Lessor Investments and the B Percentage Lessor Investments), and (ii) on the date any Additional Facility is added, an upfront fee an amount equal to 0.10% of the amount of the Lessor Investment Commitment allocable thereto. Promptly upon receipt by the Lessor of such payment of the upfront fee, it shall distribute to each Lease Participant which is a party hereto on the Closing Date its A Percentage Share and/or B Percentage Share thereof, as the case may be.

          (c) The Company shall pay, or cause to be paid, from the proceeds of Lessor Advances on the Closing Date to the Lessor the fees specified in the engagement letter dated November 10, 1997 between the Lessor and the Company. The Lessor shall retain such fees for its own account.

          Section 2.05  Ownership Interests; Lessor as Servicing Agent; Record
                        ------------------------------------------------------
of Payments.
-----------

          (a) The Ownership Certificates furnished by the Lessor pursuant to
Section 2.02(a)(ii) shall evidence, as of the date thereof and after giving effect to such Lessor Advance pursuant to Section 2.02(a)(i) and the related Lease Participant Advances pursuant to Section 2.02(a)(ii), the aggregate amount of (a) all Lessor Investments, (b) the A Percentage Ownership Interests owned by the Lessor and each A Percentage Lease Participant, (c) the A Percentage Share of the Lessor and each A Percentage Lease Participant, (d) the percentage which the A Percentage Lessor

Investments bears to the total Lessor Investments, (e) the B Percentage Ownership Interests owned by the Lessor and each B Percentage Lease Participant,
(f) the B Percentage Share of the Lessor and each B Percentage Lease Participant, (g) the percentage which the B Percentage Investments bears to the total Lessor Investments and (h) the percentage which the B Percentage Ownership Interests of the Lessor bears to the total Lessor Investments, and such Ownership Certificates shall be final and conclusive evidence of the amounts set forth therein, in the absence of manifest error. The sale by the Lessor to the Lease Participants of Ownership Interests shall be absolute sales, and the Lease Participants shall have no recourse to the Lessor in the event of failure of the Lessee to pay any Rent, fees or other amounts payable pursuant to the Lease, this Agreement and the other Operative Documents which are attributable to their Ownership Interests, or right to require the Lessor to repurchase their Ownership Interests in any event.

          (b) The Lessor shall serve as the servicing agent of the Lease Participants to collect and receive all payments of Rent, fees and other amounts payable pursuant to the Lease, this Agreement and the other Operative Documents which are attributable to their Ownership Interests, and until such amounts, when received by the Lessor and until distributed to the Lease Participants pursuant to the Lease, this Agreement or the other Operative Documents, shall be held by the Lessor in trust for the Lease Participants.

          (c) The Lessor shall maintain a record of payments of Rent, fees and all other amounts paid to the Lessor pursuant to the Lease, this Agreement and the other Operative Documents, and the amounts paid by the Lessor to the Lease Participants pursuant to this Agreement, and such record shall be final and conclusive evidence of the amounts recorded therein, absent manifest error. A copy of such record shall be made available to the Company and any Lease Participant upon its request.

          Section 2.06   Several Obligations.  The failure of any Lease
                         -------------------
Participant to make any Lease Participant Advance to be made by it on the date specified therefor shall not relieve the Lessor of its obligation to make the related Lessor Advance or any other Lease Participant of its obligation to make its Lease Participant Advance on such date, but no Lease Participant shall be responsible for the failure of any other Lease Participant to make a Lease Participant Advance to be made by such other Lease Participant.

          Section 2.07   Applicable Funding Offices.  The Lessor Advances and
                         --------------------------
Lease Participant Advances made by each Funding Party shall be made and maintained at such Funding Party's Applicable Funding Office therefor.

          Section 2.08   Acquisition and Construction of Facility, Etc.  The
                         ---------------------------------------------
Lessor, acting solely by and through the Company as its Acquisition/Construction Agent under the Agency Agreement and subject to the provisions of this Agreement, shall, on the terms and conditions set forth in the Operative Documents, acquire the Facility, cause to be constructed the improvements thereon, and lease the Facility to the Lessee pursuant to the Lease. The Company shall enter into and perform its obligations under the Agency Agreement, the Lease and the other Operative Documents, all in accordance with the terms thereof.

          Section 2.09   Extension of Commitments.  On any day that is not less
                         ------------------------
than 12 months and not more than 18 months prior to the then current Maturity Date, the Company, as Acquisition/Construction Agent for the Lessor, may request in writing to the Lessor (which shall promptly notify the Lease Participants) that the then current Maturity Date be extended for a period up to 3 years but in no event beyond the Scheduled Lease Termination Date (as such date may be extended in accordance with Section 2(b) of the Lease), and there may be up to a total of 3 such 3 year extensions. Any such extension shall require (i) the unanimous written consent of each Funding Party, each acting in its sole and absolute discretion, and (ii) the agreement of the Lessor, acting in its sole and absolute discretion, to extend the term of the Lease in accordance with
Section 2(b) thereof for an equivalent period. In the event such an extension is requested and the requirements set forth in the immediately preceding sentence are met, such extension shall be effective upon the execution of documentation evidencing the same and containing such additional terms as the Company, the Lessor and each Lease Participant, each acting in its sole discretion, may agree, including, without limitation, providing for an extension fee for the Lessor and each Lease Participant and any Interim Special Rent required to be paid as a condition of such extension. If any Lease Participant or the Lessor shall fail to respond to the Company's written request for extension within 60 days of receipt, such failure to respond shall be deemed a denial of such request for extension. The Company and the Lessor shall consult in good faith with a view toward substituting a replacement Lease Participant, acceptable to the Company and the Lessor, for any Lease Participant denying a request for extension.

                                  ARTICLE III

                        Recovery of Lessor Investments;
                       Payment of Yield and Other Amounts

          Section 3.01   Recovery of Lessor Investments.
                         ------------------------------

          (a) The Company will pay or cause to be paid to the Lessor all Rent and other amounts payable by the Company to the Lessor, for the account of the Lessor and the Lease Participants, as the case may be, including all unrecovered Lessor Investments, all accrued and unpaid Yield (including Accrued Construction Term Yield), fees and other amounts owing under this Agreement and the other Operative Documents, in full on the Maturity Date.

          (b) If, on or before the Maturity Date, the Company (or any of its Affiliates) shall exercise the option to purchase the Facility in its entirety, then the purchase price for the Facility shall be equal to the Purchase Price and the proceeds of such sale, when received by the Lessor, shall be applied by the Lessor in the order specified in Section 3.05(a). If, on the Maturity Date, no Cancellation Event shall have occurred and the Company (or any of its Affiliates) shall elect to pay the Final Rent Payment or Completion Costs Payment, as applicable, and not purchase the Facility, and shall pay the Final Rent Payment or Completion Costs Payment, as applicable, all amounts received by the Lessor pursuant to or in connection with the Lease, this Agreement or any other Operative Document or as proceeds of the disposition of the Facility shall be applied by the Lessor to pay the unrecovered principal amount of the Lessor Investments and all accrued Yield, including Accrued Construction Term Yield (which shall be distributed ratably to the Funding Parties in accordance with their respective Ownership Interests), and to the Persons entitled thereto pursuant to the Operative Documents all fees and other amounts owing under this Agreement in the order specified in Section 3.05(b).

          Section 3.02   Redemptions.  (a) On or after the third anniversary of
                         -----------
the Lease Commencement Date, the Company may, upon at least 2 Business Days' notice to the Lessor which specifies the proposed date and aggregate principal amount of the redemption and the Lessor Investments to be redeemed, and if such notice is given the Company shall, as specified in such notice, redeem, and the amount of such redemption payment, when received by the Lessor, shall be applied to redeem, the outstanding principal amounts of the Lessor Investments comprising the same Lessor Advance in whole or ratably in part, together with accrued Yield to the date of such redemption on the amount redeemed (and the Lessor shall distribute to the Lease Participants which made Lease Participant Advances with respect thereto their respective A Percentage Share or B Percentage Share, as applicable, thereof); provided, however, that (i) each
                                           --------  -------
partial redemption shall be in an aggregate principal amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof, and (ii) in the event of any such redemption of Lessor Investments on any day other than the last day of the Yield Period for such Lessor Investments, the Company, as agent for the Lessor, shall be obligated to reimburse the Funding Parties in respect thereof pursuant to, and to the extent required by, Section
5.05 (including the payment of the Make-Whole Adjustment, if applicable). Any redemption pursuant to this Section 3.02 shall be allocated among the A Percentage Lessor Investments and the B Percentage Lessor Investments to achieve or maintain the Required Percentage Composition; or if, after giving effect to such redemption, it is not possible to achieve or maintain such ratio, then such redemption will be allocated among the A Percentage Lessor Investments and the B Percentage Lessor Investments in the manner which most closely approximates, but does not violate, the Required Percentage Composition. In no event shall any redemption be allowed which results in the Required Percentage Composition being violated. Within 5 Business Days after its receipt of such redemption amount, the Lessor, at the expense of the Company, shall execute and deliver to each of the Lease Participants a new Ownership Certificate, giving effect to such redemption and dated the date thereof.

          (b) On each date on which the Lessor Investment Commitments are reduced pursuant to Section 2.03, the Company, as Acquisition/Construction Agent for the Lessor, shall redeem such principal amount of the outstanding Lessor Investments (together with Yield accrued thereon), as may be necessary so that after such payment the aggregate unpaid principal amount of the Lessor Investments does not exceed the Lessor Commitments, as then reduced (and the Lessor shall distribute to the Lease Participants their respective A Percentage Share or B Percentage Share, as applicable, thereof).

          Section 3.03  Yield on Lessor Investments; Overdue Amounts.
                        --------------------------------------------

          (a) The Lessor, and the Company have requested that Yield accruing during the Construction Term be capitalized, and the Funding Parties have agreed thereto. Therefore, all Yield accruing on the outstanding principal amount of the Lessor Investments on each day during the Construction Term shall be capitalized (i) at the end of each Yield Period ending during the Construction Term and (ii) on the last day of the Construction Term (the aggregate of the capitalized amount of Yield accrued during the Construction Term as aforesaid, "Accrued Construction Term Yield"). All Yield accruing under this Section 3.03(a) shall accrue and be payable at a rate per annum equal to the Adjusted LIBO Rate for the applicable Yield Period plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

          (b) Notwithstanding the foregoing, the Company, as Acquisition/Construction Agent for the Lessor, or by the payment of additional Rent under the Lease, shall pay or cause to be paid to the Lessor, at the applicable Default Rate on the amount of Lessor Investments, Yield, Accrued Construction Term Yield, fees or other amounts owing by the Lessee under this Agreement or any other Operative Document which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full, in each case to the maximum extent permitted by applicable law (and the Lessor shall distribute to the Lease Participants their respective A Percentage Share or B Percentage Share, as applicable, thereof, or to such other Person as shall be entitled thereto pursuant to the Operative Documents).

          (c) Accrued Yield on the Lessor Investments (other than Accrued Construction Term Yield) shall be payable on the last day of each Yield period therefor and on the Maturity Date.

          (d) Promptly after the determination of the rate of any Yield provided for herein or any change therein, the Lessor shall notify the Lease Participants which have an Ownership Interest in such Yield and the Company of such determination or change.

          Section 3.04  Payments by Lessor.  All moneys received by the Lessor
                        ------------------
pursuant to the Lease including, but not limited to, payments of Basic Rent, Interim Special Rent, Supplemental Rent, the Termination Value or the Final Rent Payment or the Completion Cost Payment, as applicable, except for amounts allocable to fees and expenses of the Lessor pursuant to the Operative Documents and amounts comprising Supplemental Rent payable to third Persons, if any, shall be paid to the Funding Parties in accordance with, and to pay amounts owing pursuant to, the terms of this Agreement, including without limitation Section
4.01 and, if applicable, Section 3.05.

          Section 3.05  Applications of Payments and Proceeds.
                        -------------------------------------

          (a) Upon the occurrence of a Cancellation Event or a Termination Event (and the Company elects, pursuant to Section 15(a) or (b) of the Lease, to exercise its option to purchase the Facility for the Purchase Price, or elects pursuant to Section 15(b)(ii)(B) of the Lease, to pay the Termination Value), or if the Company otherwise elects to acquire the Facility for the Purchase Price, the Purchase Price or the Termination Value, as the case may be, and all other monies received by the Lessor pursuant to or in connection with the Lease, this Agreement or any other Operative Document, including, without limitation, the proceeds of any insurance or condemnation awards received as a result of any Casualty Occurrence or Loss Event, shall be applied to Lessor Investments (and the Ownership Interests of the Lease Participants) in the following order:

          (1) first, to pay or reimburse all Supplemental Rent and other costs
              -----
     and expenses, including, without limitation, those in connection with Indemnified Risks, increased costs, or Taxes, then due and owing to the Funding Parties under the other Operative Documents, pro rata to each such Person (collectively, the "Other Transaction
                                                      -----------------
     Expenses");
     --------

          (2) second, to pay all accrued, unpaid Yield and fees on the A
              ------
     Percentage Lessor Investments and the B Percentage Lessor Investments, to the Lessor (which shall distribute to each of the A Percentage Lease Participants and the B Percentage Lease Participants its A Percentage Share and/or B Percentage Share thereof, as applicable);

          (3) third, to pay the unrecovered principal balance of the A
              -----
     Percentage Lessor Investments to the Lessor (which shall distribute to each of the A Percentage Lease Participants its A Percentage Share thereof); and

          (4) fourth, to pay the unrecovered principal balance of the B
              ------
     Percentage Lessor Investments to the Lessor (which shall distribute to each of the B Percentage Lease Participants its B Percentage Share thereof).

Any monies remaining after payment in full of the foregoing amounts and all other amounts owing by the Company from time to time under the Operative Documents shall be paid to the Lessor for prompt distribution to the Company.

          (b) If (i) a Termination Event has occurred, (ii) a Cancellation Event does not exist and (iii) the Company has not elected to purchase the Facility for the Purchase Price, and has paid the Final Rent Payment or the Completion Costs Payment, as applicable pursuant to Section 15(a) of the Lease, then the Final Rent Payment or the Completion Costs Payment, as applicable, shall be applied as follows:

          (1) first, to pay or reimburse all Other Transaction Expenses;
              -----

          (2) second, to pay all accrued, unpaid Yield and fees on the A
              ------
     Percentage Lessor Investments and the B Percentage Lessor Investments, to the Lessor (which shall distribute to each of the A Percentage Lease Participants and the B Percentage Lease Participants its A Percentage Share and/or B Percentage Share thereof, as applicable); and

          (3) third, to pay the unrecovered principal balance of the A
              -----
     Percentage Lessor Investments to the Lessor (which shall distribute to each of the A Percentage Lease Participants its A Percentage Share thereof).

In such circumstances, all other monies received by the Lessor pursuant to or in connection with the Lease, this Agreement or any other Operative Document or as proceeds of disposition of the Facility shall be applied as follows:

          (1) first, to pay the unrecovered principal balance of the B
              -----
     Percentage Lessor Investments to the Lessor (which shall distribute to each of the B Percentage Lease Participants its B Percentage Share thereof); and

          (3) second, to reimburse the Company for Support Expenses incurred by
              ------
     it under the Agency Agreement.

Any monies remaining after payment in full of the foregoing amounts and all other amounts owing by the Company from time to time under the Operative Documents shall be paid to the Lessor for prompt distribution to the Company.

          (c) If the circumstances described in Section 3.05(b)(i) and (ii) exist, but the Company has either failed to elect to exercise its option to purchase the Facility, failed to make the Final Rent Payment or Completion Costs Payment, as applicable, and/or failed to furnish to the Lessor a satisfactory update of the environmental reports initially furnished with respect to the Facility, then the Lessor will be entitled to exercise foreclosure remedies set forth in Section 26 of the Lease and all monies received by the Lessor from the disposition of the Facility or other foreclosure action, net of enforcement costs, will be applied (i) first to payment of the outstanding principal balance of the B Percentage Lessor Investments, and (ii) any remaining net proceeds shall be applied in accordance with 3.05(a) in the same manner as if the Final Rent Payment or Completion Costs Payment had been made, and in such circumstances, the Company shall remain liable for any deficiency in such remaining net proceeds to pay such amounts described in Section 3.05(a).


                                  ARTICLE IV

                         Payments; Computations; Etc.

          Section 4.01   Payments.  The Company (or, in the case of the
                         --------
principal amount of the B Percentage Lessor Investments, in the circumstances described in Section 3.05(b) and if the Company shall have paid the Final Rent Payment or the Completion Costs Payment, as applicable, the Lessor), shall make each payment under this Agreement, whether the amount so paid is owing to any or all of the Funding Parties, not later than 12:00 noon, Atlanta, Georgia time, without setoff, counterclaim, or any other deduction whatsoever, on the day when due in Dollars to the Lessor at its address at 191 Peachtree Street, N. E., Atlanta, Georgia, 30303, Attention: Syndication Services, Reference: U.S. Xpress Enterprises, Inc. Facility, or at such other location designated by notice to the Company from the Lessor, in same day funds, except as otherwise expressly provided in Section 2.01(d)(i). The Lessor will promptly thereafter cause to be distributed to the other Funding Parties like funds relating to the payment of principal or Yield ratably (other than amounts payable pursuant to Sections 4.06 or 11.03 or Article V) according to the respective amounts of such principal or Yield then due and owing to the Funding Parties, to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 11.06(d), from and after the effective date specified in such Assignment and Acceptance, the Lessor shall make all payments under this Agreement in respect of the interest assigned thereby to the assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. Any payments and redemptions received hereunder, other than after the occurrence and during the continuation of a Cancellation Event or Termination Event, shall be applied in accordance with the purpose for which such payment or redemption is made. All payments by the Company under any Operative Document shall be made in the manner specified in this Article IV.

          Section 4.02   Pro Rata Treatment.  Except to the extent otherwise
                         ------------------
provided herein: (a) each A Percentage Lease Participant Advance and B Percentage Lease Participant Advance from the A Percentage Lease Participants and the B Percentage Lease Participants shall be made from them, each payment of commitment fees with respect to unfunded Lessor Commitments and A Percentage Lease Participant Commitments and B Percentage Lease Participant Commitments under Section 2.04(a) shall be made to the account of the Lease Participants, and each termination or reduction of the A Percentage Lease Participant Commitments and B Percentage Lease Participant Commitments under Section 2.03 shall be applied to the A Percentage Lease Participant Commitments and B Percentage Lease Participant Commitments of each Lease Participant, pro rata according to its A Percentage Share and/or B Percentage Share, as applicable;
(b) each payment of A Percentage Lessor Investments and B Percentage Lessor Investments, respectively, received by the Lessor shall be retained by the Lessor and distributed to the A Percentage Lease Participants and B Percentage Lease Participants, respectively, pro rata in accordance with their respective A Percentage Ownership Interests and B Percentage Ownership Interests; (c) each payment of A Percentage Yield and B Percentage Yield (in each case including Accrued Construction Term Yield), respectively, received by the Lessor shall be retained by the Lessor and distributed to the A Percentage Lease Participants and B Percentage Lease Participants, respectively, pro rata in accordance with their respective A Percentage Ownership Interests and B Percentage Ownership Interests; (d) each amount set off by any Funding Party pursuant to Section
11.05 shall be shared with the other Funding Parties pro rata in accordance with their respective A Percentage Ownership Interests and B Percentage Ownership Interests; and (e) each Lease Participant Advance shall be allocated pro rata among the A Percentage Lease Participants and B Percentage Lease Participants so that after giving effect thereto the Required Percentage Composition is satisfied.

          Section 4.03   Computations.  All computations of Yield shall be made
                         ------------
by the Lessor, on the basis of a year of 360 days (or, in the case of computations based on the Prime Rate, 365/366 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such Yield is payable. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of Yield; provided,
                                                               --------
however, that if such extension would cause payment of Yield on or amount of any
-------
Lessor Investment to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          Section 4.04   Non-receipt of Funds by the Lessor. Unless the Lessor
                         ----------------------------------
shall have received notice from the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, prior to the date on which any payment is due to the Funding Parties hereunder that the Company will not make such payment in full, the Lessor may assume that the Company, as Acquisition/Construction Agent for the Lessor, or a Lessee under the Lease, has made such payment in full to the Lessor on such date and the Lessor may, in reliance upon such assumption, but shall not be obligated to, cause to be distributed to each Lease Participant on such due date an amount equal to the amount then due such Lease Participant. If and to the extent the Lessor or the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, shall not have so made such payment in full to the Lessor, each Lease Participant shall repay to the Lessor forthwith on demand such amount distributed to such Lease Participant together with interest thereon, for each day from the date such amount is distributed to such Lease Participant until the date such Lease Participant repays such amount to the Lessor, at a rate equal to
(i) until the Business Day after the Business Day on which such demand is made, the Federal Funds Rate for such day and (ii) thereafter 50 basis points above the Federal Funds Rate for such day.

          Section 4.05   Sharing of Payments.  If any Funding Party shall obtain
                         -------------------
any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its Ownership Interests (other than pursuant to Sections 4.06 or 11.03 or Article V) in excess of its ratable share of payments then due and owing to it in accordance with the payment orders specified in Section 3.05 or Section 4.02 on account of the Lessor Investments obtained by all the Funding Parties, such Funding Party shall forthwith purchase from the other Funding Parties participations in such Ownership Interests of the other Funding Parties, as shall be necessary to cause such purchasing Funding Party to share the excess payment ratably with each of them (or, if necessary, to cause such purchasing Funding Party to assume the payment priority specified in Section 3.05), provided, however, that if all or any portion of
                            --------  -------
such excess payment is thereafter recovered from such purchasing Funding Party, such purchase from each Funding Party shall be rescinded and each Funding Party shall repay to the purchasing Funding Party the purchase price to the extent of such recovery together with an amount equal to such Funding Party's A Percentage Share and/or B Percentage Share, as the case may be. The Company agrees that any Funding Party so purchasing a participation from another Funding Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including any right of set-off) with respect to such participation as fully as if such Funding Party were the direct creditor of the Company in the amount of such participation.

           Section 4.06  Taxes.
                         -----

          (a) Any and all payments of principal, Yield and all other amounts to be paid to the Lessor, for itself or for distribution to any Lease Participant by the Company, for its own account or as Acquisition/Construction Agent for the Lessor hereunder, or as Lessee under the Lease, or any other Operative Document to each Indemnified Party shall be made, in accordance with Section 4.01, without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at any time hereafter imposed by any Governmental Authority or by any taxing authority thereof or therein excluding in the case of each Funding Party, taxes imposed on or measured by the net income of any Funding Party, and franchise taxes imposed on such Funding Party, by the jurisdiction under the laws of which such Funding Party is organized or any political subdivision thereof, and taxes imposed on or measured by such Funding Party's income, and franchise taxes imposed on such Funding Party, by the jurisdiction of such Funding Party's Applicable Funding Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event
                                                        -----
that the Lessor or Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, is required by applicable law to make any such withholding or deduction of Taxes with respect to any Ownership Interest or other amount, the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Funding Party or other Person in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Funding Party or other Person additional amounts as may be necessary in order that the amount received by such Funding Party or other Person after the required deduction or withholding shall equal the amount such Funding Party would have received had no such deduction or withholding been made. If no withholding or deduction of Taxes are payable in respect to any Ownership Interest or Yield or fee relating thereto, or any other amount payable under any Operative Document, the Lessee as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, as applicable, shall furnish to the Lessor and each Funding Party, at its request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Funding Party, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinions of counsel as to exemption as aforesaid, the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, hereby agrees to compensate such Funding Party for, and indemnify it with respect to, the tax consequences of the failure of the Lessor or the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, to provide evidence of tax payments or tax exemption.

          (b) Each Lease Participant that is not chartered and organized under the laws of the United States of America or a state thereof (each a "Non-U.S.
                                                                     --------
Domestic Participant") agrees, as soon as practicable after receipt by it of a
--------------------
request by the Lessor or the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant taxes, establishing that it is entitled to receive payments of principal and Yield under or in respect of this Agreement and its Ownership Interests without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided, that, if it is unable, by virtue of any
                              --------  ----
applicable law, rule or regulation, to establish such exemption or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, shall nonetheless remain obligated under the terms of the immediately preceding paragraph. Without limiting the foregoing, each Non-U.S. Domestic Participant agrees to deliver to the Lessor and to the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, promptly upon any request therefor from time to time, such forms, documents and other information as may be required by applicable law from time to time to establish that payment to such Non-U.S. Domestic Participant hereunder or with respect to its Ownership Interests are exempt from Taxes. Without limiting the generality of the foregoing, each Non-U.S. Domestic Participant agrees, on the date of its execution of this Agreement (or, in the case of an Eligible Assignee, on the date on which such Eligible Assignee becomes a party to this Agreement), to deliver in duplicate to the Lessor and to the Company, as Acquisition/Construction Agent for the Lessor,
accurate and duly completed and executed Internal Revenue Service Form 4224 or 1001 (as applicable), together with Internal Revenue Service Forms W-8 or W-9, as appropriate, establishing that such Non-U.S. Domestic Participant is entitled to a complete exemption from all Taxes imposed by the federal government of the United States by way of withholding, including without limitation, all backup withholding ("U.S. Withholding Taxes"). Thereafter, from time to time (i) upon
              ----------------------
any change by a Non-U.S. Domestic Participant of its Applicable Funding Office,
(ii) before or promptly after any event occurs (including, without limitation, the passing of time) requiring a change in or update of the most recent Form 4224 or 1001 previously delivered by such Non-U.S. Domestic Participant, or
(iii) upon the reasonable request of the Lessor or the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, such Non-U.S. Domestic Participant shall deliver in duplicate to the Lessor and to the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, accurate and duly completed and executed Form 4224 or 1001 (as applicable) (together with Forms W-8 or W-9, as aforesaid) in replacement of the forms previously delivered by such Non-U.S. Domestic Participant, establishing that such Non-U.S. Domestic Participant is entitled to an exemption in whole or in part from all U.S. Withholding Taxes except to the extent that a change in law has rendered all such forms inapplicable to such Non-U.S. Domestic Participant.

          (c) If the Internal Revenue Service or any other taxation authority in the United States or in any other jurisdiction successfully asserts a claim that such Non-U.S. Domestic Participant, the Lessor or the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, did not properly withhold tax from amounts paid to or for the account of any Non-U.S. Domestic Participant or its participant (because the appropriate form was not properly executed, or because such Non-U.S. Domestic Participant failed to notify the Lessor, Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, of a change in circumstances which rendered the exemption from (or reduction in) U.S. Withholding Taxes ineffective), such Non-U.S. Domestic Participant shall indemnify the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, fully for all amounts paid, directly or indirectly, by the Lessor or the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, as applicable, as tax or otherwise, including, without limitation, penalties and interest.

          (d) In the event any Funding Party receives a refund from the Governmental Authority to which such Taxes were paid of any Taxes paid by the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, pursuant to this Section 4.06, it will pay to the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return
         --------  -------
such refund, the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, shall promptly repay to it the amount of such refund.

          (e) Nothing in this Section shall require any Funding Party to disclose any information about its tax affairs or interfere with, limit or abridge the right of any Funding Party to arrange its tax affairs in any manner in which it desires.

          (f) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company and the Funding Parties contained in this Section 4.06 shall be applicable with respect to any Funding Party, Eligible Assignee or other transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Funding Party, Eligible Assignee or other transferee (subject to Section 11.06(j)), and (ii) constitute a continuing agreement and shall survive for a period of three (3) years after the termination of this Agreement and the payment in full or cancellation of the Lessor Investment Commitment and the Lease Participation Commitments.


                                   ARTICLE V

                        Yield Protection and Illegality

          Section 5.01   Basis for Determining Yield Rate Inadequate or Unfair.
                         -----------------------------------------------------
The Lessor shall give prompt notice to the Company and the Lease Participants of the applicable Yield determined by the Lessor for purposes of Sections 3.03(a) and (b). If on or prior to the first day of any Yield Period:

          (a) the Lessor determines that deposits in Dollars (in the applicable amounts), are not being offered in the relevant market for such Yield Period, or

          (b) the Majority Funding Parties determine and give notice to the Lessor that the rates or yield determined on the basis of the LIBO Rate for any Yield Period for Lessor Advances or Lease Participant Advances will not adequately and fairly reflect the cost to Majority Funding Parties of making, funding or maintaining their respective Lessor Advances or Lease Participant Advances for such Yield Period, the Lessor shall forthwith so notify the Company and the Lease Participants, whereupon,

          (i) in the case of such notice from the Majority Funding Parties, each such Lessor Advance and Lease Participant Advance will automatically, on the last day of the then existing Yield Period, accrue Yield at a rate based upon the Base Rate plus the Applicable Margin as set forth in the Pricing Schedule,

          (ii) the obligation of the Majority Funding Parties to make Lessor Advances or Lease Participant Advances, as applicable, at the Adjusted LIBO Rate shall be suspended until the Lessor shall notify the Company and the Lease Participants that the circumstances causing such suspension no longer exist, and

          (iii) unless the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, notifies the Lessor at least 2 Business Days before the date of any Lessor Advance for which Advance Notice has previously been given that it elects not to effect a Lessor Advance, or require such Lessor Advance, as applicable, on such date, such Lessor Advance (and the related Lease Participant Advances) shall instead be made at a Yield based upon the Base Rate plus the Applicable Margin as set forth in the Pricing Schedule. Upon the written request of the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, the Lessor shall negotiate with the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, and the relevant Lease Participants for a reasonable period of time, as determined in the Lessor's discretion, to develop a substitute interest rate basis hereunder; provided, however, (x) the Lessor, the Lease
                           --------
     Participants and the Company make no representation, warranty or covenant that any such agreement will be made, and (y) any relevant Lease Advances and related Lease Participant Advances shall continue to have Yield accrue thereon at the Base Rate during the continuance of any such negotiations and thereafter should no alternate interest rate be agreed to by the necessary parties.

          Section 5.02   Illegality.  If, after the date hereof, the adoption of
                         ----------
any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as a "Banking
                                                                -------
Authority" and any such event being referred to as a "Change of Law"), or
---------                                             -------------
compliance by any Funding Party (or its Applicable Funding Office) with any request or directive (whether or not having the force of law) of any Banking Authority shall make it unlawful or impossible for any Funding Party (or its Applicable Funding Office) to make, maintain or fund its Lessor Advances or Lease Participant Advances and such Funding Party (if not the Lessor) shall so notify the Lessor, the Lessor shall forthwith give notice thereof to the other Funding Parties and to the Company, whereupon until such Funding Party notifies the Lessor (if it is not such Funding Party), the other Funding Parties and the Company that the circumstances giving rise to such suspension no longer exist, the obligation of such Funding Party to make or maintain Lessor Advances or Lease Participant Advances based upon the Adjusted LIBO Rate shall be suspended. Before giving any notice to the Lessor (or, in the case of the Lessor as a Funding Party, to the Company) pursuant to this Section, such Funding Party shall designate a different Applicable Funding Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Funding Party, be otherwise disadvantageous to such Funding Party. If such Funding Party shall determine that it may not lawfully continue to maintain and fund any of its outstanding Lessor Advances or Lease Participant Advances to maturity and shall so specify in such notice, the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, shall immediately redeem the full amount of the Lessor Advances (if such Funding Party is the Lessor) or an outstanding principal amount of the Lessor Advances in an amount equal to the Lease Participant Advances of such Funding Party other than the Lessor to the Lessor (which shall distribute such amount to such Funding Party), together with accrued Yield thereon. Provided that no Default or Event of Default shall then exist, but without any requirement for the satisfaction of any of the other conditions precedent set forth herein, concurrently with redeeming such Lessor Advances or a portion thereof, the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, shall obtain as a Lessor Advance (and if such Funding Party is not the Lessor, such Funding Party shall be deemed to have made a Lease Participant Advance), in an equal principal amount at a rate based upon the Base Rate plus the Applicable Margin, if any, as set forth in the Pricing Schedule, and the Lessor and each Lease Participant agrees to make such a Lessor Advance or Lease Participant Advance, as applicable, on the foregoing terms. At any time within 90 days after the giving of a notice by any Lease Participant pursuant to this Section 5.02, so long as no Event of Default shall be in existence, and so long as the Lessor has granted its consent (which it may grant or withhold in its sole and absolute discretion), the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, may require by written notice to that Lease Participant that (a) it assign its Lease Participant Commitment to another Lease Participant or to a bank or other financial institution selected by the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, which is willing to accept such assignment or (b) it surrender its Lease Participant Commitment and terminate its rights and obligations as a Lease Participant hereunder, concurrently with a reduction by the Company, as Acquisition/Construction Agent of the Lessor, or as Lessee under the Lease, of the Lessor Commitment and the Lease Participant Commitments by an amount equal to the Lease Participant Commitment held by that Lease Participant.

          Section 5.03   Increased Cost and Reduced Return.  (a) If after the
                         ---------------------------------
date hereof, a Change of Law or compliance by any Funding Party (or its Applicable Funding Office) with any request or directive (whether or not having the force of law) of any Banking Authority:

          (i) shall subject any Funding Party (or its Applicable Funding Office) to any tax, duty or other charge on its Lessor Advances or Lease Participant Advances, or maintain its Lessor Advances or Lease Participant Advances or shall change the basis of taxation of payments to any Funding Party (or its Applicable Funding Office) of the principal amount of or interest on its Lessor Advances or Lease Participant Advances, or Yield thereon or any other amounts due under this Agreement or any other Operative Document in respect of its Lessor Advances or Lease Participant Advances (except for changes in the rate of tax on the overall net income or gross receipts of such Funding Party or its Applicable Funding Office imposed by the jurisdiction in which such Funding Party's principal executive office or Applicable Funding Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Funding Party (or its Applicable Funding Office); or

          (iii) shall impose on any Funding Party (or its Applicable Funding Office) or on the United States market or the London interbank market any other condition affecting its Lessor Advances or Lease Participant Advances, or obligation to make or maintain Lessor Advances or Lease Participant Advances;

and the result of any of the foregoing is to increase the cost to such Lease Party (or its Applicable Funding Office) of making or maintaining any Lessor Advances or Lease Participant Advances, or to reduce the amount of any sum received or receivable by such Funding Party (or its Applicable Funding Office) under this Agreement or any other Operative Document with respect thereto, by an amount reasonably deemed by such Funding Party to be material, then

                 (iii) such Funding Party shall promptly deliver to the Company (and to the Lessor, if it is not such Funding Party) a certificate stating the change which has occurred or the reserve requirements or other conditions which have been imposed on such Funding Party (or its Applicable Funding Office) or the request, direction or requirement with which it has complied, together with the date hereof; and

                 (iv) the Company shall pay to such Funding Party within 30 days of written request (which request shall state the amount of increased cost, reduction or payment and the way in which such amount has been calculated), such amount or amounts as will compensate such Funding Party for the additional cost, reduction of return or payment incurred by such Funding Party and, if such Funding Party is a Lease Participant, at the option of the Company at any time while such Funding Party is requesting such additional amount or amounts, and so long as no Event of Default shall be in existence, and so long as the Lessor has granted its consent (which it may grant or withhold in its sole and absolute discretion, at any time while such Funding Party has any remaining Lease Participant Commitment in effect), upon the giving of notice to such Funding Party and payment to such Funding Party of all amounts owing to such Funding Party hereunder, the Company may require such Funding Party to enter into an Assignment and Assumption Agreement pursuant to which (i) such Funding Party shall transfer all of its rights and interests hereunder and under the other Operative Documents to a third party selected by the Company, and (ii) if such Funding Party had a Lease Participant Commitment in effect, such third party shall undertake a Lease Participant Commitment equal to such Lease Participant Commitment of such Funding Party (or currently with the execution and delivery to the Lessor of such Assignment and Acceptance, the Lessor Commitment shall be reduced by an amount equal to the Lease Participant Commitment held by that Funding Party). If such written request is given within 30 days after the event which results in such increased cost, reduction of return or reduction of payments, such amounts will be calculated from the date of such event; otherwise, such amounts will be calculated as of the date on which such Funding Party makes the aforesaid written request. The written request of such Funding Party as to the additional amounts payable pursuant to this paragraph delivered to the Company shall be conclusive evidence of the amount thereof in the absence of manifest error.

          (b) If any Funding Party shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or official administration thereof, or compliance by any Funding Party (or its Applicable Funding Office) or any Person controlling such Funding Party with any request or directive regarding capital adequacy (whether or not having the force of law) of any Banking Authority, has or would reasonably be likely to have the effect of reducing the rate of return on such Funding Party's or such controlling Person's capital as a consequence of its obligations hereunder to a level below that which such Funding Party or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Funding Party's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Funding Party or such controlling Person to be material, then from time to time, within 30 days after demand by such Funding Party or such controlling Person, the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, shall pay to such Funding Party such additional amount or amounts as will compensate such Funding Party or such controlling Person for such reduction, subject to the proviso at the end of Section 5.03(a).

          (c) Each Funding Party will promptly notify the Lessor (if such Funding Party is a Lease Participant) and the Company of any event of which its officer having primary responsibility for asset liability management has knowledge, which occurs or is expected to occur after the date hereof, which will entitle such Funding Party to compensation pursuant to and subject to the limitations contained in this Section and will designate a different Applicable Funding Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Funding Party, be otherwise materially disadvantageous to such Funding Party. A certificate of any Funding Party claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Funding Party may use any reasonable averaging and attribution methods. Nothing in this Section shall require any Funding Party to disclose any information about its tax affairs or interfere with, limit or abridge the right of any Funding Party to arrange its tax affairs in any manner it desires, subject to Section 11.16(b).

          (d) The provisions of this Section 5.03 shall (i) be applicable with respect to any Funding Party, assignee or other transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Funding Party, assignee or other transferee and (ii) constitute a continuing agreement and shall survive for a period of one year after the termination of this Agreement and the redemption in full of the Lessor Advances and Lease Participant Advances.

          Section 5.04   Base Rate Substituted for Adjusted LIBO Rate.  If (i)
                         --------------------------------------------
the obligation of any Funding Party to make or maintain Lessor Advances or Lease Participant Advances has been suspended pursuant to Section 5.02 or (ii) any Funding Party has demanded compensation under Section 5.03, and the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, shall, by at least 5 Business Days' prior notice to such Funding Party, with a copy to the Lessor (if it is not such Funding Party), have elected that the provisions of this Section shall apply to such Funding Party, then, unless and until such Funding Party notifies the Lessor (if it is not such Funding Party) and the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Lessor Advances or Lease Participant Advances that would otherwise be made or maintained by such Funding Party (and Lessor Advances related thereto, if such Funding Party is a Lease Participant) based upon the Adjusted LIBO Rate shall be made or, from the beginning of the next Yield Period therefor, be maintained instead based upon the Base Rate, plus the Applicable Margin (in all cases Yield and principal or other amounts payable on such Lessor Advances and/or Lease Participant Advances shall be payable contemporaneously with the related or comparable amount payable in respect of the other Funding Parties), and

          (b) after each of the Lessor Advances and/or Lease Participant Advances made or maintained based upon the Adjusted LIBO Rate has been repaid, all payments of principal that would otherwise be applied to redeem such Lessor Advances and/or Lease Participant Advances, shall be applied to redeem Lessor Advances and/or Lease Participant Advances made or maintained based upon the Base Rate instead.

          Section 5.05   Compensation.  Upon the request of any Funding Party,
                         ------------
delivered to the Lessor (if it is not such Funding Party) and the Company, the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, shall pay to such Funding Party such amount or amounts as shall compensate such Funding Party for any loss, cost or expense incurred by such Funding Party as a result of:

          (a) any payment, prepayment or redemption (pursuant to Section 5.02 or otherwise) of a Lessor Advance or Lease Participant Advance on a date other than the last day of the Yield Period therefor, including the payment of the Make-Whole Adjustment under the circumstances described in the definition thereof; or

          (b) any failure by the Company, as Acquisition/Construction Agent for the Lessor, to obtain or take down (other than due to a refusal by the Lessor to fund under Section 2.02(a) notwithstanding satisfaction of the conditions set forth in Article VI) a Lessor Advance on the date specified therefor in the applicable Advance Notice delivered pursuant to Section 2.02(a), including any such failure resulting from the revocation of such Advance Notice.

          Section 5.06   Payments and Computations.  Each determination by the
                         -------------------------
Lessor of Yield, or by any Funding Party of an increased cost or increased capital or of illegality hereunder, shall be conclusive and binding for all purposes (absent manifest error) if made reasonably and in good faith end after prior consultation with the Company, subject to Section 5.03(c).


                                   ARTICLE VI

                              Conditions Precedent

          Section 6.01   Conditions Precedent to Effectiveness of this
                         ---------------------------------------------
Agreement.  This Agreement shall become effective when (i) it shall have been
---------
executed by the Lessor and the Company and any Lease Participants required by the Lessor as of the Closing Date, (ii) the Lessor either shall have been notified by each Lease Participant which it requires to be a Lease Participant as of the Closing Date that it has executed this Agreement or shall have received a counterpart of this Agreement executed by such Lease Participant, and
(iii) the Lessor shall have received the following, each being in form and substance satisfactory to the Lessor and (as to this Agreement and the opinions described below) in sufficient counterparts for each Lease Participant:

          (a) Certificates of Company.  Certificates of the Secretary or
              -----------------------
Assistant Secretary of the Company and each Subsidiary Guarantor setting forth
(i) resolutions of its board of directors authorizing the execution, delivery and performance of the obligations contained in this Agreement and/or the other Operative Documents to which it is a party, (ii) the officers of the Company or such Subsidiary Guarantor specified in such Secretary's Certificates that are authorized to sign this Agreement/or and the other Operative Documents to which it is a party and, until replaced by another officer or officers duly authorized for that purpose, to act as its respective representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and/or the Operative Documents to which it is a party and (iii) true and correct copies of the articles or certificate of incorporation and the bylaws of the Company or such Subsidiary Guarantor. The parties to this Agreement may conclusively rely on such certificate until the Lessor (who shall promptly notify all other parties) receives notice in writing from the Company or any Subsidiary Guarantor to the contrary.

          (b) Opinions.  A favorable opinion or opinions of (i) Miller & Martin,
              --------
special counsel to the Company and the Subsidiary Guarantors, in substantially the form of Exhibit D-1, and as to such other matters as any Funding Party,
            -----------
through the Lessor, may reasonably request, and (ii) Jones, Day, Reavis & Pogue, special counsel to the Lessor, in substantially the form of Exhibit D-2.
                                                            -----------

          (c) Execution and Delivery of Operative Documents. Each of the other
              ---------------------------------------------
Operative Documents, duly completed and executed in sufficient number of counterparts for recording where appropriate.

          (d) Recordation of Security Instruments.  The Security Instruments (to
              -----------------------------------
the extent filing thereof is required for perfection or otherwise under applicable law) and all related financing statements and other requisite filing documents shall have been duly filed in the appropriate offices and, to the fullest extent allowed by applicable law, all costs and taxes associated with such filing shall have been paid or provided for by the Company.

          (e) Insurance Certification.  The Lessor shall have received a report
              -----------------------
by a firm of independent insurance brokers or consultants chosen by the Company
(i) setting forth the insurance obtained, and to be obtained pursuant to the Lease, with respect to the Facility and the Company's operations with respect thereto, and (ii) certifying that in the opinion of such firm, such insurance complies with the requirements of the Lease and, as to amounts, coverage and provisions, constitutes reasonable and customary coverage against risks customarily insured against affecting the Facility.

          (f) Receipt of Facility Plan.  The Lessor shall have received a copy
              ------------------------
of the Facility Plan.

          (g) Environmental Matters.  The Lessor shall have received an
              ---------------------
Environmental Assessment on the Site, demonstrating to its satisfaction that there is no evidence of any hazardous or toxic material or substance which has been generated, treated, stored, released or disposed of on the Site, and that there is no evidence of any violation of any Environmental Requirement and no evidence of any Environmental Damages on or pertaining to the Facility, except as are specified on Schedule 7.01(n).

          (h) Soil Tests.  The Lessor shall have received the Soil Test Reports.
              ----------

          (i) Survey.  The Lessor shall have received the Survey of the Site.
              ------

          (j) Appraisal.  The Funding Parties shall have received an Approved
              ---------
Appraisal of the Property, which Approved Appraisal shall be in form and substance reasonably satisfactory to the Funding Parties, and shall indicate that (i) as of the Lease Commencement Date, the estimated fair market value of the Facility is not less than Facility Cost attributable to the acquisition thereof, and (ii) the projected fair market value of the Facility as of the expiration of (A) the Construction Term and (B) the Basic Term (in each case after giving effect to the proposed improvements and enhancements to be renovated or constructed on the Site in accordance with the Plan), is not less than the Facility Cost.

          (k) Title Insurance.  A title insurance company acceptable to the
              ---------------
Lessor in its reasonable discretion shall have issued, or provided the Lessor with evidence satisfactory to the Lessor that such title insurance company is irrevocably obligated to issue immediately after closing of the acquisition of the Site by the Lessor, an owner's title policy issued to the Lessor insuring the Lessor as fee simple owner of the Site and, in the event that the Lease is ever deemed to be a mortgage, as mortgagee of the Facility under the Lease.

          (l) Other.  Such other documents as the Lessor or any Lease
              -----
Participant or special counsel to the Lessor may reasonably request.

          Section 6.02   Initial and Subsequent Advances.  The obligation of the
                         -------------------------------
Lessor to make the Initial Advance (and the Lease Participant to make the related Lease Participant Advances) and each subsequent Lessor Advance (and related Lease Participation Advance) and to continue each Lessor Advance (and related Lease Participation Advance) pursuant to this Agreement is subject to the following further conditions precedent:

          (a) Receipt of Advance Notice.  The Lessor shall have received Advance
              -------------------------
Notice pursuant to a funding request with regard to each Initial Advance, and thereafter, each Lessor Advance, containing the information required by Section 2.02, which shall be true and correct and shall be duly and properly executed and completed by the Company as Acquisition/Construction Agent for the Lessor.

          (b) No Default.  The fact that immediately before and after such
              ----------
Lessor Advance, no Default or Event of Default shall have occurred and be continuing.

          (c) Accuracy of Representations, etc.  The representations and
              ---------------------------------
warranties of the Company contained in this Agreement, and the representations and warranties of the Company contained in any other Operative Document, are true and correct in all material respects on and as of the date of such Lessor Advance (except for any representations which were correct on the date of this Agreement but are not correct on the date of any Lessor Advance because of a change permitted by the terms of this Agreement or any other Operative Document).

          (d) Title.  The Lessor shall have good and marketable title to the
              -----
Facility; and the Lessor shall have received executed copies of all Related Contracts requested by it.

          (e) Receipt of Applicable Permits.  All Permits that are or will
              -----------------------------
become Applicable Permits shall have been obtained, except Applicable Permits customarily obtained or which are permitted by Governmental Requirements to be obtained after the date of the requested Lessor Advance (in which case the Company, having completed all appropriate due diligence in connection therewith, shall have no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Governmental Requirements). All such obtained Permits shall be in proper form, in full force and effect and not subject to any appeal or other unsatisfied contest that may allow modification or revocation thereof.

          (f) Casualties.  The Facility shall not have suffered (i) a Loss Event
              ----------
or (ii) a Casualty Occurrence other than a Casualty Occurrence for which a plan reasonably acceptable to the Lessor for replacing, or causing to be replaced, the portions of the Facility that are the subject of such Casualty Occurrence has been provided to the Lessor.

          (g) No Material Adverse Change or Effect.  No material adverse change
              ------------------------------------
shall have occurred in the financial condition of the Company and its Subsidiaries on a consolidated basis since the date of the most recent Fiscal Quarter for which a financial statement of the Company was delivered to the Funding Parties and no event, act, condition or occurrence shall exist or have occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

          (h) Taxes, Filings, Recordings.  All filings or recordings reasonably
              --------------------------
considered necessary or desirable by the Lessor or any Lease Participant have been completed and all taxes and fees in connection therewith, and all Impositions with respect to the Facility that are then due and payable, shall have been paid by the Company.

Each acceptance of a funding hereunder shall be deemed to be a representation and warranty by the Company on the date of such funding as to the facts specified in subsections (b), (c), (d), (e), (f), (g), and (h) of this Section 6.02.

          Section 6.03   Conditions Precedent for the Benefit of Funding
                         -----------------------------------------------
Parties.  All conditions precedent to the obligations of the Funding Parties to
-------
make any Lessor Advance or Lease Participation Advance are imposed hereby solely for the benefit of the Funding Parties, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Funding Parties will refuse to make any Lessor Advance or Lease Participation Advance in the absence of strict compliance with such conditions precedent.

          Section 6.04   Closing.  On the Closing Date (or in the case of clause
                         -------
(b), as soon thereafter as the applicable closing conditions shall have been satisfied), at such place as the parties hereto shall agree:

          (a) this Agreement and each of the Operative Documents shall be duly executed and delivered by the parties to such documents; and

          (b) subject to the satisfaction of the conditions precedent specified in Section 6.01 and Section 6.02 of this Agreement, the Lessor shall make the Initial Advance in the amounts set forth in the Advance Notice given by the Company, and the Lease Participants shall make related Lease Participant Advances, in immediately available funds to the account of the Lessor at such account of the Lessor as the Company, as Acquisition/Construction Agent for the Lessor, may direct.


                                  ARTICLE VII

                         Representations and Warranties

          Section 7.01   Company Representations and Warranties. The Company
                         --------------------------------------
represents and warrants to each Person who now is or hereafter becomes a party to this Agreement that:

          (a) Corporate Existence and Power.  The Company is a corporation duly
              -----------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except where the failure to be so qualified could not have a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          (b) Corporate and Governmental Authorization; No Contravention.  The
              ----------------------------------------------------------
execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which it is a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or respect of or filing with, any governmental body, agency or official, (iv) do not contravene or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any Subsidiary of the Company and
(v) do not result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary of the Company or on the Facility.

          (c) Binding Effect.  This Agreement and each of the other Operative
              --------------
Documents to which the Company is a party
constitutes a valid and binding agreement of the Company, enforceable in accordance with their respective terms, provided that the enforceability hereof
                                        --------
and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditor's rights generally.

          (d)   Financial Information. (i) The consolidated balance sheet of the
                ---------------------
Company and its Consolidated Subsidiaries as of March 31, 1997, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Arthur Andersen LLP, copies of which have been delivered to the Funding Parties, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and the consolidated results of operations and cash flows for such Fiscal Year.

          (ii) Since March 31, 1997, there has been no event, act, condition or occurrence having a Material Adverse Effect.

          (e)   No Litigation. There is no action, suit or proceeding pending,
                -------------
or to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary of the Company before any court or arbitrator or any governmental body, agency or official would be reasonably likely to have or cause a Material Adverse Effect or which in any manner draws into question the validity of or could impair the ability of the Company to perform its obligations under this Agreement or any of the Operative Documents executed by the Company.

          (f)   Compliance with ERISA.  (i) The Company and each member of the
                ---------------------
Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

          (ii) Neither the Company nor any member of the Controlled Group has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred.

          (g)   Compliance with Laws; Payment of Taxes. The Company and its
                --------------------------------------
Subsidiaries are in material compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings. There have been filed on behalf of the Company and its Subsidiaries, or proper extensions have been obtained for, all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Company or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate. United States income tax returns of the Company and its Subsidiaries have been examined and closed through the Fiscal Year ended March 31, 1991.

          (h) Subsidiaries.  Each of the Company's Subsidiaries is a corporation
              ------------
duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except where the failure to be so qualified could not have a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Company has no Subsidiaries except for those Subsidiaries listed on Schedule 7.01(h), which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

          (i) Investment Company Act.  Neither the Company nor any of the
              ----------------------
Company's Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (j) Public Utility Holding Company Act.  Neither the Company nor any
              ----------------------------------
of the Company's Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

          (k) Ownership of Property; Liens.  Each of the Company and its
              ----------------------------
Consolidated Subsidiaries has title to or leasehold or other interests in its material properties sufficient for the conduct of its business, and none of such property is subject to any Lien except Permitted Liens.

          (l) No Default.  Neither the Company nor any of the Company's
              ----------
Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing under any such agreement, instrument, or undertaking.

          (m) Full Disclosure.  To the best of the Company's knowledge, all
              ---------------
written information heretofore furnished by the Company, for itself and as Acquisition/Construction Agent for the Lessor, to the Lessor or any Lease Participant for purposes of or in connection with this Agreement, any of the Operative Documents, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Company, for itself and as Acquisition/Construction Agent for the Lessor, to the Lessor or any Lease Participant will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Company has disclosed to the Funding Parties in writing any and all facts which could have or cause a Material Adverse Effect.

         (n)   Environmental Matters.
               ---------------------

         (i) Neither the Company nor any Subsidiary is subject to any Environmental Liability which could have or cause a Material Adverse Effect and neither the Company nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. (S) 300,
     (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

         (ii) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Facility or from any of the Properties owned by the Company or any Subsidiary of the Company or are otherwise present at, on, in or under the Facility or any of the Properties owned by the Company or any Subsidiary of the Company, or, to the best of the actual knowledge of the Company, at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled or shipped or transported to or from the Properties in the ordinary course of business in compliance with all applicable Environmental Requirements.

         (iii) The Company, and each of its Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Company's, and each of its Subsidiary's and Affiliate's, respective businesses.

         (iv) Except to the extent specified on Schedule 7.01(n), (a) there are no Hazardous Materials on the Facility, other than minimal amounts of cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business or in management or maintenance of the Facility, (b) no Hazardous Material has migrated from the Facility to, upon, about or beneath other properties, (c) no Hazardous Material has migrated or threatened to migrate from other properties to, upon, about or beneath the

     Facility, and (d) all Hazardous Materials or solid wastes generated at the Facility have at all times been transported, treated and disposed of in compliance with Environmental Requirements.

               (v) Except to the extent specified on Schedule 7.01(n), (a) there is not, nor has there been, constructed, placed, deposited, stored, disposed of or located on the Facility any asbestos in any form, (b) no underground improvements, including treatment or storage tanks, pumps, or water wells, are or have been located on the Facility, (c) there are no polychlorinated biphenyls (PCBs) or transformers, capacitors, ballasts, machinery, fixtures or other equipment which contain PCBs constructed, placed, deposited, stored, disposed of or located on the Facility, (d) the uses and activities of, on or relating to the Facility have at all times complied in all material respects with all Environmental Requirements, and the use which the Company and its Affiliates, Subsidiaries and/or Sublessees make of the Facility will not result in the disposal or other Environmental Release of any Hazardous Material, (e) the Company has obtained all permits necessary under applicable Environmental Requirements, and (f) the Facility has not been, and is not now, listed on CERCLIS, the Environmental Protection Agency's list of violating facilities established pursuant to the Clean Water Act or the National Priorities List established pursuant to CERCLA.

               (vi) Except to the extent specified on Schedule 7.01(n), (a) there exists no judgment, decree, order, writ or injunction outstanding, or litigation, action, suit, claim (including citation or directive) or proceeding pending or, to the knowledge of the Company or any of its Affiliates, Subsidiaries and/or Sublessees, threatened, relating to the ownership, use, maintenance or operation of the Facility by any person or entity, or arising from any alleged violation of Environmental Requirements, or any alleged liability for Environmental Damages, (b) there are no existing facts or conditions that could give rise to any such violation or liabilities, (c) there have been no written or, to the knowledge of the Company or any of its Affiliates, Subsidiaries and/or Sublessees, oral reports of environmental investigations, audits, studies, tests, reviews or other analyses conducted by or which have been presented to or are in the possession of the Company, or any of its Affiliates, Subsidiaries and/or Sublessees, relating to the Facility, which have not been delivered to the Lessor and (d) neither the Company nor, to the knowledge of the Company, any of its Affiliates, Subsidiaries and/or Sublessees, any other person or entity has received any notice or other communication concerning any alleged violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority, or any notice or other communication concerning alleged liability for Environmental Damages in connection with the Facility.

               (vii) From the date hereof, there shall be no actual or threatened Environmental Release of a Hazardous Material on or from the Facility caused by the Company or any of its Affiliates, Subsidiaries and/or Sublessees.

               (viii) Except to the extent specified on Schedule 7.01(n), the
     Company: (a) has obtained all permits, licenses, and other authorizations which are required under Environmental Requirements in association with the Facility; and (b) will be in full compliance with all terms and conditions of such required permits, licenses, and other authorizations associated with the Facility.

               (ix) No permits or licenses are required to be obtained or maintained in connection with the use, operation, or ownership of the Facility arising from any portion of the Facility which constitute (i) "wetlands" under any Environmental Requirement, or (ii) habitat for species which is deemed to be endangered under any Environmental Requirement, nor are there any ongoing or continuing obligations regarding any portion of the Facility which constitute wetlands. There are no species of plants or animals located on any portion of the Facility which are classified as threatened or endangered under any Environmental Requirement. There have been no written or, to the knowledge of the Company or any of its Affiliates, Subsidiaries and/or Sublessees, oral wetlands delineations conducted by or which have been presented to or are in the possession of the Company or any of its Affiliates, Subsidiaries and/or Sublessees relating to the Facility which have not been delivered to the Lessor.

          (o)  Capital Stock.  All Capital Stock, debentures, bonds, notes and
               -------------
all other securities of the Company presently issued and outstanding are validly and properly issued in accordance with all applicable laws in all material respects, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Company's Wholly Owned Subsidiaries are owned by the Company free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Company's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Company free and clear of any Lien or adverse claim.

          (p)  Use of Proceeds; Margin Stock.  The proceeds of the Lessor
               -----------------------------
Advances are being used to finance or refinance the Facility Cost with respect to the Facility, including the enhancements and improvements to be made thereto and the design, renovation, construction and installation thereof. The Company is not engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Lessor Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations G, T, U or X.

          (q)  Insolvency.  After giving effect to the execution and delivery of
               ----------
the Lease, the Company will not be "insolvent," within the meaning of such term as used in O.C.G.A. (S) 18-2-22, defined in (S) 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

          (r)  Facility Plan.  The Facility Plan has been prepared in good faith
               -------------
on the basis of assumptions deemed reasonable by the Company and accurately reflects in all respects all material costs currently anticipated to be incurred in connection with achieving Completion. The Facility Plan sets forth the Company's good faith estimation of the schedule for achieving Completion. All agreements and instruments comprising the Facility Plan are in full force and effect and the Company is not in default of its obligations thereunder. There are no agreements, instruments, licenses or other rights necessary to own, operate, lease or use the Facility, other than the Applicable Permits, the documents and instruments comprising the Facility Plan, and the Operative Documents; and renovation, construction, ownership, operation, leasing or use of the Facility by the Company (and after the expiration or termination of the Lease, the renovation, construction, ownership, operation, leasing or use of the Facility by the Lessor or its successors or assigns) does not and will not infringe on, or otherwise violate, any patents, patent applications, trademarks (whether registered or not), trademark applications, trade names, proprietary computer software, or copyrights of any Person.


                                 ARTICLE VIII

                                   Covenants

     The Company covenants and agrees with the Lessor and each Lease Participant to comply with the following covenants until either (i) the Facility has been purchased by the Company (or one of its Affiliates) for the Purchase Price or
(ii) the Lease has been terminated, the Facility has been returned to the Lessor and the Termination Value or the Final Rent Payment or Completion Costs Payment, as the case may be, and all other amounts payable under the Lease and the other Operative Documents upon such occurrence have been paid in full:

          Section 8.01  Information.  The Company will deliver to the Lessor
                        -----------
and each of the Lease Participants:

          (i) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Arthur Andersen LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not reasonably acceptable to the Majority Funding Parties;

          (ii) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the part of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Company;

          (iii) simultaneously with the delivery of each set of financial statements referred to in paragraphs (i) and (ii) above, a certificate, substantially in the form of Exhibit E (a "Compliance Certificate"), of the
                                  ---------
     chief financial officer or the chief accounting officer of the Company (x) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 8.04, 8.24, 8.25, 8.27, 8.29 through 8.32, inclusive, and 8.34 on the date of such financial statements and (y) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto; provided, however, that no Compliance
                                   --------  -------
     Certificate need be furnished pursuant to this Section 8.01(iii) so long as each of the following conditions exists: (x) the Revolving Credit Agreement is in full force and effect; (y) Wachovia Bank (or any other Affiliate of Lessor) and each Lease Participant is a "Bank" thereunder; and (z) the Company furnishes Compliance Certificates on a timely basis in accordance with Section 6.01(iii) thereof;

          (iv) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (i) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

          (v) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (vi) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Company shall have filed with the Securities and Exchange Commission;

          (vii) if and when any member of the Controlled Group (x) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (y) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (z) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

          (viii) promptly, and, in any event, within 5 Business Days after the Company becomes aware of any Default or Event of Default, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (ix) promptly upon becoming aware of the occurrence of either a Loss Event or a Casualty Occurrence, or any other event or condition requiring notice under either Section 7 or Section 8 of the Lease, the Company shall give the Lessee written notice thereof, which notice shall specify the damage or loss to the Facility in reasonable detail; and

          (x) from time to time such additional information regarding the financial position or business of the Company and the Company's Subsidiaries as the Lessor, at the request of any Funding Party, may reasonably request.

          Section 8.02  Maintenance and Inspection of Property, Books and
                        -------------------------------------------------
Records.  The Company will keep books of record and account regarding the Lease
-------
and shall maintain, on a current basis, books of proper record and account in conformity with GAAP, consistently applied (to the extent applicable), which books shall include copies of all Related Contracts and any amendments thereto and the book value of the Facility and of each material item of Property comprising or included in the Facility, and shall provide copies of the foregoing to the Funding Parties from time to time on request at the Company's expense. The Company will (i) keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit representatives of any Funding Party (x) at such Funding Party's expense and upon reasonable notice prior to the occurrence of a Default and (y) at the Company's expense after the occurrence of a Default, to visit and inspect the Facility and any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants. The Company agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

          Section 8.03  Related Contracts. The Company, as
                        -----------------
Acquisition/Construction Agent for the Lessor, will comply with, maintain execution counterparts of, and promptly upon request by the Lessor from time to time deliver copies of, or after the occurrence of an Event of Default, originals of, all Related Contracts.

          Section 8.04  Consolidations, Mergers and Sales of Assets. The
                        -------------------------------------------
Company will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) the Company may merge with another Person if
                 --------
(i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Company is the corporation surviving such merger and
(iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiaries of the Company may merge with one another, and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, either (x) constituted more than 10% of Consolidated Total Assets at the end of the most recent Fiscal Year immediately preceding such Fiscal Quarter, or (y) contributed more than 10% of Consolidated Operating Profits during the 4 Fiscal Quarters immediately preceding such Fiscal Quarter.

          Section 8.05  Maintenance of Existence.  The Company shall, and the
                        ------------------------
Company shall cause each Subsidiary to, maintain its existence and carry on the major part of its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained, except as permitted by Section 8.04.

          Section 8.06  Dissolution.  The Company shall not, and the Company
                        -----------
shall cause each Subsidiary to not, suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock, except through corporate reorganization to the extent permitted by Section 8.04.

          Section 8.07  Use of Proceeds.  The proceeds of the Lessor Advances
                        ---------------
will be used to fund the Facility Cost.   Without limiting the generality of the
foregoing, no portion of the proceeds of the Lessor Advances will be used by the Company (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, except in a negotiated, consensual transaction (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or (iii) for any purpose in violation of any applicable Governmental Requirement.

          Section 8.08  Compliance with Laws; Payment of Taxes. The Company
                        --------------------------------------
shall, and the Company shall cause each Subsidiary to, be in material compliance with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Company shall, and the Company shall cause each Subsidiary to, pay, prior to the date on which penalties attach thereto, all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which: (A) if unpaid, might become a lien against the Facility or against Property of the Company or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Lessor the Company or such Subsidiary will set up reserves in accordance with GAAP and (B) when combined with all other taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations not paid promptly when due during the current Fiscal Quarter and the immediately preceding three Fiscal Quarters is greater than $500,000.

          Section 8.09  Insurance.  The Company shall, and the Company shall
                        ---------
cause each Subsidiary to, maintain (either in the name of the Lessor or the Company, as applicable), with financially sound and reputable insurance companies, insurance on such of its property in at least such amounts, and with such deductibles, and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses. Without limitation of the foregoing, the Company shall maintain or cause to be maintained, with Permitted Insurers, insurance with respect to the Facility and its business in connection therewith of the types and in the amounts specified in the Lease. The Company will deliver or cause to be delivered to the Lessor promptly upon request of the Lessor, and in any event on January 1st of each calendar year, commencing with January 1, 1999, a report by a firm of independent insurance brokers or consultants chosen by the Company and acceptable to the Lessor (a) setting forth the insurance or self-insurance obtained pursuant to the Lease, including, without limitation, the amounts thereof, the names of the insurers and the property, hazards and risks covered thereby, and certifying that the same comply with the requirements of the Lease, that all premiums then due and payable thereon have been paid and that the same are in full force and effect, that the Lessor has been named as additional insured and loss payee, as its interests may appear, under each such policy, and is not liable for payment of premiums thereunder, that such policies may not be cancelled without at least 30 days prior notice to the Lessor with an opportunity to cure any default thereunder, and (b) certifying that in the opinion of such firm, such insurance or self-insurance complies with the requirements of the Lease and, as to amounts, coverage and provisions, constitutes reasonable and customary coverage against risks customarily insured against which would affect the Facility, or setting forth any recommendations of such independent insurance brokers or consultants as to additional insurance, if any, reasonably required for the protection of the interests of the Company and the Funding Parties in light of available insurance coverage and practice in the business engaged in by the Company at the Facility. The Lessor shall be entitled to rely on such reports without further investigation of the facts and circumstances set forth therein.

          Section 8.10  Maintenance of Property.  The Company shall maintain
                        -----------------------
and preserve the Facility in accordance with the requirements of the Lease. The Company shall maintain and preserve all of its properties and assets, in good condition, repair and working order, ordinary wear and tear excepted.

          Section 8.11  Environmental Notices.  The Company, for itself and as
                        ---------------------
Acquisition/Construction Agent for the Lessor, shall furnish to the Lessor prompt written notice of all Environmental Liabilities, pending, threatened in writing or anticipated (if material) Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and

Environmental Releases at, on, in, under or in any way affecting the Facility or any of its Properties, and Properties of any Subsidiary, to the extent the Borrower is aware thereof, or any adjacent property, and all facts, events, or conditions actually known to the Company that could reasonably be expected to lead to any of the foregoing.

          Section 8.12  Environmental Matters.  The Company shall not, and the
                        ---------------------
Company shall cause each Subsidiary to not, and shall not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Facility or the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business or of management or maintenance of the Facility or the Properties in material compliance with all applicable Environmental Requirements.

          Section 8.13  Environmental Release. The Company agrees that upon the
                        ---------------------
occurrence of an Environmental Release at or on the Facility or any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

          Section 8.14  Transactions with Affiliates.  Neither the Company nor
                        ----------------------------
any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Company or such Subsidiary (which Affiliate is not the Company or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are fully disclosed in public documents which have been delivered to the Funding Parties, and are no less favorable to Company or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

          Section 8.15  Further Assurances.  The Company will cure promptly any
                        ------------------
defects in the due execution and delivery by it of the Operative Documents, including this Agreement. The Company at its expense will promptly execute and deliver to the Lessor upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Company in the Operative Documents, including this Agreement, or to further evidence and more fully describe the collateral relating to the Facility intended as security for the Lessor Advances and Lease Participant Advances, or to correct any item that the Company and the Lessor agree constitutes an omission or error in the Operative Documents, or more fully to state the existing security obligations set out herein or in any of the Operative Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Operative Documents, or to make any recordings, to file any notices, or obtain any consents, required by the terms of the Operative Documents, all as may be necessary or appropriate in connection therewith.

          Section 8.17  Completion; Etc.  The Company, as
                        ---------------
Acquisition/Construction Agent for the Lessor, will use the proceeds of the Lessor Advances for the purposes specified in Section 7.01(p) and will proceed to achieve Completion on or prior to the Completion Date. The Company, as Acquisition/Construction Agent for the Lessor, will perform and observe its obligations under the agreements and instruments comprising the Facility Plan and all Applicable Permits. The Company, as Acquisition/Construction Agent for the Lessor, will preserve, protect and maintain in effect all Applicable Permits.

          Section 8.18  Maintenance; Etc.  The Company shall, as
                        -----------------
Acquisition/Construction Agent for the Lessor, preserve, protect and maintain in accordance with prudent industry practices their rights in and to the Applicable Permits used in the ordinary course of business of the Facility that are necessary for and material to the operation of the Facility; and the Company shall defend and hold harmless the Lessor and each Lease Participant from and against any cost, liability or expense arising from any claim of infringement, misuse or misappropriation of any of the foregoing.

          Section 8.19  Encroachments.  The Facility, when completed, shall be
                        -------------
situated wholly within the boundary lines of the Site and shall not encroach upon any contiguous or adjoining Property (other than those portions of the Facility for which the Lessor has the right to locate and operate such portions pursuant to use or operating agreements); and the Facility shall not violate any other easements, rights-of-way, licenses or other agreements affecting the Site.

          Section 8.20  Liens on Facility.  The Company shall not create,
                        ------------------
assume or suffer to exist, any Liens upon the Facility, except Permitted Liens.

          Section 8.21  Facility Plan.  The Company shall not amend or revise
                        -------------
the Facility Plan in any manner which would materially and adversely affect the operation, design or capacity of the Facility without the prior written consent of the Majority Funding Parties, which will not be unreasonably withheld. The Company shall not under any circumstance undertake to operate or use or otherwise initiate the operations at or use of the Facility except in accordance in all material respects with the Facility Plan and except for the Permitted Use. The Company shall be fully and solely responsible for funding all costs in connection with the acquisition, development, renovation, construction and installation of the Facility in excess of the limits contained in Section 2.01, it being understood and agreed that neither the Lessor nor any Lease Participant shall under any circumstances whatsoever be obligated to fund any amount for any of the Facility Cost in excess of the limits contained in Section 2.01.

          Section 8.22  Change in Fiscal Year.  The Company shall not, and the
                        ---------------------
Company shall cause each Consolidated Subsidiary to not, change its Fiscal Year without the consent of the Lessor (acting at the direction of the Majority Funding Parties).

          Section 8.23  Hart Scott Rodino Act Compliance.  The Company shall
                        --------------------------------
make all necessary filings and notifications under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, if any, and fully comply with the terms of the such Act (including any applicable interpretations thereunder) in connection with any purchase or sale of any part of the Facility.

          Section 8.24  Restricted Payments.  The Company will not declare or
                        -------------------
make any Restricted Payment unless, after giving effect thereto, the aggregate of all Restricted Payments declared or made since the Closing Date does not exceed an amount equal to the sum of (i) $1,000,000 plus (ii) 25% of cumulative Consolidated Net Income since the Closing Date, and no Default shall be in existence or be created thereby.

          Section 8.25  Loans or Advances.   Neither the Company nor any of the
                        -----------------
Subsidiaries shall make loans or advances to any Person except as permitted by
Section 8.26 and except: (i) loans or advances to employees not exceeding $2,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date; and (ii) deposits required by government agencies or public utilities; and (iii) loans and advances to Wholly Owned Subsidiaries; and (iv) advances to drivers made in the ordinary course of business and consistent with practices existing on the Closing Date; provided that after
                                                        --------
giving effect to the making of any loans, advances or deposits permitted by this Section, no Default shall be in existence or be created thereby.

          Section 8.26  Investments.  Neither the Company nor any of its
                        -----------
Subsidiaries shall make Investments in any Person except as permitted by Section
8.25 and except Investments in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Agent, (iii) commercial paper rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's and in either case maturing within 6 months after the date of acquisition, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's and/or
(v) acquisitions of the stock of a Person permitted by Section 8.34; provided,
                                                                     ---------
however, immediately after giving effect to the making of any Investment, no
-------
Default shall have occurred and be continuing.

          Section 8.27  Liens on Other Property.  Neither the Company nor any
                        -----------------------
Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset not constituting part of the Facility (Liens on the Facility being restricted by Section 8.20) now owned or hereafter acquired by it, except:

          (i) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $________;

          (ii) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to
                                           --------
     such asset within 30 days of the acquisition or completion of construction thereof;

          (iii) Liens on tractors and trailers used in the ordinary course of business and tagged and permitted to be used in the ordinary course of business;

          (iv)  Liens securing Debt owing by any Subsidiary to the Company;

          (v) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section 8.27, provided that (x) such Debt is not secured
                                      --------
     by any additional assets, and (y) the amount of such Debt secured by any such Lien is not increased; and

          (vi) Liens incidental to the conduct of its business or the ownership of its assets which (x) do not secure Debt and (y) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.

          Section 8.28  Restrictions on Ability of Subsidiaries to Pay
                        ----------------------------------------------
Dividends. The Company shall not permit any Subsidiary to, directly or
---------
indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other interest or (ii) make or repay any loans or advances to the Company or the parent of such Subsidiary.

          Section 8.29  Limitation on Debt.  Neither the Company nor any
                        ------------------
Consolidated Subsidiary will create, assume or suffer to exist any Debt, except:

          (i) Debt hereunder and under the "Notes" issued under the Revolving Credit Agreement;

          (ii)  Debt owing to the Company or another Wholly Owned Subsidiary;
     and

          (iii) Other Debt, provided that the aggregate amount of all such other Debt outstanding at any one time shall not exceed $75,000,000.

          Section 8.30  Ratio of Consolidated Total Adjusted Debt to
                        --------------------------------------------
Consolidated EBILTDA. The ratio of Consolidated Total Adjusted Debt to
--------------------
Consolidated EBILTDA will not at any time exceed 3.00 to 1.00.

          Section 8.31  Ratio of Consolidated EBILT to Consolidated Fixed
                        -------------------------------------------------
Charges.  The ratio of (a) Consolidated EBILT to (b) Consolidated Fixed Charges
-------
will at all times exceed 1.25 to 1.00.

          Section 8.32  Minimum Consolidated Net Worth. Consolidated Net Worth
                        ------------------------------
will at no time be less than 90% of the Consolidated Net Worth reflected on the balance sheet of the Company as at September 30, 1997, plus the sum of (i) 50% of the cumulative Reported Net Income of the Company and its Consolidated Subsidiaries during any period after September 30, 1997 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this clause (i), any Fiscal Quarter in which the Reported Net Income of the Company and its Consolidated Subsidiaries is negative, and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Closing Date, calculated quarterly at the end of each Fiscal Quarter.

          Section 8.33  Limitation on Negative Pledge Clauses. The Company will
                        -------------------------------------
not, nor will it permit any Subsidiary to, enter into any agreement with any Person other than the Funding Parties pursuant to this Agreement or any other Operative Document which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its properties, assets, or revenues, whether now owned or hereafter acquired.

          Section 8.34  Limitation on Acquisitions. The Company will not, nor
                        --------------------------
will it permit any Subsidiary to, agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices and other than the acquisition of 100% of the capital stock of Victory Express, Inc. pursuant to the terms of that certain Stock Purchase Agreement between the Company and certain Sellers dated December 16, 1997), except that the Company and its Subsidiaries may acquire the stock or assets of any Person provided that:

          (i) the aggregate total consideration made during calendar year 1998 (other than the Acquisition of 100% of the capital stock of Victory Express, Inc.) shall not exceed $50,000,000, and thereafter the aggregate total considieration for all such acquisitions made in any Fiscal Year for all such acquisitions shall not exceed $75,000,000;

          (ii) if a stock acquisition, the Person acquired is in the same line of business as the Company, 100% of such Person's stock is acquired, and the acquisition is made on a negotiated basis with the approval (where the Person being acquired is a publicly traded company) of the Board of Directors of the Person acquired;

          (iii) if an asset acquisition, the assets acquired are useful in the then business of the Company;

          (iv) no Default or Event of Default has occurred or is continuing or would exist after giving effect thereto;

          (v) the Company has provided the Lessor (which shall provide a copy thereof to the Lease Participants) with prior written notice of such acquisition;

          (vi)  the Company has demonstrated to the Lessor, based on a pro forma
                                                                       --- -----
     Compliance Certificate, compliance with Sections 8.30, 8.31 and 8.32 hereof on a pro forma basis immediately prior to and after giving effect to each
          --- -----
     such acquisition on the assumption that such acquisition occurred twelve months previously; and

          (vii) the Company has received the approval of the Majority Funding Parties for any acquisition or series of related acquisitions where the aggregate total consideration for any such acquisition or series of acquisitions during the calendar year 1998 exceeds $25,000,000 or in any Fiscal Year thereafter exceeds $50,000,000.

          Section 8.35  Creation of Subsidiaries.  The Company will not, nor
                        ------------------------
will it permit any Subsidiary to, create any Subsidiary except for the creation of a Wholly Owned Subsidiary of the Company or of a Wholly Owned Subsidiary, provided that (i) such Subsidiary is organized under the laws of a jurisdiction within the United States of America, (ii) such Subsidiary executes at the time of its creation a Subsidiary Guaranty and a Contribution Agreement, (iii) an opinion of counsel, acceptable to the Lessor, is delivered to the Funding Parties confirming the due organization of such Subsidiary, the enforceability of the Subsidiary Guaranty and the Contribution Agreement against such

Subsidiary, and such other matters as the Lessor may reasonably request, and
(iv) no Default exists immediately prior to or after the creation of the Subsidiary.


                                  ARTICLE IX

                               Events of Default

          Section 9.01  Events of Default.  The occurrence and continuation of
                        -----------------
any one or more of the following events shall constitute an "Event of Default".
                                                             ----------------

          (a) The Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, shall default in the payment of the principal amount of any Lessor Advance when due; or default in the payment of any Yield (including without limitation any Accrued Construction Term Yield) on any Lessor Advance; or default in the payment of any fees or other amounts payable by it hereunder or under the Operative Documents, to the Funding Parties when due and the continuance of such default for 5 Business Days thereafter; or default in the payment of any other amounts payable hereunder or under any other Operative Documents to agents, attorneys and consultants of the Lessor or any Lease Participant when due and the continuance of such nonpayment for 30 days thereafter; or

          (b) Any representation, warranty, certification or statement made by the Company in Article VII of this Agreement or in any other Operative Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Operative Document shall prove to have been incorrect or misleading in any material respect when made or reaffirmed (or deemed made or reaffirmed); or

          (c) The Company shall fail (as to any Facility, if Additional Facilities have been added) to observe or perform any covenant or agreement contained in clause (iii) of Section 8.01, in clause (ii) of Section 8.02, or in Sections 8.03 through 8.07 inclusive, or Sections 8.24 through 8.34, inclusive of this Agreement; or

          (d) The Company shall fail (as to any Facility, if Additional Facilities have been added) to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraphs (a) and (c) above), and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Company by the Lessor at the request of the Majority Funding Parties or (ii) an executive, senior financial or accounting officer of the Company otherwise becomes aware of any such failure; or

          (e) An "Event of Default" under or as defined in (i) the Lease (as to any Facility, if Additional Facilities have been added) or (ii) any other Operative Document (as to any Facility, if Additional Facilities have been added) or (iii) the Revolving Credit Agreement shall occur; or

          (f) The Company or any Subsidiary shall fail to make any payment in respect of Debt outstanding in an aggregate principal amount in excess of $1,000,000 (excluding Debt incurred pursuant hereto) after the expiry of any applicable grace period; or

          (g) Any other event or condition shall occur which (i) results in the acceleration of the maturity of Debt (other than Debt which would not constitute a "liability" in accordance with GAAP) outstanding of the Company or any Subsidiary in an aggregate principal amount in excess of $1,000,000 (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Company or any Subsidiary) or (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Company or any Subsidiary); or

          (h) The Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (i) An involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

          (j) The Company or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Company, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

          (k) One or more judgments or orders for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against the Company or any Consolidated Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 60 days; or

          (l) A federal tax lien shall be filed against the Company or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Company or any Consolidated Subsidiary under Section 4068 of ERISA and such lien shall remain undischarged for a period of 25 days after the date of filing;

          (m) Any of the Operative Documents shall cease, for any reason, to be in full force and effect or the Company shall so assert (as to any Facility, if Additional Facilities have been added);

          (n) The Company shall abandon (as to any Facility, if Additional Facilities have been added) the Facility or the renovation or construction and development thereof, or Completion shall not have occurred on or before the Completion Date;

          (o) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of outstanding shares of the voting stock of the Company representing 20% or more of the votes eligible to be cast for the election of the Company's Board of Directors; or (ii) as of any date a majority of the Board of Directors of the Company consists of individuals who were not either (A) directors of the Company as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

          (p) the occurrence of any event, act, occurrence, or condition which the Majority Funding Parties determine either does or has a reasonable probability of causing a Material Adverse Effect.

          Section 9.02  Remedies.  Upon the occurrence and continuation of any
                        --------
Event of Default:

          (a) in the case of an Event of Default (other than one referred to in Sections 9.01(h) or (i)), the Lessee may and, upon request of the Majority Funding Parties, shall, by notice to the Company, cancel the Lessor Commitment (and upon cancellation of the Lessor Commitment pursuant to this Section 9.02 the Lease Participant Commitments also shall terminate) and/or declare the principal amount then unrecovered of and the accrued Yield on the Lessor Advances and all other amounts payable by the Company, as Acquisition/Construction Agent for the Lessor hereunder, or as Lessee under the Lease, and under the other Operative Documents, to be forthwith due and payable, whereupon such amounts (and the Lease Participant Advances and all accrued Yield thereon) shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Company; and

          (b) in the case of the occurrence of an Event of Default referred to in Sections 9.01(h) or (i), the Lessor Commitment shall be automatically cancelled and the principal amount then unrecovered of and the accrued Yield (including without limitation all Accrued Construction Term Yield) on the Lessor Advances and all other amounts payable by the Company as Acquisition/Construction Agent for the Lessor hereunder, or as Lessee under the Lease, and under the other Operative Documents (and the Lease Participant Advances and all accrued Yield thereon), shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Company.

          (c) Notwithstanding Sections 9.02(a) and (b), the Company may cure any Default or Event of Default under Section 9.01 by paying the Termination Value or purchasing the Facility as provided in Section 15(c) of the Lease for the Purchase Price.

          (d) No Lease Participant may initiate or pursue remedies unless and until the Lessor initiated remedies against the Facility or the Company. In the event the Lessor has initiated remedies, the Lease Participants may join the Lessor in enforcement of remedies against the Facility or the Company.

          (e) If the Majority Funding Parties shall have instructed the Lessor to sell or foreclose on the Facility and other collateral in accordance with the Security Instruments and the Lease, then (i) the net cash sales or foreclosure proceeds to be received must at least equal an amount equal to the Funded Amount, plus all other amounts then owing to the Funding Parties hereunder and under the other Operative Documents; and (ii) the Majority Funding Parties may not, without the consent of the Lessor and each B Percentage Lease Participant, instruct the Lessor to sell the Facility or any portion thereof for an amount less than sufficient to pay in full the unrecovered B Percentage Lessor Investments pursuant to Section 3.05, or instruct the Lessor to foreclose on the Facility in accordance with the Security Instruments and the Lease for a cash bid which is not sufficient to pay in full the unrecovered B Percentage Lessor Investments.

          (f) The Funding Parties agree not to exercise their remedies against the Facility under the Security Instruments unless an Event of Default has occurred and is continuing hereunder and the Lease has terminated and the Company (or any Affiliate thereof) shall not have purchased the Facility on or before the Cancellation Date.


                                   ARTICLE X

     The Lessor as Servicing Agent for the Lease Participants

          Section 10.01  Appointment, Powers and Immunities. Each Lease
                         ----------------------------------
Participant hereby appoints and authorizes the Lessor to take such action as servicing agent on its behalf and to exercise such powers under this Agreement as are delegated to the Lessor by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement or collection of the Lessor Investments), the Lessor shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Funding Parties, and such instructions shall be binding upon all Lease Participants; provided, however,
                                                           --------  -------
that the Lessor shall not be required to take any action which exposes the Lessor to personal liability or which is contrary to this Agreement or applicable law. The Lessor agrees to give to each Lease Participant prompt notice of each notice given to it by the Company pursuant to the terms of this Agreement or any of the Operative Documents.

          Section 10.02  Reliance by Lessor.  None of the Lessor or any of its
                         ------------------
respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct, or its failure to pay to any Lease Participant its A Percentage Share or B Percentage Share, as the case may be, of any Rent or other amounts in which such Lease Participant has an Ownership Interest which the Lessor actually has received. Without limitation of the generality of the foregoing, the Lessor: (a) may treat any Lease Participant as the owner of its Ownership Interest until the Lessor receives and accepts an Assignment and Acceptance entered into by such Lease Participant, as assignor, and an Eligible Assignee, as assignee, as provided in Section 11.06; (b) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lease Participant and shall not be responsible to any Lease Participant for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any of the other Operative Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Operative Documents on the part of the Company or to inspect the Facility or the property (including the books and records) of the Company; (e) shall not be responsible to any Lease Participant for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Operative Documents or any other instrument or document furnished pursuant hereto; (f) shall incur no liability under or in respect of this Agreement or the Operative Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (g) shall act or refrain from acting, and shall be fully protected in acting or refraining from acting, in selling or otherwise disposing of the Facility in accordance with the Security Instruments, upon receiving instructions signed by the Majority Funding Parties.

          Section 10.03  Defaults.  The Lessor shall not be deemed to have
                         --------
knowledge of the occurrence of a Default (other than the non-payment of Rent or of fees) unless the Lessor has received notice from a Lease Participant or the Company specifying such Default and stating that such notice is a "Notice of Default." In the event that the Lessor receives such a notice of the occurrence of a Default, the Lessor shall give prompt notice thereof to the Lease Participants (and shall give each Lease Participant prompt notice of each such non-payment). The Lessor shall (subject to Section 10.07) take such action with respect to such Default as shall be directed by the Majority Funding Parties, as provided in Section 10.02, provided that, unless and until the Lessor shall have received such directions, the Lessor may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Funding Parties.

          Section 10.04  Rights as a Funding Party. With respect to its Lessor
                         -------------------------
Commitment and its Ownership Interests, the Lessor shall have the same rights and powers under this Agreement as any other Funding Party (except to the extent the rights and obligations of the Lessor as such are different from the rights of the Lease Participants as such) and may exercise the same as though it were not acting as the agent of the Lease Participants as provided herein; and the term "Funding Party" or "Funding Parties" shall, unless otherwise expressly indicated, include the Lessor in its individual capacity. The Lessor and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any of its Subsidiaries, all as if the Lessor were not the agent of the Lease Participants pursuant hereto and without any duty to account therefor to the Lease Participants.

          Section 10.05  Indemnification.  The Lease Participants agree to
                         ---------------
indemnify the Lessor (to the extent not reimbursed by the Company), ratably according to their respective Ownership Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, orders, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Lessor in any way relating to or arising out of this Agreement or any of the Operative Documents or any action taken or omitted by the Lessor under this Agreement or any of the Operative Documents, provided that no Lease Participant shall be liable for any
                     --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, orders, suits, costs, expenses or disbursements resulting from the Lessor's gross negligence or willful misconduct, or its failure to pay to any Lease Participant its A Percentage Share or B Percentage Share, as the case may be, of any Rent or other amounts in which such Lease Participant has an Ownership Interest which the Lessor actually has received. Without limitation of the foregoing, each Lease Participant agrees to reimburse the Lessor promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Lessor in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, in bankruptcy or insolvency proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or the other Operative Documents, to the extent that the Lessor is not reimbursed for such expenses by the Company.

          Section 10.06  Non-Reliance on Lessor and other Lease Participants.
                         ---------------------------------------------------
Each Lease Participant acknowledges that it has, independently and without reliance upon the Lessor or any other Lease Participant and based on the financial statements referred to in Section 7.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lease Participant also acknowledges that it will, independently and without reliance upon the Lessor or any other Lease Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Except for notices, reports and other documents and information expressly required to be furnished to the Lease Participants by the Lessor hereunder, the Lessor shall not have any duty or responsibility to provide any Lease Participant with any credit or other information concerning the affairs, financial condition or business of the Company or any affiliates thereof, which may come into the possession of the Lessor or any of its affiliates.

          Section 10.07  Failure to Act.  The Lessor shall in all cases be fully
                         --------------
justified in failing or refusing to act hereunder or under the Operative Documents unless it shall be indemnified to its satisfaction by the Lease Participants against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.


                                  ARTICLE XI

                                 Miscellaneous

          Section 11.01  Amendments, Etc.  No amendment or waiver of any
                         ----------------
provision of this Agreement or the other Operative Documents, and no consent to any departure by the Company therefrom, shall be effective against the Company, the Lessor or the Lease Participants unless it shall be in writing and signed by the Company and the Majority Funding Parties, and no amendment or waiver of any provision of any Operative Documents, and no consent to any departure by the Company therefrom, shall be effective against the Company, the Lessor or the Lease Participants unless signed by the Persons executing such Operative Document, the Company and the Lessor with the consent of the Majority Funding Parties; and in any event, any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided,
                                                                    --------
however, that:
-------

          (1) no such amendment, waiver or consent shall, unless in writing and signed by the Company and all the Funding Parties, be effective to: (a) amend this Section 11.01, (b) except as otherwise permitted in this Agreement or the other Operative Documents, permit the creation of any Lien (other than Permitted Liens) on the Collateral equal to or prior to the interests of the Funding Parties, sell or otherwise dispose of any portion of the Collateral or release any Lien created under the Operative Documents, (c) waive the terms of any payment obligation, amend or modify the order of application of payments and proceeds, or (d) change the requirements set forth in Schedule 1.3 to the Agency Agreement necessary to achieve Completion;

          (2) no such amendment, waiver or consent shall, unless in writing and signed by all the Funding Parties, be effective to: (a) increase the Lessor Commitment or subject the Funding Parties to any additional obligations, (b) reduce the unrecovered principal of, or Yield on the Lessor Advances or any commitment fees hereunder, (c) postpone any date fixed for any payment of principal of, or Yield on the Lessor Advances or any commitment fees hereunder,
(d) change the definition of Majority Funding Parties or the percentage of the aggregate Ownership Interests which shall be required for the Lessor to take any action under this Agreement, (f) waive any of the conditions specified in
Article VI; or (g) affect the rights or duties of the Lessor as agent for the Lease Participants under this Agreement; and

          (3) no such amendment, waiver or consent shall increase the Lease Participant Commitment of any Lease Participant hereunder, unless signed by such Lease Participant.

          Section 11.02  Notices.  Except as otherwise provided in Article II or
                         -------
Article V, all notices and other communications provided for hereunder shall be in writing (including by telecopier and other readable communication) and mailed by certified mail, return receipt requested, telecopied or otherwise transmitted or delivered, to the address of any party hereto at its address set forth under its name on its signature page hereto or in the most recent Ownership Certificate; or, as to each party at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, if so mailed, telecopied or otherwise transmitted, be effective when received, if mailed, or when the appropriate answerback or other evidence of receipt is given, if telecopied or otherwise transmitted, respectively. A notice received by the Lessor by telephone pursuant to Article II or Article V shall be effective if the Lessor believes in good faith that it was given by an authorized representative of the Company and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof.

          Section 11.03  Payment of Expenses, Indemnities, etc.
                         -------------------------------------

          (a) The Company as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, agrees to pay on demand (i) all reasonable fees and out-of-pocket expenses of counsel for the Lessor in connection with the preparation, execution and delivery of this Agreement, the other Operative Documents and the other documents to be delivered hereunder and the fulfillment or attempted fulfillment of conditions precedent hereunder, (ii) all reasonable costs and expenses incurred by the Lessor and its Affiliates in initially syndicating to Lease Participants all or any portion of the Lessor Investments hereunder, including, without limitation, the related reasonable fees and out-of-pocket expenses of counsel for the Lessor or its Affiliates, travel expenses, duplication and printing costs and courier and postage fees, and excluding any syndication fees paid to other parties joining the syndicate and (iii) all out-of-pocket costs and expenses, if any, incurred by the Lessor and the Lease Participants in connection with the enforcement (whether through negotiations, legal proceedings in bankruptcy or insolvency proceedings, or otherwise) of this Agreement, the other Operative Documents and the other documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of counsel. In furtherance of and not in limitation of the foregoing, the Company shall pay all fees, costs and expenses incurred in obtaining the Facility Plan, the Approved Appraisal, the Environmental Assessment, the title policy referred to in Section 6.01(k), the Surveys and the Related Contracts. The Company shall indemnify the Lessor and each Lease Participant against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of any of the Operative Documents.

          (b) The Company agrees, in addition to any other indemnity obligations set forth in any Operative Document, to indemnify and save harmless, the Lessor, each Lease Participant and any of their successors and assigns, and their respective of ficers, directors, incorporators, shareholders, employees, agents, partners, attorneys, affiliates and servants (individually an "Indemnified Party" and collectively the "Indemnified Parties") from and against
 -----------------                        -------------------
all liabilities, Liens, Taxes, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), judgments, orders, sums paid in settlement of claims, and costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys' fees and expenses and all other expenses incurred in connection with investigating, defending or preparing to defend any cause of action, suit or proceeding (including any investigations, litigation or inquiries) or claim which may be incurred by or asserted against or involve any of them (whether or not any of them is named as a party thereto) as a result of, arising directly or indirectly out of or in any way related to
(i) any actual or proposed use by the Company of the proceeds of any of the Lessor Advances, (ii) any other aspect of this Agreement and the other Operative Documents, (iii) the operations of the business of the Company, (iv) the failure of the Company to comply with any Governmental Requirement (including, without limitation, design, construction, manufacture, engineering, assembly, installation, use, operation or ownership of the Facility or any portion thereof), (v) the breach of any representation or warranty set forth herein regarding Environ mental Requirements, (vi) the failure of the Company as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, to pay any amount required to be paid hereunder or under the Lease or any other Operative Document, including, without limitation (and without duplication), the Lessor Advances and Yield thereon (whether or not the Lease has terminated) and

Rent, (vii) the failure of the Company to perform any obligation herein required to be performed pursuant to Environmental Requirements, or any act or omission which occurred or will occur at any prior or subsequent time, or any condition or state of facts in existence at any prior or subsequent time relating in any way to the Facility which gives rise to any liability or obligation under any Environmental Requirement or gives rise to any Environmental Damages, (viii) the Lessor's ownership and leasing of the Facility pursuant to the Lease, (ix) the sale of any portion of the Facility either to the Company or any other Person pursuant to the provisions of the Lease, (x) all acts or omissions of the Company or any Sublessee, (xi) any Imposition, Lien, judgment, order, tax, or other payment owing in respect of the Facility or which the Company is obligated to discharge or pay to any Person, (xii) any action or omission of the Company pursuant to, or breach of or failure to perform under, the Agency Agreement,
(xiii) any injury to, or death of, any Person, or damage to or loss of Property to the extent not reimbursed by insurance prior to the Indemnified Party having to make any payment in respect thereof, or any other thing occurring on or resulting from activities on the Facility or any portion thereof, (xiv) the renovation, construction, leasing, subleasing, operation, occupancy, possession, use or non-use by the Company (whether in its individual capacity or as Acquisition/Construction Agent for the Lessor or as Lessee under the Lease) of the Facility or any portion thereof, or the condition of the Facility or any portion thereof, (xv) any Default or Event of Default under the Lease or this Agreement, (xvi) any act or omission of the Company or its agents, contractors, licensees, Sublessees, invitees, representatives or any other Person on or relating to, or in connection with, the ownership, renovation, construction, leasing, subleasing, operation, management, maintenance, occupancy, possession, use, non-use or condition of the Facility or any portion thereof, (xvii) performance of any labor or services or furnishing of any materials or other Property in respect of the Facility or any portion thereof, (xviii) any permitted contest referred to in Section 13 of the Lease, (xix) any claims for patent, trademark, trade name or copyright infringement or (xx) any violation by the Company of any Operative Document or any Related Contracts or any other contract or agreement to which the Company is a party, or of any Insurance Requirement, in each case affecting any Indemnified Party, the Facility or any portion thereof or the ownership, operation, occupancy, possession, use, non-use or condition thereof, in each case regardless of the acts, omissions or negligence of any Indemnified Party, it being the intent of the Company, to the fullest extent permitted by applicable law, to indemnify the Indemnified Parties for their own negligent acts or omissions (other than gross negligence or wilful misconduct) in connection with any of the foregoing (collectively, the "Indemnified Risks"); provided, however, that no Indemnified Party shall be
 -----------------    --------  -------
entitled to indemnity (or any other payment or reimbursement) for any Indemnified Risks to the extent such Indemnified Risks result from or arise out of one or more of the following: (1) any representation or warranty by such Indemnified Party in the Operative Documents being incorrect; (2) the willful misconduct or gross negligence of, or the violation of any law, rule or regulation binding upon such Indemnified Party; (3) the failure on the part of the Lessor to distribute in accordance with this Agreement any amounts received and distributable by it hereunder; (4) a claim arising from the offer, sale or delivery of an Ownership Interest by such Indemnified Party, subject nevertheless to clause (2) above) for a violation of any Governmental Requirement unless such violation was caused by some performance or nonperformance of the Company (5) claims of such Indemnified Party which is a Lease Participant; or the Lessor arising because of a claim against such Indemnified Party brought by another Lease Participant or the Lessor; (6) any claim for economic losses based upon the rate of return of the Ownership Interests; and (7) payment of the unrecovered principal amount of the B Percentage Lessor Investments in the circumstances described in Section 3.05(b), if the Company shall have paid the Final Rent Payment or the Completion Costs Payment, as applicable, and complied with its other obligations under the Operative Documents.

          (c) If any cause of action, suit, proceeding or claim arising from any of the foregoing is brought against any Indemnified Party, whether such action, proceeding, suit or claim shall be actual or threatened, or in preparation therefor, the Company will have the right, at its expense, to assume the resistance and defense of such cause of action, suit, proceeding or claim or cause the same to be resisted and defended; provided that such Indemnified Party
                                            --------
shall be entitled (but not obligated) to participate jointly in such defense, in which case such Indemnified Party will be responsible for its own legal fees or other expenses, if any, related to such defense incurred subsequent to the joint participation by such party in such defense. Notwithstanding the foregoing, if any Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Company, the Indemnified Party may assume the defense of such action and the Company agrees to reimburse such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party. The Company may settle any action which it defends hereunder on such terms as it may deem advisable in its sole discretion, subject to its ability promptly to perform in full the terms of such settlement. No Indemnified Party may seek indemnification or other reimbursement or payment, including attorneys' fees or expenses, from the Company for any cause of action, suit, proceeding or claim settled, compromised or in any way disposed of by the Indemnified Party without the Company's prior written consent, which will not be unreasonably withheld.

          (d) The obligations of the Company under this Section 11.03 shall survive the expiration or any termination of this Agreement (whether by operation of law or otherwise) and the payment of amounts owed by the Company under this Agreement and the other Operative Documents, and shall also expressly survive any sale, transfer or conveyance of the Facility made by the Lessor pursuant to the Lease.

          (e) Upon demand for payment by any Indemnified Party of any Indemnified Risks incurred by it for which indemnification is sought, the Company shall pay when due and payable the full amount of such Indemnified Risks to the appropriate party, unless and only so long as: (i) the Company shall have assumed the defense of such action and is diligently prosecuting the same; (ii) the Company is financially able to pay all its obligations outstanding and asserted against the Company at that time, including the full amount of the Indemnified Risks; and (iii) the Company has taken all action as may be reasonably necessary to prevent (1) the collection of such Indemnified Risks from the Indemnified Party; (2) the sale, forfeiture or loss of the Facility or any portion thereof during such defense of such action; and (3) the imposition of any civil or criminal liability for failure to pay such Indemnified Risks when due and payable.

          (f) The Company acknowledges and agrees that (i) its obligations under this Section 11.03 are intended to include and extend to any and all liabilities, Liens, Taxes, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), judgments, orders, sums paid in settlement of claims, costs and expenses (including, without limitation, response and remediation costs, stabilization costs, encapsulation costs, and treatment, storage or disposal costs), imposed upon or incurred by or asserted at any time against any Indemnified Party (whether or not indemnified against by any other party) as a result of, arising directly or indirectly out of or in any way related to (A) the treatment, storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission, injection, leaching, dumping, escaping or seeping of any Hazardous Materials at or from the Facility or any part thereof; (B) the violation or alleged violation of any Environmental Laws relating to or in connection with the Facility or any part thereof or any acts or omissions thereon or relating thereto; (C) all other federal, state and local laws designed to protect the environment or persons or property therein, whether now existing or hereinafter enacted, promulgated or issued by any governmental authority relating to or in connection with the Facility or any part thereof or any acts or omissions thereon or relating thereto; (D) the Company's failure to comply with its obligations under Section 7 of the Lease; and (E) any abandonment of the Facility by the Company; provided, however that no Indemnified Party shall be
                         --------  -------
entitled to indemnity or any other payment or reimbursement for any of the types of claims enumerated in this Section 11.03(f) to the extent such claims result from or arise out of the willful misconduct or gross negligence of such Indemnified Party; and (ii) the indemnification provided for under this Section 11.03(f) shall be governed by the procedures set forth in Sections 11.03(c)-(e) above.

          (g) Without limiting the generality of the foregoing provisions of this Section 11.03, the Company agrees to pay or reimburse, promptly upon demand, and protect, indemnify and save harmless, the Lessor following the occurrence of a Termination Event, from any action by any Sublessee or other owner of an interest in the Facility (other than a Co-Lessee) which causes the Lessor, any delay in exercising its remedies, or results in the reduction of the Lessor's remedies, under the Lease.

          (h) In case any action shall be brought against any Indemnified Party in respect of which indemnity may be sought against the Company, such Indemnified Party shall promptly notify the Company in writing, but the failure to give such prompt notice shall not relieve the Company from liability hereunder, except to the extent such failure promptly to notify has materially adversely affected the ability to defend such actions.

          Section 11.04  No Waiver; Remedies.  No failure on the part of any
                         -------------------
Funding Party to exercise, and no delay in exercising, any right hereunder or under any Operative Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any Operative Document preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 11.05  Right of Set-Off.  Upon the declaration of the
                         ----------------
principal amount then unrecovered of and the accrued Yield on the Lessor Advances and all other amounts payable by the Company, as Acquisition/Construction Agent for the Lessor hereunder, or as Lessee under the Lease, and under the other Operative Documents, to be due and payable pursuant to the provisions of Section 9.02, each Funding Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Funding Party to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement held as part of its Ownership Interests by such Funding Party, irrespective of whether or not such Funding Party shall have made any demand under this Agreement and although such obligations may be unmatured. Each Funding Party agrees promptly to notify the Company after any such set-off and application made by such Funding Party, provided that the failure to give such
                                        --------
notice shall not affect the validity of such set-off and application. The rights of each Funding Party under this Section 11.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Funding Party may have.

          Section 11.06  Assignments and Participations.
                         ------------------------------

          (a) The Company may not assign its rights or obligations hereunder or under any other Operative Document without the prior consent of all of the Funding Parties.

          (b) The Lessor shall have the right at any time to sell Ownership Interests to Lease Participants without the prior consent of the other Lease Participants, but (unless a Default or Event of Default is in existence) subject to the consent of the Lessee, which consent shall not be unreasonably withheld or delayed. The Lessor shall not have the right to assign its Lessor Commitment or its rights and obligations as Lessor hereunder and under the Lease the other Operative Documents except with the prior written consent of the Lease Participants and (unless a Default or Event of Default is in existence), the Lessee, which consent in either case shall not be unreasonably withheld or delayed, to an Eligible Lessor Assignee (and such Eligible Lessor Assignee shall expressly assume in writing the Lessor Commitment and all such rights and obligations). Upon such assignment, from and after the effective date thereof, (A) the assignee thereunder shall be the Lessor hereunder and have the rights and obligations of the Lessor hereunder (including, without limitation, the obligations with respect to the Lessor Commitment) and (B) the assigning Lessor shall relinquish its rights and be released from its Lessor Commitment under this Agreement, and such assigning Lessor shall cease to be a party hereto).

          (c) With the prior written consent of the Lessor (which consent may be given or withheld in the sole discretion of the Lessor) and, unless a Default or Event of Default is in existence, the Lessee (which consent shall not be unreasonably withheld or delayed), each Lease Participant may at any time assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Lease Participant Commitment and Ownership Interests, and the assignee thereof shall assume all such rights and obligations pursuant to an Assignment and Acceptance executed by such assignee, such assigning Lease Participant and the Lessor); provided, however, that (1) each such assignment
                             --------  -------
shall be of a constant, and not a varying, percentage of its Lease Participant Commitment and Ownership Interests, (2) no interest may be sold by a Lease Participant pursuant to this Section 11.06(b) unless the assignee shall agree to assume ratably equivalent portions of the assigning Lease Participant's Lease Participant Commitment, (3) the amount of the Lease Participant Commitment and Ownership Interests of the assigning Lease Participant being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, or integral multiples of $1,000,000 in excess thereof (or, if less, in either case, the entire Lease Participant Commitment and Ownership Interests of the assigning Lease Participant), (4) each such assignment shall be to an Eligible Assignee, (5) a Lease Participant may not have more than 2 assignees that are not then Lease Participants at any one time and (6) the parties to each such assignment shall execute and deliver to the Lessor, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,500, and shall send to the Lessor an executed counterpart of such Assignment and Acceptance, with a copy to the Company. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lease Participant hereunder and (B) the assigning Lease Participant thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its Lease Participant Commitment under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lease Participant's Lease Participant Commitment and Ownership Interests, such Lease Participant shall cease to be a party hereto).

          (d) By executing and delivering an assignment by the Lessor or an Assignment and Acceptance by a Lease Participant, each assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in assignment by the Lessor or such Assignment and Acceptance by a Lease Participant, such assigning Lessor or Lease Participant makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lessor or Lease Participant makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under this Agreement or any other Operative Document; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 7.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into assignment or such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Lessor (if it is an assignee of a Lease Participant), such assigning Lessor or Lease Participant or any other Lease Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Lessor Assignee or Eligible Assignee, as applicable; (vi) such assignee appoints and authorizes the Lessor (if it is not an assignee of a Lease Participant) to take such action as agent for the Lease Participants on its behalf and to exercise such powers under this Agreement as are delegated to the Lessor by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as either the Lessor or a Lease Participant, as the case may be.

          (e)  The Lessor shall maintain at its address referred to in Section
11.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lease Participants and the Lease Participant Commitment of, and principal amount of the Lease Participant Advances owing to, each Lease Participant from time to time (the "Register"). The entries in the Register shall be conclusive and
           --------
binding for all purposes, absent manifest error, and the Company the Lessor and the other Lease Participants may treat each Person whose name is recorded in the Register as a Lease Participant hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lease Participant at any reasonable time and from time to time upon reasonable prior notice. Upon the acceptance of any Assignment and Acceptance for recordation in the Register, a new Ownership Certificate shall be issued by the Lessor to reflect the revised Lease Participant Commitments of the parties to such Assignment and Acceptance as well as administrative information with respect to any new Lease Participant as such information is recorded in the Register.

          (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lease Participant and an assignee representing that it is an Eligible Assignee, the Lessor shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C, (i) accept such Assignment and
                                    ---------
Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Company and the other Lease Participants. Within 5 Business Days after its receipt of such notice and its receipt of an executed counterpart of such Assignment and Acceptance, the Lessor, at the expense of the Company, shall execute and deliver to each of the Lease Participants a new Ownership Certificate, giving effect to such Assignment and Acceptance and dated the date thereof.

          (g) Each Lease Participant may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Lease Participant Commitment and its Ownership Interests); provided, however, that (i) such Lease Participant's
                      --------  -------
obligations under this Agreement (including, without limitation, its Lease Participant Commitment to the Lessor hereunder) shall remain unchanged, (ii) such Lease Participant shall remain solely responsible to the Lessor for the performance of such obligations, (iii) such Lease Participant shall remain the owner of its Ownership Interests for all purposes of this Agreement, (iv) the Company, the Lessor and the other Lease Participants shall continue to deal solely and directly with such Lease Participant in connection with its rights and obligations under this Agreement and the other Operative Documents, (v) such Lease Participant shall continue to be able to agree to any modification or amendment of this Agreement or any waiver hereunder without the consent, approval or vote of any such participant or group of participants, other than modifications, amendments and waivers which (A) postpone any date fixed for any payment of, or reduce any payment of, principal of or Yield on the Lessor Advances or (B) increase the amount of such Lease Participant's Lease Participant Commitment in a manner which would have the effect of increasing the amount of a participant's participation, or (C) reduce the Yield payable under this Agreement and such Lease Participant's Ownership Interests, or (D) consent to the assignment or the transfer by the Company or the Lessor of any of its rights and obligations as the Company or the Lessor, respectively, under this Agreement (to the extent such consent is required pursuant to the Agreement) and
(vi) except as contemplated by the immediately preceding clause (v), no participant shall be deemed to be or to have any of the rights or obligations of a "Lease Participant" hereunder.

          (h) The Lessor or any Lease Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.06, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company furnished to the Lessor or such Lease Participant by or on behalf of the Company; provided that, prior
                                                          --------
to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of the Company to preserve the confidentiality of any confidential information relating to the Company received by it from the Lessor or such Lease Participant in a manner consistent with Section 11.13.

          (i) Anything in this Agreement to the contrary notwithstanding, any Lease Participant may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, its Ownership Interests) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System (or any successor regulation) and the applicable operating circular of such Federal Reserve Bank.

          (j) Notwithstanding any other provision of this Agreement or any other Operative Document, neither the Company nor any of its Affiliates (i) may acquire any of the Ownership Interests unless the Company or such Affiliate acquires all of the Ownership Interests in a single transaction and thereby becomes bound by the provisions hereof; and unless the Company or such Affiliate shall have acquired all of the Ownership Interests, it shall not be entitled to exercise any rights or remedies of a Funding Party under any of the Operative Documents.

          (k) Notwithstanding any other provision of this Agreement to the contrary, no assignee or participant shall be entitled to receive any greater payment under Section 4.06 or 5.03 than the transferor Funding Party would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 5.02 or 5.03 hereof requiring such Funding Party to designate a different Applicable Funding Office under certain circumstances or at a time when the circumstances giving rise to such a greater payment did not exist.

          Section 11.07  Invalidity.  In the event that any one or more of the
                         ----------
provisions contained in this Agreement or in any other Operative Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other Operative Document.

          Section 11.08  Entire Agreement. THIS AGREEMENT AND THE OTHER
                         ----------------
OPERATIVE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE LESSOR, THE LEASE PARTICIPANTS, AND THE COMPANY AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS AMONG SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS WRITTEN AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

          Section 11.09  References.  The words "herein," "hereof," "hereunder"
                         ----------
and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to an Article or Section shall be deemed to refer to the applicable Article or Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

          Section 11.10  Successors; Survivals.  This Agreement shall be binding
                         ---------------------
upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The obligations of the Company under Section 4.06, Article V, and Section 11.03 shall survive the redemption of the Lessor Investments and Lease Participant Advances and the termination of the Lessor Commitment and the Lease Participant Commitments.

          Section 11.11  Captions.  Captions  and  section headings appearing
                         --------
herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          Section 11.12  Counterparts.  This Agreement may be executed in any
                         ------------
number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery to the Lessor of a counterpart executed by a Lease Participant shall constitute delivery of such counterpart to all of the Lease Participants. This Agreement may be delivered by facsimile transmission of the relevant signature pages hereof.

          Section 11.13  Confidentiality.  Each Funding Party agrees to exercise
                         ---------------
commercially reasonable efforts to keep any information delivered or made available by the Company to it which is clearly indicated or stated to be confidential information (or when the circumstances under which such information is delivered or when the content thereof would cause a reasonable person to believe that such information is confidential), confidential from anyone other than Persons employed or retained by such Funding Party who are or are expected to become engaged in evaluating, approving, structuring or administering the Lessor Advances, the Lease Participant Advances, the Ownership Interests or the Operative Documents (such Persons to likewise be under similar obligations of confidentiality with respect to such information); provided, however, that
                                                   --------  -------
nothing herein shall prevent any Funding Party from disclosing such information
(a) to any other Funding Party, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Funding Party, (d) which has been publicly disclosed, (e) to the extent reasonably required in connection with any litigation to which any Funding Party or its respective affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Funding Party's legal counsel and independent auditors, (h) to any actual or proposed Eligible Lessor Assignee, Eligible Assignee or other participant in all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 11.13; provided
                                                                       --------
that should disclosure of any such confidential information be required by virtue of clause (b), (c) or (e) of the immediately preceding sentence, any relevant Funding Party shall, to the extent permitted by applicable law, rule or regulations, promptly notify the Company of same so as to allow the Company to seek a protective order or to take any other appropriate action; provided,
                                                                 --------
further, that no Funding Party shall be required to delay compliance with any
-------  ----
directive to disclose beyond the last date such delay is legally permissible any such information so as to allow the Company to effect any such action.

           Section 11.14 Governing Law; Submission to Jurisdiction.
                         -----------------------------------------

          (a) THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF TENNESSEE (OR, WITH RESPECT TO ANY ADDITIONAL FACILITY, THE STATE IN WHICH SUCH ADDITIONAL FACILITY IS LOCATED) MANDATORILY APPLY.

          (B) The Company hereby irrevocably submits to the jurisdiction of any New York State or Federal Court sitting in New York City and any appellate court from any thereof in any action or proceeding by the Lessor or any Lease Participant in respect of, but only in respect of, any claims or causes of action arising out of or relating to this Agreement or the other Operative Documents (such claims and causes of action, collectively, being "Permitted
                                                                  ---------
Claims"), and the Company hereby irrevocably agrees that all Permitted Claims
------
may be heard and determined in such New York State court or in such Federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any aforementioned court in respect of Permitted Claims. The Company hereby irrevocably appoints CG Corporation System (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York,
 -------------
New York 10019, as its agent to receive on behalf of the Company and its property service of copies of the summons and complaint and any other process which may be served by the Lessor or the Lease Participants in any such action or proceeding in any aforementioned court in respect of Permitted Claims. Such service may be made by delivering a copy of such process to the Company by courier and by certified mail (return receipt requested), fees and postage prepaid, both (i) in care of the Process Agent at the Process Agent's above address and (ii) at the Company's address specified pursuant to Section 11.02, and the Company hereby irrevocably authorizes and directs the process agent to accept such service on its behalf. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (c) Nothing in this Section 11.14 shall: (i) affect the right of any Lease Participant or the Lessor to serve legal process in any other manner permitted by law or affect any right otherwise existing of any Lease Participant or the Lessor to bring any action or proceeding against the Company or its property in the courts of other jurisdictions or (ii) be deemed to be a general consent to jurisdiction in any particular court or a general waiver of any defense or a consent to jurisdiction of the courts expressly referred to in subsection (a) above in any action or proceeding in respect of any claim or cause of action other than Permitted Claims.

          Section 11.15  Yield.  It is the intention of the parties hereto that
                         -----
each Funding Party shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Funding Party under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Participant notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or in any other Operative Document or any other agreement entered into in connection with or as security for the Ownership Interests, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Funding Party that is contracted for, taken, reserved, charged or received by such Funding Party under this Agreement or under any of the other aforesaid Operative Documents or other agreements or otherwise in connection with the Ownership Interests shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by such Funding Party on the principal amount of its Ownership Interests (or, to the extent that the principal amount of its Ownership Interests shall have been or would thereby be redeemed in full, refunded by such Lease Participant to the Lessor and by the Lessor to the Lessee); and (ii) in the event that the maturity of the Ownership Interests is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted redemption, then such consideration that constitutes interest under law applicable to any Funding Party may never include more than the maximum amount allowed by such applicable law, and excess Yield, if any, provided for in this Agreement or otherwise shall be cancelled automatically by such Funding Party as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Funding Party on the principal amount of its Ownership Interests (or, to the extent that the principal amount of the Ownership Interests shall have been or would thereby be redeemed in full, refunded by such Lease Participant to the Lessor and by the Lessor to the Lessee). All sums paid or agreed to be paid to any Funding Party for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Funding Party, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Ownership Interests, until payment in full so that the rate or amount of Yield on account of any Ownership Interests hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of Yield payable to any Funding Party on any date shall be computed at the Highest Lawful Rate applicable to such Funding Party pursuant to this Section 11.15 and (ii) in respect of any subsequent Yield computation period the amount of Yield otherwise payable to such Funding Party would be less than the amount of Yield payable to such Funding Party computed at the Highest

Lawful Rate applicable to such Funding Party, then the amount of Yield payable to such Funding Party in respect of such subsequent Yield computation period shall continue to be computed at the Highest Lawful Rate applicable to such Funding Party until the total amount of Yield payable to such Funding Party shall equal the total amount of Yield which would have been payable to such Funding Party if the total amount of Yield had been computed without giving effect to this Section.

          Section 11.16 Characterization.
                        ----------------

          (a) In order to protect the rights and remedies of the Funding Parties following a Termination Event or a Cancellation Event, and for the purposes of Federal, state and local income and ad valorem taxes and Title 11 of the United States Code (or any other applicable Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar law now or hereafter in effect for the relief of debtors), the parties hereto intend that
(i) the Lease be treated as the repayment and security provisions of a loan by the Lessor to the Company in the amount of the Facility Cost, (ii) all payments of Basic Rent, Interim Special Rent, Supplemental Rent, the Final Rent Payment, the Completion Costs Payment, the Termination Value and the Purchase Price be treated as payments of principal, interest and other amounts owing with respect to such loan and (iii) the Company be treated as entitled to all benefits of ownership of the Facility or any part thereof. In addition, the parties acknowledge that after payment in full of the Ownership Interests, the Yield accrued thereon and any other obligations of the Company under the Operative Documents, any remaining proceeds of the Facility shall be distributed to the Company.

          (b) The Company agrees that neither it nor any of its Affiliates (whether or not consolidated or combined returns are filed for any such Affiliate and the Company for federal, state or local income tax purposes) will at any time take any action, directly or indirectly, or file any return or other document inconsistent with the intended income tax treatment set forth in the preceding sentence, and the Company agrees that the Company and any such Affiliates will file such returns, maintain such records, take such action and execute such documents (as reasonably requested by the Lessor or the Lease Participants from time to time) as may be appropriate to facilitate the realization of such intended income tax treatment. Each of the Lessor and the Lease Participants agrees that neither it nor any affiliate (whether or not consolidated or combined returns are filed for such affiliate and the Lessor or any Lease Participant, as the case may be, for federal, state or local income tax purposes) will at any time take any action, directly or indirectly, or file any return or other document claiming, or asserting that it is entitled to, the income tax benefits, deductions and/or credits which, pursuant to the intended income tax treatment set forth herein, would otherwise be claimed or claimable by the Company, and that it and any such affiliates will file such returns, maintain such records, take such actions, and execute such documents (as reasonably requested by the Company from time to time) as may be appropriate to facilitate the realization of, and as shall be consistent with, such intended income tax treatment, and if any such filing, maintenance, action or execution requested by the Company would result in any additional income tax liability payable by it or any affiliate, or could reasonably be expected to result in liability payable by it or any affiliate, unrelated to the intended income tax treatment set forth herein, then the Company will provide an indemnity against such unrelated income tax liability satisfactory to the Lessor or any Lease Participant, as the case may be, in its sole opinion.

          (c) The Company acknowledges that neither any Lease Participant, the Lessor or any Affiliate of any of the foregoing is making any representation, nor is it required to make any disclosure, now or in the future, with respect to the parties' tax or accounting treatment of the Facility or the financing thereof, nor is any Lease Participant, the Lessor or any Affiliate or any of the foregoing responsible, nor will it be responsible in the future, for tax and accounting advice with respect to the Facility or the financing thereof, and the Company has had or will have the benefit of the advice of its own independent tax and accounting advisors with respect to such matters.

          Section 11.17  Compliance.  Neither the Lessor nor any Lease
                         ----------
Participant has any responsibility for compliance by the Facility or the Company with any Governmental Requirement or other matters relating to the Facility.
The Company expressly assumes such responsibilities and shall indemnify and hold harmless the Lessor and the Lease Participants with respect thereto in the manner provided in the Lease.

          Section 11.18  Facility.  Upon payment by the Company of the Purchase
                         --------
Price Value in connection with its purchase of all of the Facility in accordance with the Lease or the Agency Agreement, or the repayment in full of all amounts then due and owing by the Company under the Operative Documents, and promptly upon the request of the Company, the Lessor shall convey the Facility to the Company or its designee, free and clear of any Lien or other adverse interest of any kind created by the Lessor or any Person claiming by, through or under the Lessor, including, without limitation, the Lessor and the Lease Participants (except as consented to by the Company).

          Section 11.20  Funding Parties.  No recourse under any obligation,
                         ---------------
covenant or agreement of any Funding Party contained in this Agreement, any Operative Document or any agreement or document executed in connection herewith or therewith or the transactions contemplated hereby or thereby shall be had against any shareholder, employee, officer, director, affiliate or incorporator of the Funding Parties. The obligations, covenants and agreements of the Funding Parties under any of the foregoing agreements and documents are solely the corporate obligations of the Funding Parties, and the Lessor (with respect to the Lease Participants) and the Company and the Lease Participants (with respect to the Lessor) agree to look solely to the Lease Participants or the Lessor, as applicable, for payment of all obligations, including, without limitation, any fees or other amounts due hereunder or thereunder, and claims arising out of or relating to any of the foregoing agreements and documents. The provisions of this Section shall survive the termination of this Agreement.

          Section 11.21  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO
                         --------------------
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT OR UNDER AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          Section 11.22  Additional Facilities.  Although this Agreement
                         ---------------------
expressly refers to the Chattanooga, Tennessee corporate headquarters Facility (the "HEADQUARTERS FACILITY"), this Agreement, the Lease and other Operative Documents may provide for up to 3 additional facilities for terminals to be added (the "ADDITIONAL FACILITIES"), subject to:

          (i) the resonable satisfaction of the Lessor with each such Additional Facility;

          (ii) the identification of Lease Participants willing to purchase not less than 40% of the aggregate Lessor Investments for the Headquarters Facility, each such Additional Facility and all other Additional Facilities previously added pursuant to Lease Supplements;

          (iii) the execution by the Lessee, the Lessor and the Lease Participants and delivery to the Lessor of a Lease Supplement (a "Lease Supplement") with respect to such Additional Facility, in form and substance satisfactory to the Lessor and the Company which shall, among other things (a) describe the Site and the Additional Facility, (b) set forth the maximum Facility Cost with respect to such Additional Facility and increase the Lessor Investment Commitment (and the Lease Participant Commitments pertaining thereto) to take into account such Additional Facility (but in no event shall the Facility Cost for all Facilities and the Lessor Investment Commitment for all Facilities be increased to an amount in excess of $30,000,000);

          (iv) the execution by the Lessor and delivery to the Lease Participants (with a copy to the Lessee) of a new Ownership Certificate, taking into account the matters described in this Section 11.22;

          (v) the satisfaction as to such Additional Facility with all the relevant closing conditions set forth in the Operative Documents with respect to the Headquarters Facility and any other closing conditions which the Lessor may require with respect to the Additional Facility; and

          (vi) on or prior to the addition of the first Additional Facility, the satisfaction of the Syndication Requirement.

If such Additional Facilities are added, the terms and conditions set forth in this Agreement, the Lease and the other Operative Documents with respect to the Headquarters Facility shall apply thereto the same as if they had been initially included herein, and the terms Facility and Site, and all other related terms, shall mean, include and be applicable to, as the context shall require, the Headquarters Facility and any one, or more, or all, of such Additional Facilities, with such terms being separately applicable to each Facility.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


The Company:             U.S. XPRESS ENTERPRISES, INC.


                         By:__________________________________________________
                              Name:
                              Title:

                         Principal Place of Business:

                         _________________________
                         _________________________

                         Chief Executive Offices:

                         _________________________
                         _________________________

Lessor:                  WACHOVIA CAPITAL MARKETS, INC.

Lessor
Commitment:
$18,000,000              By:__________________________

                         Applicable Funding Office for
                         Lessor Advances and
                         Address for Notices:

                         Wachovia Capital Markets, Inc.
                         191 Peachtree Street, N.E.
                         27th Floor
                         Atlanta, Georgia 30303
                         Telecopier No.: 404-332-5019
                         Telephone No.: 404-332-4008
                         Attention: Syndication Services


Lease Participants:      None on the Closing Date for the
                         Headquarters Facility

                                   EXHIBIT A

                              Description of Site

                                   EXHIBIT B

                             OWNERSHIP CERTIFICATE

EFFECTIVE DATE OF OWNERSHIP CERTIFICATE: ____________, ____

THIS OWNERSHIP CERTIFICATE WAS ISSUED PURSUANT TO SECTION 2.02(a)(ii), SECTION 3.02, SECTION 11.06 OR SECTION 11.22 OF THE INVESTMENT AND PARTICIPATION AGREEMENT DATED AS OF MARCH __, 1998, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME (THE "INVESTMENT AGREEMENT"), AMONG U.S. XPRESS ENTERPRISES, INC., AS THE COMPANY, WACHOVIA CAPITAL MARKETS, INC., AS THE LESSOR, AND THE LEASE PARTICIPANTS PARTIES THERETO FROM TIME TO TIME, AND WAS ISSUED BY THE LESSOR THEREUNDER. EACH OWNERSHIP CERTIFICATE WHICH IS ISSUED BY THE LESSOR SUPERSEDES AND REPLACES ALL PRIOR OWNERSHIP CERTIFICATES, AND REFERENCE SHOULD BE MADE TO THE BOOKS AND RECORDS OF THE LESSOR MAINTAINED AT 191 PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30303-1757, ATTENTION: SYNDICATION SERVICES, TELEPHONE: 404-332-4008, FACSIMILE: 404-332-5019, FOR A DETERMINATION AS TO THE OWNERSHIP CERTIFICATE CURRENTLY IN EFFECT AT ANY TIME. CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION HAVE THE MEANINGS SET FORTH IN SCHEDULE 1.02 TO THE INVESTMENT AGREEMENT.

I. TOTAL LESSOR INVESTMENTS:                $______________

II. A PERCENTAGE LESSOR INVESTMENTS:

                                        Amount of
                                        Ownership  A Percentage
     Funding Party                      Interest   Share
     -------------                      ---------  ------------

     Lessor                             $________      ___%

     Lease Participants:

     _____________                      $________      ___%

     _____________                      $________      ___%

     Total A Percentage
     Ownership Interests:               $________

     A Percentage Ownership
     Interests as Percentage
     of Total Lessor
     Investments:                       85.57%

III. B PERCENTAGE LESSOR INVESTMENTS:

                              Amount of
                              Ownership         B Percentage
     Funding Party            Interest              Share
     -------------            --------          ------------

     Lessor                   $________              ___%

     Lease Participants:

     _____________                      $________           ___%

     _____________                      $________           ___%

     Total B Percentage
     Ownership Interests:               $_________

     B Percentage Ownership
     Interests as Percentage
     of Total Lessor
     Investments:                                         14.43%

     Lessor's B Percentage
     Ownership Interests as
     Percentage of Total
     Lessor Investments                     %/1/
                                        --------


                         WACHOVIA CAPITAL MARKETS, INC.,
                         as Lessor


                         By: ___________________________
                              Name:
                              Title:






_______________________
  /1/ Must be at least 3%

                                   EXHIBIT C

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


                           ASSIGNMENT AND ACCEPTANCE

                            Dated ___________, ____


     Reference is made to the Investment and Investment Agreement, dated as of March __, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the "Investment Agreement") among U.S. Xpress Enterprises,
                        --------------------
Inc., a Nevada corporation (the "Company"), the Lease Participants parties
                                 -------
thereto (the "Lease Participant"), and WACHOVIA CAPITAL MARKETS, INC., as Lessor
              -----------------
(the "Lessor").  Terms defined in the Investment Agreement are used herein with
      ------
the same meaning.

     ______________________________ (the "Assignor") and _______________________
                                          --------
(the "Assignee") agree as follows:
      --------

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that Ownership Interest in and to all of the Assignor's rights and obligations under the Investment Agreement as of the date hereof which represents the [A Percentage Share] [and] [B Percentage Share] specified on Schedule 1 of all outstanding rights and obligations under the Investment Agreement, including without limitation, such Ownership Interest in the Assignor's [A Percentage Lease Participant Commitment] [and] [B Percentage Lease Participant Commitment] and the [A Percentage Lease Participant Advances] [and] [B Percentage Lease Participant Advances] made by it. After giving effect to such sale and assignment, Assignor's Ownership Interest in the [A Percentage lease Participant Commitment] [and] [B Percentage Lease Participant Commitment] and the [A Percentage Lease Participant Advances] [and] [B Percentage Lease Participant Advances] will be as set forth in Section 2 of Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the Ownership Interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Investment Agreement or any other Operative Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Investment Agreement or any other Operative Document or other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, or the performance or observance by the Company of any of its obligations under the Investment Agreement or any other Operative Document or other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms that it has received a copy of the Investment Agreement and each other Operative Document, together with copies of the financial statements referred to in Section 8.01 of the Investment Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Lessor, the Assignor or any other Lease Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Investment Agreement or any other Operative Document; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Lessor as its agent to take such action as agent on its behalf and to exercise such powers under the Investment Agreement and the other Operative Documents as are delegated to the Lessor by the terms thereof, together with such powers as are reasonably incidental thereto; (v) assumes the Lease Participant Commitment of the Assignor to the extent of the Ownership Interest assigned to it pursuant hereto and agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Investment Agreement are required to be performed by it as a Lease Participant; [and] (vi) specifies as its address for notices the address set forth beneath its name on the signatures pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Investment Agreement, or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty]. **

     4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Lessor for the consent and recording by the Lessor. The effective date of this Assignment and Acceptance shall be the date of consent hereto by the Lessor, unless otherwise specified on Schedule 1 hereto (the "Effective Date"). If the Lessor refuses to
                                     --------------
consent to this Assignment and Acceptance (which it has the right to do, in its sole discretion), this Assignment and Acceptance shall be null and void.

     5. Upon such consent hereto and recording by the Lessor, as of the Effective Date, (i) the Assignee shall be a party to the Investment Agreement as a Lease Participant and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of Lease Participant thereunder and under the other Operative Documents, and (ii) the Assignor shall, to

________________________

     ** If the Assignee is organized under the laws of a jurisdiction outside the United States.

the extent provided in this Assignment and Acceptance, relinquish its rights and obligations and be released from its Ownership Interests (including its [A Percentage Lease Participant Commitment] [and] [B Percentage Lease Participant Commitment] and its [A Percentage Lessor Advances] [and] B Percentage Lessor Advances]) under the Investment Agreement and the other Operative Documents.

     6. Upon such consent and recording by the Lessor, from and after the Effective Date, the Lessor shall make all payments under the Investment Agreement in respect of the Ownership Interest assigned hereby (including, without limitation, all payments of Rent, principal, Yield and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Investment Agreement for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

                                   Schedule 1
                                       to
                           Assignment and Acceptance
                            Dated ___________, 19__

Section 1.
---------
     A Percentage Share assigned to Assignee                                         _______%

     A Percentage Lease Participant Commitment: assigned to Assignee                 $_______

     Aggregate Outstanding Principal Amount of A Percentage Lessor
     Advances assigned to Assignee                                                   $_______]

     B Percentage Share assigned to Assignee                                         _______%

     Assignee's B Percentage Lease Participant Commitment assigned to Assignee       $_______

     Aggregate Outstanding Principal Amount of B Percentage Lessor
     Advances assigned to Assignee                                                   $_______]

Section 2.
---------

     A Percentage Share retained by Assignor                                         _______%

     A Percentage Lease Participant Commitment: retained by Assignor                 $_______

     Aggregate Outstanding Principal Amount of A Percentage Lessor
     Advances retained by Assignor                                                   $_______]

     B Percentage Share retained by Assignor                                         _______%

     B Percentage Lease Participant Commitment retained by Assignor                  $_______

     Aggregate Outstanding Principal Amount of B Percentage Lessor
     Advances retained by Assignor                                                   $_______]

Section 3.
---------

Effective Date:_________, ____

[NAME OF ASSIGNOR]                      [NAME OF ASSIGNEE]


By:________________________________          By:________________________________
Title:                                       Title:
                                             Address for notices:
                                             [Address]

                                             Applicable Funding Office:
                                             [Address]
Consented to:

[Name of Company]                            WACHOVIA CAPITAL MARKETS, INC.,  as
                                             Lessor
[IF REQUIRED BY INVESTMENT AGREEMENT]


By:________________________________          By:________________________________
Title:                                       Title:


____________________

**   This date should be no earlier than the date of consent by the Lessor.

                                  EXHIBIT D-1

                        FORM OF LEGAL OPINION OF COUNSEL
                  TO THE COMPANY AND THE SUBSIDIARY GUARANTORS



                                 March __, 1998



To the Lessor and the Lease
  Participants Referred to Below
c/o Wachovia Capital Markets, Inc.,
  as Lessor
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757


Dear Sirs:

          We are special counsel for U.S. Xpress Enterprises, Inc., a Nevada corporation (the "Company") and U.S. Xpress, Inc., a Nevada corporation, CSI/Crown, Inc., a Georgia corporation, JTI, Inc., Xpress Air, Inc. and U.S. Xpress Leasing, Inc., each Tennessee corporations (collectively, the "Subsidiary Guarantors"). This opinion is being delivered pursuant to Section 6.01(b) of the Investment and Participation Agreement dated as of even date herewith (the "Investment Agreement"), among the Company, the Lease Participants parties thereto, and Wachovia Capital Markets, Inc., as Lessor (the "Lessor"), and in connection with the execution and delivery of the other Operative Documents (as defined in the Investment Agreement). Terms defined in the Investment Agreement or in Schedule 1.02 to the Investment Agreement are used herein as therein defined, unless otherwise indicated.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. In addition, we have reviewed the following documents (collectively, (i) as to the Company, the documents:

identified in (1) through (5) below are the "Company Documents"), and (ii) as to the Subsidiary Guarantors, the documents identified in (5) and(6) below are the "Guarantor Documents":

               (1)  the Investment Agreement;

               (2)  the Lease;

               (3)  the Agency Agreement;

               (4) the financing statements (executed by the Company in connection with the Lease (the "Financing Statements");
                                                    --------------------

               (5)  the Contribution Agreement; and

               (6)  the Subsidiary Guaranty.


          Upon the basis of the foregoing, we are of the opinion that:

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, is in good standing as a foreign corporation qualified to do business in the State of Tennessee (the "State") and has all corporate powers required to carry on its business as it is now conducted. Each of the Subsidiary Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate powers required to carry on its business as it is now conducted.

          (b) The execution, delivery and performance by the Company of the Company Documents and the other Operative Documents to which the Company is a party and by the Subsidiary Guarantors of the Guarantor Documents(a) are within the Company's or such Subsidiary Guarantor's corporate powers, (b) have been duly authorized by all necessary corporate action of the Company and each Subsidiary Guarantor, (c) require no action by or in respect of, or filing with, any governmental body, agency or official, (d) do not contravene, or constitute a default under, any provision of any applicable law, statute, rule or regulation or of the certificate of incorporation or by-laws of the Company or any Subsidiary Guarantor or of any material agreement, judgment, injunction, order, decree or other instrument relating to Debt which is binding upon the Company or any Subsidiary and (e) except as provided in the Operative Documents, do not result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary.

          (c) In the course of our representation of the Company, no facts have come to our attention that would cause us to believe that there is any action, suit or proceeding pending, or threatened, against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of any of the Operative Documents.

          (d) Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (e) Neither the Company nor any of its respective] Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Company Act of 1935, as amended.

          (f) The obligations of the Company under the Lease with respect to the payment of Basic Rent, the Interim Special Rent, the Final Rent Payment, the Completion Costs Payment and the Supplemental Rent under the Lease and all other payment obligations of the Company under the Lease including without limitation the payment of the Termination Value or the Purchase Price by the Company or its designee pursuant to the exercise or deemed exercise of the Company's option under Section 15 of the Lease or pursuant to any other provisions of the Lease would constitute the valid and binding obligations of the Company and would be enforceable against the Company in accordance with the terms of the Lease, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and general principles of equity.

          (g) If a court of the State held the Lease to be a financing transaction instead of a true lease, (a) the Lease would constitute the valid and binding obligations of the Company and would be enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and general principles of equity, (b) the obligations of the Company under the Lease with respect to the payment of Basic Rent, Interim Special Rent, the Final Rent Payment or the Completion Costs Payment, as applicable, and Supplemental Rent under the Lease and all other payment obligations of the Company under the Lease including without limitation the payment of the Termination Value or the Purchase Price by the Company or its designee pursuant to the exercise of the Company's option under Section 15 of the Lease or pursuant to any other provision of the Lease would constitute the valid and binding obligations of the Company and would be enforceable against the Company in accordance with the terms of the Lease, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and general principles of equity, (c) the "loan" to the Company evidenced by the Lease and the Investment Agreement would not be contractually usurious under the laws of the State and (d) the Lease would be enforceable as a deed of trust under the laws of the State and the Lessor would be entitled to foreclose the Liens granted under the Lease following an Event of Default in accordance with the power of sale therein granted.

          (h) Upon the recordings and filings as provided in paragraph 10 below, the Lease is effective to convey in favor of the Lessor, for the repayment of the aggregate unpaid Lessor Investments and all Yield with respect thereto and (without duplication) all Rent, fees and other amounts payable pursuant to the Operative Documents, a valid security title in and to all of the Company's right, title and interest, if any, in and to the Site, the Improvements and any other portion of the Facility constituting real property and a perfected security interest in all of the Company's right, title and interest, if any, in and to the portion of the Facility constituting personal property.

          (i) The Lease, including the acknowledgments thereto, are in form satisfactory for recording. The Financing Statements comply with all applicable provisions of the Uniform Commercial Code of the State (the "UCC") and are in appropriate form for filing. The property descriptions of the real property contained in the Lease, if accurate and complete, are in the proper form for the purposes of applicable recording and filing laws. Except as set forth in paragraph 11, the recording of the Lease, to the extent the Lease would be characterized as a "financing transaction," in the public records of Hamilton County, Tennessee (the "Recording Office") against the name of the Company and the filing of the Financing Statements executed by the Company in the Recording Office against the Company are the only recordings, registrations or filings which are required for the perfection of the Liens created by the Lease on the property described in paragraph 9 above.

          (j) After the recordings and filings specified in paragraph 10 have occurred, no instrument need be recorded, registered or filed or re-recorded, re-registered or re-filed in any public office in the State in order to maintain the perfection of the liens and security interests created by the Lease, other than continuation statements as required by the UCC.

          (k) No state or local recording tax, documentary stamp tax, intangibles tax or other similar fee, tax or governmental charge (other than statutory filing and recording fees and intangibles taxes to be paid upon the filing of the Lease for record and the filing of the Financing Statements as reflected in the closing disbursement statement executed by the Company bearing even date herewith) is required to be paid to the State in connection with the filing and recording of the Lease and the Financing Statements.

          (l) The execution, delivery and performance by the Company of the Company Documents and by the Subsidiary Guarantors of the Guarantor Documents do not conflict with or result in a violation of any law, statute, rule or regulation of the State or the State or the States of Tennessee, Nevada or Georgia (or any subdivision of any thereof), or, except as contemplated by paragraph 10 above, require any consent of or filing or registration with an Governmental Authority of the State (or any subdivision thereof) which has not been obtained and which is necessary for the validity and enforceability thereof.

          We are duly admitted and qualified to practice law in the State and do not purport to be expert on, or admitted to practice in, any other state. As to paragraphs (a), (b) and (l), with respect to (i) the State of Nevada, we are relying solely on the opinion of _________________________, a copy of which is attached hereto and (ii) the State of Georgia, we are relying solely on the opinion of _________________________, a copy of which is attached hereto.
Except as set forth in the immediately preceding sentence, we are opining herein only as to the effect on the subject transactions of the laws of the State of Tennessee and the federal laws of the United States of America. We are not opining as to the effect on any of the matters covered herein of the laws of any other jurisdiction.

          In rendering the opinions above, we have assumed, with your permission, that each of the Operative Documents has been duly authorized, executed and delivered by each party thereto other than the Company and, to the extent provided therein, constitutes the legal, valid and binding obligation of each such party enforceable in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (including, without limitation, the availability or non-availability of equitable remedies), whether considered in a proceeding at law or in equity.

          This opinion is delivered to you at the request of the Company in connection with the transaction referenced above and may not, without our prior written consent, be communicated to or relied upon by anyone other than you, your successors and assigns, except that it may be relied upon by and may be communicated to Jones, Day, Reavis & Pogue, as the Lessor's special counsel.

          This opinion speaks only as of the date hereof, and we do not undertake any duty to advise you of any change herein.

                                    Very truly yours

                                  EXHIBIT D-2

                        FORM OF LEGAL OPINION OF COUNSEL
                                 TO THE LESSOR



                                 March __, 1998



To the Lessor and the Lease
  Participants Referred to Below
c/o Wachovia Capital Markets, Inc.,
  as Lessor
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757


Dear Sirs:

          We are special counsel for Wachovia Capital Markets, Inc., a Georgia corporation. This opinion is being delivered pursuant to Section 6.01(b) of the Investment and Participation Agreement dated as of even date herewith (the "Investment Agreement"), among U.S. Xpress Enterprises, Inc., a Nevada corporation (the "Company"), U.S. Xpress, Inc., a Nevada corporation, CSI/Crown, Inc., a Georgia, corporation, JTI, Inc., Xpress Air, Inc. and U.S. Xpress Leasing, Inc., each Tennessee corporations (collectively, the "Subsidiary Guarantors"), the Lease Participants parties thereto, and the Lessor, and in connection with the execution and delivery of the other Operative Documents (as defined in the Investment Agreement). Terms defined in the Investment Agreement or in Schedule 1.02 to the Investment Agreement are used herein as therein defined, unless otherwise indicated.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. In addition, we have reviewed the following documents (collectively, (i) as to the Company, the documents:

identified in (1) through (5) below are the "Company Documents"), and (ii) as to the Subsidiary Guarantors, the documents identified in (5) and(6) below are the "Guarantor Documents":

               (1)  the Investment Agreement;

               (2)  the Lease;

               (3)  the Agency Agreement;

               (4) the financing statements (executed by the Company in connection with the Lease (the "Financing Statements");
                                                    --------------------

               (5)  the Contribution Agreement; and

               (6)  the Subsidiary Guaranty.


     Upon the basis of the foregoing, and assuming the due authorization, execution and delivery of the Company Documents, the Guarantor Documents and the other Operative Documents on behalf of the Company and the Subsidiary Guarantors (as to which you have agreed to rely, and that we may rely, on the opinion of Miller & Martin and the opinions of local counsel in Nevada and Georgia referred to therein), we are of the opinion that the Company Documents, the Guarantor Documents and the other Operative Documents are enforceable in accordance with their respective terms except as: (i) the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally; (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (iii) the enforceability of certain of the remedial, waiver and other provisions of the Company Documents, the Guarantor Documents and the other Operative Documents may be further limited by the laws of the State of New York; provided that such additional laws do not, in our opinion,
                   --------
substantially interfere with the practical realization of the benefits expressed in the Company Documents, the Guarantor Documents and the other Operative Documents, except for the economic consequences of any procedural delay which may result from such laws.

     In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction except the State of New York. We express no opinion as to the effect of the compliance or noncompliance of the Lessor or any of the Lease Participants with any state or federal laws or regulations applicable to the Lessor or any of the Lease Participants by reason of the legal or regulatory status or the nature of the business of the Lessor or any of the Lease Participants.

     This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you and any assignee of the Lessor and any future Lease Participant under the Investment Agreement without our prior written consent.


                                      Very truly yours,

                                   EXHIBIT E

                         U.S. XPRESS ENTERPRISES, INC.
                             COMPLIANCE CHECK LIST

                            _______________________


                              _____________, _____

1.   Consolidations, Mergers and Sales of Assets. (Section 8.04)

     The Company will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) the Company may
                                             --------
     merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Company is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing,
     (b) Subsidiaries of the Company may merge with one another, and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, either (x) constituted more than 10% of Consolidated Total Assets at the end of the most recent Fiscal Year immediately preceding such Fiscal Quarter, or (y) contributed more than 10% of Consolidated Operating Profits during the 4 Fiscal Quarters immediately preceding such Fiscal Quarter.

     (a)  Value of assets transferred or business
          lines or segments discontinued                 $_________

     (b)  Consolidated Total Assets                      $_________

     (c)  10% of (b)                                     $_________

     (d)  Consolidated Operating Profits  - Schedule 1   $_________

     (e)  10% of (d)                                     $_________

          Limitation: (a) may not exceed (c) or (e)

2.   Restricted Payments. (Section 8.24)

     The Company will not declare or make any Restricted Payment unless, after giving effect thereto, the aggregate of all Restricted Payments declared or made since the Closing Date does not exceed an amount equal to the sum of
     (i) $1,000,000 plus (ii) 25% of cumulative Consolidated Net Income since the Closing Date, and no Default shall be in existence or be created thereby.

     (a) Restricted Payments made since the
         Closing Date                              $_________

     (b) Cumulative Consolidated Net Income
         since the Closing Date                    $_________

     (c) 25% of (b)                                $_________

     (d) sum of (c) plus $1,000,000                $_________

          Limitation (a) may not exceed (d)

3.   Loans and Advances. (Section 8.25)

     Neither the Company nor any of the Subsidiaries shall make loans or advances to any Person except as permitted by Section 8.26 and except: (i) loans or advances to employees not exceeding $2,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date; and (ii) deposits required by government agencies or public utilities; and (iii) loans and advances to Wholly Owned Subsidiaries; and
     (iv) advances to drivers made in the ordinary course of business and consistent with practices existing on the Closing Date; provided that after
                                                             --------
     giving effect to the making of any loans, advances or deposits permitted by this Section, no Default shall be in existence or be created thereby.

     (a) To Employees                              $_________

         Limitation                                $_________

4.   Liens (Section 8.27)

     Neither the Company nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset not constituting part of the Facility (Liens on the Facility being restricted by Section 8.20) now owned or hereafter acquired by it, except:

               (i) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $______;

               (ii) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such
                                                            --------
          Lien attaches to such asset concurrently with the acquisition or completion of construction thereof;

               (iii) Liens on tractors and trailers used in the ordinary course of business and tagged and permitted to be used in the ordinary course of business;

               (iv) Liens securing Debt owing by any Subsidiary to the Company;

               (v) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section 8.26, provided that (x)
                                                            --------
          such Debt is not secured by any additional assets, and (y) the amount of such Debt secured by any such Lien is not increased; and

               (vi) Liens incidental to the conduct of its business or the ownership of its assets which (x) do not secure Debt and (y) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.

     Description of Lien and Property        Amount of Debt
     subject to same                             Secured
     --------------------------------            -------
     a.    ________________________          $_____________

     b.    ________________________          $_____________

     c.    ________________________          $_____________

     d.    ________________________          $_____________

     e.    ________________________          $_____________

     f.    ________________________          $_____________

                                      Total       $
                                                  ============

     (a) Liens on specific fixed assets
         securing Debt incurred or assumed
         for the purpose of financing
         all or any part of the cost of
         acquiring or constructing such asset/2/         $__________

5.   Limitation on Debt. (Section 8.29)

     Neither the Company nor any Consolidated Subsidiary will create, assume or suffer to exist any Debt, except:

          (i) Debt hereunder and under the "Notes" issued under the Revolving Credit Agreement;

          (ii) Debt owing to the Company or another Wholly Owned Subsidiary; and

          (iii) Other Debt, provided that the aggregate amount of all such other Debt outstanding at any one time shall not exceed $75,000,000.

     (a) Debt not permitted by Section
         8.29(i) or (ii)                                  $___________

         Limitation                                       $75,000,000

6. Ratio of Consolidated Total Adjusted Debt to Consolidated EBILTA. (Section 8.30)

     The ratio of Consolidated Total Adjusted Debt to Consolidated EBILTDA will not at any time exceed 3.00 to 1.00.

     (a) Consolidated Total Adjusted Debt                 $__________

     (b) Consolidated EBILTDA  - Schedule 2               $__________

     (c) Actual Ratio of (a) to (b)                       to 1.00

         Maximum Ratio                                    3.00 to 1.00

7.   Ratio of Consolidated EBILT to Consolidated Fixed Charges  (Section 8.31)

     The ratio of (a) Consolidated EBILT to (b) Consolidated Fixed Charges will at all times exceed 1.25 to 1.00.

     (a) Consolidated EBILT - Schedule 2                  $__________

     (b) Consolidated Interest Expense
         - Schedule 2                                     $__________

     (c) Payment obligations under operating

_________________________

/2/ Include only if Lien attached concurrently with acquisition or completion of construction leases and rental agreements
         - Schedule 2                              $_________

     (d) Sum of (b) and (c)                        $_________

     (e) Actual ratio of (a) to (d)                ____ to 1.0

          Minimum ratio                            1.25 to 1.0

8.   Minimum Consolidated Net Worth. (Section 8.32)

     Consolidated Net Worth will at no time be less than 90% of the Consolidated Net Worth reflected on the balance sheet of the Company as at September 30, 1997, plus the sum of (i) 50% of the cumulative Reported Net Income of the Company and its Consolidated Subsidiaries during any period after September 30, 1997 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this clause (i), any Fiscal Quarter in which the Reported Net Income of the Company and its Consolidated Subsidiaries is negative, and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Closing Date, calculated quarterly at the end of each Fiscal Quarter.

     (a) actual Consolidated Net Worth - Schedule 3    $________

     (b) 90% of Consolidated Net Worth as at
         September 30, 1997                        $_________

     (c) cumulative positive Reported Net
         Income after September 30, 1997           $_________

     (d) 50% of (c)                                $_________

     (e) cumulative Net Proceeds of Capital
         Stock received after Closing Date         $_________

     (f) sum of (b), plus (d), plus (e)            $_________

          Limitation: (a) must equal or exceed (f)

9.   Limitation on Acquisitions. (Section 8.34)

     The Company will not, nor will it permit any Subsidiary to, agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices and other than the acquisition of 100% of the capital stock of Victory Express, Inc. pursuant to the terms of that certain Stock Purchase Agreement between the Company and certain Sellers dated December 16, 1997), except that the

     Company and its Subsidiaries may acquire the stock or assets of any Person provided that:

               (i) the aggregate total consideration made during calendar year 1998 (other than the Acquisition of 100% of the capital stock of Victory Express, Inc.) shall not exceed $50,000,000, and thereafter the aggregate total consideration for all such acquisitions made in any Fiscal Year for all such acquisitions shall not exceed $75,000,000;

               (ii) if a stock acquisition, the Person acquired is in the same line of business as the Company, 100% of such Person's stock is acquired, and the acquisition is made on a negotiated basis with the approval (where the Person being acquired is a publicly traded company) of the Board of Directors of the Person acquired;

               (iii) if an asset acquisition, the assets acquired are useful in the then business of the Company;

               (iv) no Default or Event of Default has occurred or is continuing or would exist after giving effect thereto;

               (v) the Company has provided the Lessor (which shall provide a copy thereof to the Lease Participants) with prior written notice of such acquisition;

               (vi)  the Company has demonstrated to the Lessor, based on a pro
                                                                            ---
          forma Compliance Certificate, compliance with Sections 8.30, 8.31 and
          -----
          8.32 hereof on a pro forma basis immediately prior to and after giving
                           --- -----
          effect to each such acquisition on the assumption that such acquisition occurred twelve months previously; and

               (vii) the Company has received the approval of the Majority Funding Parties for any acquisition or series of related acquisitions where the aggregate total consideration for any such acquisition or series of acquisitions during the calendar year 1998 exceeds $25,000,000 or in any Fiscal Year thereafter exceeds $50,000,000.

     (a)  Aggregate consideration for all
          acquisitions during current Fiscal Year           $_________

          Limitation                                        [$50,000,000]
                                                            [$75,000,000]

                                                                      Schedule 1
                                                                      ----------

                        CONSOLIDATED OPERATING PROFITS

Consolidated Operating Profits

     ___ quarter ____                              $________

     ___ quarter ____                              $________

     ___ quarter ____                              $________

     ___ quarter ____                              $________

     Total                                         $________

                                                                      Schedule 2
                                                                      ----------
                                EBILT/EBILTDA/3/


I. EBILT:
--------

(a) Consolidated Net Income for:

     ___ quarter ____                                   $_________

     ___ quarter ____                                   $_________

     ___ quarter ____                                   $_________

     ___ quarter ____                                   $_________

     Total                                              $_________

(b) Income taxes/4/ for:

     ___ quarter ____                                   $_________

     ___ quarter ____                                   $_________

     ___ quarter ____                                   $_________

     ___ quarter ____                                   $_________

     Total                                              $_________

(c) payment obligations under operating leases and operating rental agreements/5/

(d) Consolidated Net Interest Expense for:

     _______ quarter _______                            $_________

     _______ quarter _______                            $_________

     _______ quarter _______                            $_________

     /3/ See definition of Consolidated EBILTDA as to Persons or assets acquired after the Closing Date as permitted by Section 8.34.

     /4/  To the extent included in Consolidated Net Income

     /5/ Excluding those between or among the Company and the Consolidated Subsidiaries, but including those under the Investment Agreement, the Lease and the other Operative Documents

     ___ quarter ____                                   $_________

     Total                                              $_________

          TOTAL EBILT (sum of (a) through (d))          $_________

II. EBILTDA
-----------

(a) EBILT (from Part I)                                 $_________

(b) Depreciation expense for:

     ___ quarter ____                                   $_________

     ___ quarter ____                                   $_________

     ___ quarter ____                                   $_________

     ___ quarter ____                                   $_________

     Total                                              $________

(c) Amortization expense for:

     ___ quarter ____                                   $_________

     ___ quarter ____                                   $_________

     ___ quarter ____                                   $_________

     ___ quarter ____                                   $_________

     Total                                              $_________

          TOTAL EBILTDA (sum of (a) through (c))        $_________

                                                                      Schedule 3
                                                                      ----------

                             CONSOLIDATED NET WORTH

(a) par or stated value of all
    outstanding Capital Stock                          $_________

(b) capital surplus                                    $_________

(c) retained earnings                                  $_________

(d) sum of (a), plus (b), plus (c)/6/                  $_________

(e) Redeemable Preferred Stock                         $_________

(f) purchases of treasury stock                        $_________

(g) valuation allowances                               $_________

(h) receivables due from an employee
    stock ownership plan                               $_________

(i) employee stock ownership plan debt
    guarantees                                         $_________

(j) translation adjustments for foreign
    currency transactions                              $_________

(k) sum of (e), plus (f), plus (g), plus (h),
    plus (i), plus (j)/7/                              $_________

    CONSOLIDATED NET WORTH
    (sum of (d), less (k))                             $_________




________________________

     /6/  Add any additional items included in shareholders' equity

     /7/  Add any additional deductions from shareholders' equity

                                   EXHIBIT F
                                   ---------

                              SUBSIDIARY GUARANTY
                              -------------------


          THIS SUBSIDIARY GUARANTY (this "Subsidiary Guaranty") is made as of
                                          -------------------
March __, 1998 by U.S. Xpress, Inc., a Nevada corporation, CSI/Crown, Inc., a Georgia, corporation, JTI, Inc., Xpress Air, Inc. and U.S. Xpress Leasing, Inc., each Tennessee corporations (each a "Subsidiary Guarantor", and collectively, the "Subsidiary Guarantors", which terms shall include any subsidiary of U.S. Xpress Enterprises, Inc. which becomes a Subsidiary Guarantor pursuant to
Section 15 hereof and Section 8.35 of the Investment Agreement referred to below), in favor of Wachovia Capital Markets, Inc. (the "Lessor").

                                    RECITALS
                                    --------

          WHEREAS, the Lessor has acquired fee simple title to the Site, and intends to construct on the Site a corporate headquarters building and related enhancements and improvements, which, with the Site, will comprise the Facility; and

          WHEREAS, under the circumstances described in and subject to the conditions contained in Section 11.22 of the Investment Agreement, Additional Facilities for terminals may be added; and

          WHEREAS, the Lessor has leased the Facility, to U.S. Xpress Enterprises, Inc. (together with any successor or permitted assign under the terms of the Investment Agreement, the Lease or any other applicable Operative Document (as defined in Schedule 1.02 to the Investment Agreement), the "Company"), pursuant to a Lease Agreement of even date herewith (as the same may
 -------
be amended, supplemented or otherwise modified from time to time, the "Lease");
                                                                       -----
and

          WHEREAS, the Company, acting as the Lessor's Acquisition/Construction Agent under an Agency, Indemnity and Support Agreement dated of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Agency Agreement"), will, on behalf of the Lessor, complete
                   ----------------
the construction and installation of all such enhancements and improvements on the Site and provide operations, maintenance and management support for the Facility; and

          WHEREAS, in order to finance the acquisition of the Lessor's fee simple interest in the Site and the construction of the corporate headquarters building and related enhancements and improvements on the Site (and to finance any Additional Facilities which are financed pursuant to Section 11.22 of the Investment Agreement) for the ultimate use and benefit of the Company in accordance with the Lease, the Company, the Lessor and the Lease Participants parties thereto have entered into a certain Investment and Participation Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Investment Agreement"), whereby the Company has requested that the Lessor make
 --------------------
Lessor Advances to the Company in an aggregate principal amount of up to $18,000,00, if no Additional Facilities are added, and $30,000,000, if Additional Facilities are added, and the Lessor may request in the future that Lease Participants purchase Ownership Interests from the Lessor in an aggregate principal amount of 40% or more of the aggregate Lessor Investments for the Headquarters Facility and all Additional Facilities; and

          WHEREAS, any Lease Participants must agree to purchase Ownership Interests from the Lessor upon the terms and conditions set forth in the Investment Agreement;

          WHEREAS, it is required by Section 8.35 of the Investment Agreement that the Subsidiary Guarantors execute and deliver this Subsidiary Guaranty whereby the Subsidiary Guarantors shall guarantee the payment when due of all Guaranteed Obligations; and

          WHEREAS, in consideration of the financial and other support that the Company has provided, and such financial and other support as the Company may in the future provide, to the Subsidiary Guarantors, whether directly or indirectly, to induce the Lessor and the Lease Participants to enter into the Investment Agreement and the other Operative Documents, the Subsidiary Guarantors have agreed to guarantee the obligations of the Company to the Lessor under the Investment Agreement, the Lease, the Agency Agreement and the other Operative Documents;

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subsidiary Guarantors hereby agree as follows:

          SECTION 1. Definitions.  Terms defined in the Investment Agreement or
                     -----------
in Schedule 1.02 to the Investment Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

          SECTION 2.  The Guaranty.  The Subsidiary Guarantors, as joint and
                      ------------
several, primary obligors, and not merely as surety, hereby irrevocably and unconditionally guarantee the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) when due of all obligations of, and all amounts owing by, the Company (but not of the Lessor) under the Lease, the Investment Agreement, the Agency Agreement and all other Operative Documents, including, without limitation:

     (a) all obligations to pay Rent, Impositions, Taxes, Other Taxes, Support Expenses, the Termination Value where the Company has not elected to acquire the Facility by payment of the Purchase Price upon the occurrence of a Cancellation Event, the Purchase Price where the Company elects to acquire the Facility, increased costs and compensation for reduced returns under Section 5.03 of the Investment Agreement, compensation under
Section 5.05 of the Investment Agreement, expenses and indemnities under Section
11.03 of the Investment Agreement and Section 5.1 of the Agency Agreement and otherwise, and Yield or interest at the Default Rate in respect of overdue Rent, Yield and fees, the Make-Whole Adjustment and all other amounts owing or payable of whatever nature, and

     (b) the full and punctual performance when due of all obligations and agreements of the Company to or in favor of the Lessor or the Lease Participants under the Lease, the Investment Agreement, the Agency Agreement and all other Operative Documents, including, without limitation, all obligations of the Company to cause Completion to occur in accordance with the terms of the Agency Agreement and the other Operative Documents and the Company's obligation to return the Facility to the Lessor in accordance with Section 16 of the Lease if the Company has not elected to acquire the Facility (all of the foregoing obligations in clauses (a) and (b) above being referred to collectively as the "Guaranteed Obligations"; provided, that notwithstanding anything herein to the
 ----------------------   --------
contrary, if no Cancellation Event has occurred, and the Company has elected to pay the Final Rent Payment or the Completion Costs Payment, as applicable, in accordance with Section 15)a)((ii)(B) of the Lease, the Company shall have no obligation to pay the unrecovered amount of B Percentage Lessor Advances, which under such circumstances shall not constitute a part of the Guaranteed Obligations), and agrees to pay any and all expenses (including reasonable attorneys' fees and expenses) incurred by the Lessor, the Lease Participants and their respective successors, transferees and assigns in enforcing any rights under this Subsidiary Guaranty. Without limiting the generality of the foregoing, the Subsidiary Guarantors' liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Lessor or the Lease Participants but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar case or proceeding involving the Company. For purposes of determining when an obligation is "due" for purposes of this
                                               ---
Subsidiary Guaranty, such term shall be interpreted to mean due in accordance with the terms of this Subsidiary Guaranty and without regard to the amendment, modification or rejection of any Guaranteed Obligation in any bankruptcy or other reorganization case or proceeding. If Additional Facilities are added pursuant to Section 11.22 of the Investment Agreement, the terms and conditions set forth in this Subsidiary Guaranty with respect to the Headquarters Facility shall apply thereto the same as if they had been initially included herein, and the terms "Facility" and "Site", and all other related terms, shall mean, include and be applicable to, as the context shall require, the Headquarters Facility and any one, or more, or all, of such Additional Facilities, with such terms being separately applicable to each Facility, and the term "Guaranteed Obligations" shall include all such obligations applicable to each Facility.

          SECTION 3.  Guaranty Unconditional.  The Subsidiary Guarantors jointly
                      ----------------------
and severally guarantee that the Guaranteed Obligations will be paid and performed strictly in accordance with their terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Company with respect thereto. The obligations of the Subsidiary Guarantors under this Subsidiary Guaranty are independent of the Guaranteed Obligations and a separate action or actions may be brought and prosecuted against the Subsidiary Guarantors to enforce this Subsidiary Guaranty, irrespective of whether any action is brought against the Company or any of its Affiliates or whether the Company or any of its Affiliates is joined in any such action or actions. The obligations of the Subsidiary Guarantors hereunder shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     a. any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Lease, the Investment Agreement, the Agency Agreement or any other Operative Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Guaranteed Obligations;

     b. any modification or amendment of or supplement to the Lease, the Investment Agreement, or any other Operative Document;

     c. any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Company under the Lease, the Investment Agreement, the Agency Agreement, any other Operative Document or any obligations of any other guarantor of any of the Guaranteed Obligations;

     d. any change in the corporate existence, structure or ownership of the Company, or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar case or proceeding affecting the Company, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Company, or any other guarantor of any of the Guaranteed Obligations;

     e. the existence of any claim, set-off or other rights which any Subsidiary Guarantor may have at any time against the Company, any other guarantor of any of the Guaranteed Obligations, the Lessor, any Lease Participant or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     f. any invalidity or unenforceability relating to or against the Company, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Investment Agreement, the Agency Agreement, any other Operative Document or any other guaranty of the Guaranteed Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by the Company, or any other guarantor of the Guaranteed Obligations, of amounts due under the Lease or any other amount payable by the Company under the Investment Agreement, the Agency Agreement or any other Operative Document, or purporting to limit the claim of the Lessor against the Company under the Lease; or

     g. any other act or omission to act or delay of any kind by the Company, any other guarantor of the Guaranteed Obligations, the Lessor or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any of the Subsidiary Guarantors' obligations hereunder, including, without limitation, any failure, omission, delay or inability on the part of the Lessor or the Lease Participants to enforce, assert or exercise any right, power or remedy conferred on the Lessor or the Lease Participants under the Lease, the Investment Agreement, the Agency Agreement or any other Operative Document.

          SECTION 4.  Discharge Only Upon Payment In Full; Reinstatement In
                      -----------------------------------------------------
Certain Circumstances.  The Subsidiary Guarantors' obligations hereunder shall
---------------------
remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Investment Agreement shall have terminated or expired. If at any time any payment of Rent or Yield or any other amount payable by the Company under the Investment Agreement, the Agency Agreement, or any other Operative Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Subsidiary Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

          SECTION 5.  Waiver of Notice by the Subsidiary Guarantors.  The
                      --------------------------------------------
Subsidiary Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company, any other guarantor of the Guaranteed Obligations or any other Person. The Lessor shall, to the extent reasonably practicable, provide prior written notice to the Subsidiary Guarantors of any intentional action (or, in the case of an unintentional action, such notice shall be provided upon discovery thereof by the Lessor) taken by the Lessor referred to in Section 3, provided, however, that the
              --------  -------
failure to provide such notice shall not affect the Subsidiary Guarantor's obligations under this Subsidiary Guaranty.

          SECTION 6.  Stay of Acceleration.  If acceleration of the time for
                      --------------------
payment of any amount payable by the Company under the Lease, the Agency Agreement, the Investment Agreement or any other Operative Document is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Lease, the Agency Agreement, the Investment Agreement or any other Operative Document shall nonetheless be payable by the Subsidiary Guarantors hereunder forthwith on demand by the Lessor.

          SECTION 7.  Notices.  All notices and other communications provided
                      -------
for hereunder shall be given in accordance with the provisions of Section 11.02 of the Investment Agreement, with notices to the Subsidiary Guarantors being sent c/o the Company at the address of the Company determined pursuant to such
Section 11.02.

          SECTION 8.  No Waivers.  No failure or delay by the Lessor in
                      ----------
exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Subsidiary Guaranty, the Lease, the Agency Agreement, the Investment Agreement and the other Operative Documents shall be cumulative and shall not be exclusive of any other rights or remedies provided by law.

          SECTION 9.  Successors and Assigns.  This Subsidiary Guaranty is for
                      ----------------------
the benefit of the Lessor and its successors and assigns, including the Lease Participants, to the extent of their Ownership Interests. This Subsidiary Guaranty may not be assigned by the Subsidiary Guarantors without the prior written consent of the Lessor and each Lease Participant and shall be binding upon the Subsidiary Guarantors and their respective successors and permitted assigns.

          SECTION 10.  Changes in Writing.  Neither this Subsidiary Guaranty nor
                       ------------------
any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Subsidiary Guarantors and the Lessor.

          SECTION 11.  GOVERNING LAW; SUBMISSION TO JURISDICTION.
                       -----------------------------------------

          (a) THIS SUBSIDIARY GUARANTY (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

          (B) EACH OF THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY ACTION OR PROCEEDING BY THE LESSOR IN RESPECT OF, BUT ONLY IN RESPECT OF, ANY CLAIMS OR CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY OR THE OTHER OPERATIVE DOCUMENTS (SUCH CLAIMS AND CAUSES OF ACTION, COLLECTIVELY, BEING "PERMITTED
                                                                  ---------
CLAIMS"), AND EACH OF THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY AGREES THAT
------
ALL PERMITTED CLAIMS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT. EACH OF THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY AFOREMENTIONED COURT IN RESPECT OF PERMITTED CLAIMS. EACH OF THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS
                                                                   -------
AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK
-----
10019, AS ITS AGENT TO RECEIVE ON BEHALF OF THE SUBSIDIARY GUARANTOR AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED BY THE LESSOR IN ANY SUCH ACTION OR PROCEEDING IN ANY AFOREMENTIONED COURT IN RESPECT OF PERMITTED CLAIMS. SUCH SERVICE MAY BE MADE BY DELIVERING A COPY OF SUCH PROCESS TO THE SUBSIDIARY GUARANTOR BY COURIER AND BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED), FEES AND POSTAGE PREPAID, BOTH (I) IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS AND (II) AT THE SUBSIDIARY GUARANTORS' ADDRESS DETERMINED PURSUANT TO SECTION 7, AND EACH OF THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. THE SUBSIDIARY GUARANTORS AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

          (C) Nothing in this Section 11: (i) shall affect the right of the Lessor to serve legal process in any other manner permitted by law or affect any right otherwise existing of the Lessor to bring any action or proceeding against the Subsidiary Guarantors or their respective property in the courts of other jurisdictions or (ii) shall be deemed to be a general consent to jurisdiction in any particular court or a general waiver of any defense or a consent to jurisdiction of the courts expressly referred to in subsection (a) above in any action or proceeding in respect of any claim or cause of action other than permitted Claims.

          SECTION 12.  Taxes, etc.  All payments required to be made by the
                       -----------
Subsidiary Guarantors hereunder shall be made without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority as required pursuant to Section 4.06 of the Investment Agreement.

          SECTION 13.  Subrogation.  Each of the Subsidiary Guarantors hereby
                       ------------
agrees that it will not exercise any rights which it may acquire by way of subrogation under this Subsidiary Guaranty, by any payment made hereunder or otherwise, unless and until all of the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to any of the Subsidiary Guarantors on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Lessor and shall forthwith be paid to the Lessor to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Investment Agreement.

          SECTION 14.  Waiver of Jury Trial.  EACH OF THE SUBSIDIARY GUARANTORS
                       --------------------
AND THE LESSOR WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS SUBSIDIARY GUARANTY OR ANY OTHER OPERATIVE DOCUMENT OR UNDER AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS SUBSIDIARY GUARANTY OR ANY OTHER OPERATIVE DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          SECTION 15.  Additional Subsidiary Guarantors.  Section 8.35 of the
                       ---------------------------------
Investment Agreement provides that Subsidiaries must become Subsidiary Guarantors by, among other things, executing and delivering to the Lessor a counterpart of this Subsidiary Guaranty. Any Subsidiary which executes and delivers to the Lessor a counterpart of this Subsidiary Guaranty shall be a Subsidiary Guarantor for all purposes hereunder.

          IN WITNESS WHEREOF, the Subsidiary Guarantors have caused this Subsidiary Guaranty to be duly executed, under seal, by its authorized officer as of the date first above written.

                              U.S. XPRESS, INC.
                              CSI/CROWN, INC.
                              JTI, INC.
                              XPRESS AIR, INC.
                              U.S. XPRESS LEASING, INC.


                              By: ______________________________
                                    Name:
                                    Title:

                                   EXHIBIT G
                                   ---------

                             CONTRIBUTION AGREEMENT

          THIS CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of March __, 1998 by and between U.S. XPRESS ENTERPRISES, INC., a Tennesee corporation (the "Principal"), U.S. Xpress, Inc., a Nevada corporation, CSI/Crown, Inc., a Georgia, corporation, JTI, Inc., Xpress Air, Inc. and U.S. Xpress Leasing, Inc., each Tennessee corporations (collectively, the "Subsidiary Guarantors" and, together with any subsidiary of the Principal which becomes a Subsidiary Guarantor pursuant to the last paragraph hereof, Section 15 of the Subsidiary Guaranty referred to below and Section 8.35 of the Investment Agreement referred to below). The Principal and each of the Subsidiary Guarantors are sometimes hereinafter referred to individually as a "Contributing Party" and collectively as the "Contributing Parties").

                              W I T N E S S E T H:

          WHEREAS, pursuant to that certain Investment Agreement, dated as of even date herewith among the Principal, the Lease Participants party thereto and Wachovia Capital Markets, Inc., as Lessor (such agreement, as the same may from time to time be amended, modified, restated or extended, being hereinafter referred to as the "Investment Agreement"; capitalized terms used herein shall have the meanings ascribed thereto in the Investment Agreement), the Lessor has agreed have agreed to extend financial accommodations to the Principal, and the Lease Participants have agreed to purchase Ownership Interests from the Lessor;

          WHEREAS, as a condition, among others, to the willingness of the Lessor and the Lease Participants to enter into the Investment Agreement, they have required that each Subsidiary Guarantor execute and deliver that certain Subsidiary Guaranty, dated as of even date herewith (such agreement, as the same may from time to time be amended, modified, restated or extended, being hereinafter referred to as the "Subsidiary Guaranty"), pursuant to which, among other things, the Subsidiary Guarantors have jointly and severally agreed to guarantee the "Guaranteed Obligations" (as defined in the Subsidiary Guaranty); and

          WHEREAS, each Subsidiary Guarantor is a direct or indirect subsidiary of the Principal and is engaged in businesses related to those of the Principal and each other Subsidiary Guarantor, and each of the Subsidiary Guarantors will derive direct or indirect economic benefit from the effectiveness and existence of the Investment Agreement, the Lease and the other Operative Documents;

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce each

Subsidiary Guarantor to enter into the Subsidiary Guaranty, it is agreed as follows:

          To the extent that any Subsidiary Guarantor shall, under the Subsidiary Guaranty, make a payment (a "Subsidiary Guarantor Payment") of a portion of the Guaranteed Obligations, then, without limiting its rights of subrogation against the Principal, such Subsidiary Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Contributing Parties in an amount, for each such Contributing Party, equal to a fraction of such Subsidiary Guarantor Payment, the numerator of which fraction is such Contributing Party's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Contributing Parties.

          As of any date of determination, the "Allocable Amount" of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Subsidiary Guarantor Payment without (i) rendering such Contributing Party "insolvent" within the meaning of Section 101(31) of the Federal Bankruptcy Code (the "Bankruptcy Code") or Section 2 of either the Uniform Fraudulent Transfer Act (the "UFTA") or the Uniform Fraudulent Conveyance Act (the "UFCA"), (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA.

          This Agreement is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall impair the obligations of the Subsidiary Guarantors, jointly and severally, to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the Subsidiary Guaranty.

          The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of each Subsidiary Guarantor to which such contribution and indemnification is owing.

          This Agreement shall become effective upon its execution by each of the Contributing Parties and shall continue in full force and effect and may not be terminated or otherwise revoked by any Contributing Party until all of the Guaranteed Obligations shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged and the Credit Agreement and financing arrangements evidenced and governed by the Credit Agreement shall have been terminated. Each Contributing Party agrees that if, notwithstanding the foregoing, such Contributing Party shall have any right under applicable law to terminate or revoke this Agreement, and such Contributing Party shall attempt to exercise such right, then such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto and signed by such Contributing Party, is actually received by each of the other Contributing Parties and by the Lessor at its notice address set forth in the Investment Agreement. Such notice shall not affect the right or power of any Contributing Party to enforce rights arising prior to receipt of such written notice by each of the other Contributing Parties and the Lessor. If the Lessor makes additional Lessor Advances to the Principal or takes other action giving rise to additional Guaranteed Obligations after any Contributing Party has exercised any right to terminate or revoke this Agreement but before the Lessor receives such written notice, the rights of each other Contributing Party to contribution and indemnification hereunder in connection with any Subsidiary Guarantor Payments made with respect to such loans or Guaranteed Obligations shall be the same as if such termination or revocation had not occurred.

     Section 8.35 of the Investment Agreement provides that Subsidiaries must become Subsidiary Guarantors by, among other things, executing and delivering to the Lessor a counterpart of the Subsidiary Guaranty and of this Contribution Agreement. Any Subsidiary which executes and delivers to the Lessor a counterpart of the Subsidiary Guaranty and of this Contribution Agreement shall be a Subsidiary Guarantor for all purposes hereunder.

          IN WITNESS WHEREOF, each Contributing Party has executed and delivered this Agreement, under seal, as of the date first above written.

The Principal:           U.S. XPRESS ENTERPRISES, INC.


                         By: ____________________________________
                              Name:
                              Title:

The Subsidiary Guarantors:

                              U.S. XPRESS, INC.
                              CSI/CROWN, INC.
                              JTI, INC.
                              XPRESS AIR, INC.
                              U.S. XPRESS LEASING, INC.


                              By: ________________________________
                                    Name:
                                    Title:

                                 SCHEDULE 1.02

                                 Defined Terms

The following terms shall have the following meanings when used in the "Investment Agreement", the "Lease", the "Agency Agreement" and all other "Operative Documents" (all terms defined in the singular to have the same meanings when used in the plural and vice versa), and the defined terms are subject to the provisions of Section 11.22 of the Investment Agreement:

          "Accrued Construction Term Yield": as defined in Section 3.03(c) of
           -------------------------------
the Investment Agreement.

          "Acquisition/Construction Agent": the Company, as acquisition and
           ------------------------------
construction agent for the Lessor with respect to the Facility pursuant to the Agency Agreement.

          "Additional Facilities":  as defined in Section 11.22 of the
           ---------------------
Investment Agreement.

          "Adjusted LIBO Rate":  with respect to any Yield Period, a rate per
           ------------------
annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/16th of 1%) by dividing (i) the applicable LIBO Rate for such Yield Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

          "Advance Notice":  in connection with any Lessor Advance, notice given
           --------------
by telecopy or telephone (and if by telephone, confirmed promptly by telecopier) to be received by the Lessor not later than 12:00 noon, Atlanta, Georgia time, on the 3rd Business Day before the requested date of such Lessor Advance or continuation.

          "Affiliate":  with respect to the Company (i) any Person that,
           ---------
directly or indirectly, through one or more intermediaries, controls the Company (a "Controlling Person"), (ii) any Person (other than the Company or a
    ------------------
Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Company owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agency Agreement":  the Acquisition, Agency, Indemnity and Support
           ----------------
Agreement, of even date with the Investment Agreement, between the Lessor and the Company, as Acquisition/Construction Agent, as amended, supplemented or otherwise modified from time to time.

          "Aggregate Construction Costs": the aggregate amount of all Facility
           ----------------------------
Costs, including all acquisition costs for the Improvements and Capitalized Expenses, excluding, however, the cost of the acquisition of the Site.
          ---------  -------

          "A Percentage Lease Participant":  any Person who is listed as an A
           ------------------------------
Percentage Lease Participant on the signature pages of the Investment Agreement, or who from time to time becomes an A Percentage Lease Participant pursuant to an Assignment and Acceptance; collectively, the "A Percentage Lease
                                                 ------------------
Participants".

          "A Percentage Lease Participant Commitment": For each A Percentage
           -----------------------------------------
Lease Participant, the amount set forth as such on the signature pages of the Investment Agreement next to the signature of such A Percentage Lease Participant, or in an Assignment and Acceptance, and in the most recent Ownership Certificate as the same may be reduced in accordance with Section 2.03 of the Investment Agreement.

          "A Percentage Lessor Investment Commitment": that portion of the
           -----------------------------------------
Lessor Investment Commitment which is equal to 85.57% of the Lessor Investment Commitment.

          "A Percentage Lessor Investments" means Lessor Investments equal to
           -------------------------------
85.57% of the Lessor Investments.

          "A Percentage Ownership Interest": an undivided ownership interest, in
           -------------------------------
an amount equal to its A Percentage Share, in the Lessor's rights in A Percentage Lessor Advances and A Percentage Lessor Investments, and in all rights to payments of Rent, Yield, fees (except fees payable pursuant to Section 2.04(c) of the Investment Agreement) and other amounts payable with respect thereto under the Agreement, the Lease and the other Operative Documents, and with reference to the Lessor and each A Percentage Lease Participant, its Ownership Interest in the A Percentage Lessor Advances, A Percentage Lessor Investments, and such rights to payment, after giving effect to the sale by the Lessor to, and the purchase by such A Percentage Lease Participant of, an A Percentage Ownership Interest pursuant to Section 2.01(b), or to the assignment by an A Percentage Lease Participant pursuant to an Assignment and Acceptance, in each case as set forth in the most recent Ownership Certificate. The title of the Lessor in and to the Facility shall be held in trust by the Lessor for the A Percentage Lease Participants, to the extent of their respective A Percentage Ownership Interests, subject to the Lease, and in the event the Facility is sold (either to the Lessee or a third party, pursuant to Section 15 of the Lease or upon the exercise by the Lessor of rights and remedies pursuant to Section 26 of the Lease), the net sale proceeds thereof also shall be held in trust by the Lessor for the A Percentage Lease Participants, to the extent of their respective A Percentage Ownership Interests.

          "A Percentage Share": (i) until the Commitments have terminated
           ------------------
entirely pursuant to Section 2.03 or 9.02, (x) with respect to the Lessor, the percentage which the sum of its A Percentage Lessor Commitment, less the aggregate A Percentage Lease Participant Commitments, bears to the A Percentage Lessor Commitment, and with respect to each A Percentage Lease Participant, the percentage which its A Percentage Lease Participant Commitment bears to the A Percentage Lessor Commitment; and (ii) thereafter, for Lessor and each A Percentage Lease Participant, the percentage which its A Percentage Ownership Interest bears to all of the A Percentage Ownership Interests.

          "A Percentage Yield":  all Yield accruing from time to time with
           ------------------
respect to the A Percentage Lessor Investments, A Percentage Yield to include without limitation all Accrued Construction Term Yield accrued on the A Percentage Yield.

          "Applicable Funding Office":  for each Funding Party, the funding
           -------------------------
office of such Funding Party (or an affiliate of such Funding Party) designated for any Lessor Advance or Lease Participant Advance on the signature pages of the Investment Agreement (or in an Assignment and Acceptance executed by a Lease Participant pursuant to Section 11.06 of the Investment Agreement) or such other offices of such Funding Party (or of an affiliate of such Funding Party) as such Funding Party may from time to time specify to the Lessor (if it is not such Funding Party) and the Company as the office by which its Lessor Advances or Lease Participant Advances, as applicable, are to be made and maintained.

          "Applicable Margin":  with respect to the A Percentage Lessor Advances
           -----------------
and the B Percentage Lessor Advances, respectively, (i) for Yield accruing based on the Base Rate, 0.0%, and (ii) for Yield accruing based on the Adjusted LIBO Rate, the applicable rate per annum determined in accordance with the Pricing Schedule.

          "Applicable Permit":  any Permit that is or may be necessary to own,
           -----------------
renovate, construct, install, start-up, test, maintain, modify, expand, remove, operate, lease or use all or any part of the Facility (including, without limitation, the Site or any business conducted on or related to the Facility or the Site) in accordance with the Operative Documents, and the failure to obtain or maintain which would have a Material Adverse Effect.

          "Approved Appraisal":  any appraisal, ordered by the Lessor, but at
           ------------------
the Company's cost, from an appraiser or appraisers reasonably acceptable to the Lessor, which: (i) complies with Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, 12 U.S.C. 3331, et seq., and The Regulations and Statements of General Policy on Appraisals promulgated by the Federal Deposit Insurance Corporation, 12 C.F.R. Part 32, as amended, (ii) is performed by a state-certified real estate appraiser certified under the laws of any State,
(iii) reflects the Market Value of the Facility on an "as completed" basis and
(iv) estimates the Market Value of the Facility as of the expiration of the Basic Term.

          "Assignment and Acceptance":  an Assignment and Acceptance Agreement,
           -------------------------
in the form of Exhibit C to the Investment Agreement entered into by a Lease
               ---------
Participant and an Eligible Assignee.

          "Authorized Officers":  with respect to the Company, the officers
           -------------------
whose signatures and incumbency shall have been certified to the Lessor in a certificate certified by the Secretary or an Assistant Secretary of the Company, in form and substance reasonably satisfactory to the Lessor that are authorized to sign the Lease and the other Operative Documents to which the Lessee is a party and, until replaced by another Authorized Officer duly authorized for that purpose, to act as its respective representative for the purposes of signing documents and giving notices and other communications in connection with the Lease and the Operative Documents to which it is a party.

          "Banking Authority":  as defined in Section 5.02 of the Investment
           -----------------
Agreement.

          "Base Rate":  for any day, the rate per annum equal to the higher as
           ---------
of such day of (I) the Prime Rate, and (II) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

          "Basic Rent":  with respect to any Rental Period during the Lease
           ----------
Term, for each day during such Rental Period (whether or not a Business Day), whichever is applicable of:

          (A) during the Fixed Rate Funding Period, the sum of (i) all Yield on the A Percentage Lessor Advances and the B Percentage Lessor Advances (excluding Accrued Construction Term Yield, but including, without limitation, all Yield on the A Percentage Lessor Advances and the B Percentage Lessor Advances accruing during the Basic Term on an amount of the B Percentage Ownership Interests of the Lessor equal to 3% of the total Lessor Investments and payments of Accrued Construction Term Yield thereon during the Basic Term) accruing for such day on the A Percentage Lessor Advances and the B Percentage Ownership Advances at the Fixed Funding Rate pursuant to and in accordance with the Investment Agreement, and (ii) all liabilities of the Company for Commitment Fees and other fees accruing for such day pursuant to the Investment Agreement; and

          (B) unless and until the election of the Fixed Funding Rate by a Fixed Funding Rate Election Notice, during any period prior to the effective date of such election, the sum of (i) all Yield on the A Percentage Lessor Advances and the B Percentage Lessor Advances (excluding Accrued Construction Period Yield but including, without limitation, all Yield accruing during the Basic Term on the Lessor Investment) accruing for such day during such Rental Period pursuant to and in accordance with the Investment Agreement at a rate per annum equal to the Adjusted LIBO Rate plus the Applicable Margin for the Adjusted LIBO Rate,(ii) any Supplemental Rent payable as a result of the termination of the Fixed Rate Funding Period and (iii) all liabilities for Commitment Fees and other fees accruing during such Rental Period pursuant to the Investment Agreement.

          "Basic Term":  with respect to the Lease, and subject to the terms and
           ----------
conditions set forth therein and in the other Operative Documents, the period commencing on the Lease Commencement Date and ending on the earlier to occur of
(i) the Option Date, (ii) the Cancellation Date, or (iii) the Scheduled Lease Termination Date.

          "B Percentage Lease Participant":  any Person who is listed as an B
           ------------------------------
Percentage Lease Participant on the signature pages of the Investment Agreement, or who from time to time becomes an B Percentage Lease Participant pursuant to an Assignment and Acceptance; collectively, the "B Percentage Lease
                                                 ------------------
Participants".

          "B Percentage Lease Participant Commitment": For each B Percentage
           -----------------------------------------
Lease Participant, the amount set forth as such on the signature pages of the Investment Agreement next to the signature of such B Percentage Lease Participant, or in an Assignment and Acceptance, and in the most recent Ownership Certificate as the same may be reduced in accordance with Section 2.03 of the Investment Agreement.

          "B Percentage Lessor Investment Commitment": that portion of the
           -----------------------------------------
Lessor Investment Commitment which is equal to 14.43% of the Lessor Investment Commitment.

          "B Percentage Lessor Investments" means Lessor Investments equal to
           -------------------------------
14.43% of the Lessor Investments.

          "B Percentage Ownership Interest":  an undivided ownership interest,
           -------------------------------
in an amount equal to its B Percentage Share, in the Lessor's rights in B Percentage Lessor Advances and B Percentage Lessor Investments, and in all rights to payments of Rent, Yield, fees (except fees payable pursuant to Section 2.04(c) of the Investment Agreement) and other amounts payable with respect thereto under the Agreement, the Lease and the other Operative Documents, and with reference to the Lessor and each B Percentage Lease Participant, its Ownership Interest in the B Percentage Lessor Advances, B Percentage Lessor Investments, and such rights to payment, after giving effect to the sale by the

Lessor to, and the purchase by such B Percentage Lease Participant of, a B Percentage Ownership Interest pursuant to Section 2.01(b), or to the assignment by a B Percentage Lease Participant pursuant to an Assignment and Acceptance, in each case as set forth in the most recent Ownership Certificate. The title of the Lessor in and to the Facility shall be held in trust by the Lessor for the B Percentage Lease Participants, to the extent of their respective B Percentage Ownership Interests, subject to the Lease, and in the event the Facility is sold (either to the Lessee or a third party, pursuant to Section 15 of the Lease or upon the exercise by the Lessor of rights and remedies pursuant to Section 26 of the Lease), the net sale proceeds thereof also shall be held in trust by the Lessor for the B Percentage Lease Participants, to the extent of their respective B Percentage Ownership Interests.

          "B Percentage Share": (i) until the Commitments have terminated
           ------------------
entirely pursuant to Section 2.03 or 9.02, (x) with respect to the Lessor, the percentage which the sum of its B Percentage Lessor Commitment, less the aggregate B Percentage Lease Participant Commitments, bears to the B Percentage Lessor Commitment, and with respect to each B Percentage Lease Participant, the percentage which its B Percentage Lease Participant Commitment bears to the B Percentage Lessor Commitment; and (ii) thereafter, for Lessor and each B Percentage Lease Participant, the percentage which its B Percentage Ownership Interest bears to all of the B Percentage Ownership Interests.

          "B Percentage Yield":  all yield accruing from time to time with
           ------------------
respect to the B Percentage Lessor Investments, B Percentage Yield to include without limitation all Accrued Construction Term Yield accrued on the B Percentage Yield.

          "Business Day":  (i) for all purposes other than as set forth in
           ------------
clause (ii) below, any day except Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law or other government action to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal of and interest on, the Lessor Advances, and notices and determinations in connection with and payments of Basic Rent, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in the London interbank eurodollar market.

          "Cancellation Date":  as defined in Section 15(b) of the Lease.
           -----------------

          "Cancellation Event":  as defined in Section 15(b) of the Lease, and
           ------------------
shall include a Loss Event.

          "Capitalized Expenses":  all acquisition, design and construction
           --------------------
costs and all legal, architectural, engineering and other professional fees and expenses, brokerage fees, appraisal fees, environmental assessment fees, title insurance, survey expenses, mortgage recording fees and taxes, intangibles taxes, and other "soft costs" of a nature ordinarily and reasonably incurred in connection with the acquisition, design, engineering, construction, renovation assembly, installation, testing, improvement and completion of property substantially similar to the Facility (including soft and hard costs not to exceed 10% of all Facility Cost) and all Basic Rent (as defined below), commitment and other fees accrued prior to the Completion Date. "Capitalized Expenses" shall not include fixtures, furniture or equipment included in, attached to or otherwise relating to the Site or the Facility.

          "Capital Stock":  any nonredeemable capital stock of the Company or
           -------------
any Consolidated Subsidiaries (to the extent issued to a Person other than the Company) whether common or preferred.

          "Casualty Occurrence":  any of the following events in respect of the
           -------------------
Facility, (i) any material loss of the Facility or material loss of use thereof which does not constitute a Loss Event, or (ii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any material part of the Facility which action does not constitute a Loss Event.

          "CERCLA":  the Comprehensive Environmental Response Compensation and
           ------
Liability Act, 42 U.S.C. (S) 9601 et. seq. and its implementing regulations and amendments.

          "CERCLIS":  the Comprehensive Environmental Response Compensation and
           -------
Liability Inventory System established pursuant to CERCLA.

          "Change of Law":  as defined in Section 5.02 of the Investment
           -------------
Agreement.

          "Closing Date":  for the Headquarters Facility, March __, 1998.
           ------------

          "Code":  the Internal Revenue Code of 1986, as amended, and any
           ----
successor Federal tax code.

          "Collateral":  as defined in Section 26 of the Lease.
           ----------

          "Co-Lessee":  as defined in Section 21(b) of the Lease.
           ---------

          "Commitment":  as to the Lessor, its Lessor Commitment, and as to each
           ----------
Lease Participant, an amount equal to such Lease Participant's A Percentage Lease Participant Commitment and/or B Percentage Lease Participation Commitment, as applicable, then in effect.

          "Commitment Fee":  as defined in Section 2.04(b) of the Investment
           --------------
Agreement.

          "Commitment Fee Rate":  as defined in the Pricing Schedule.
           -------------------

          "Company":  U.S. Xpress Enterprises, Inc., a Nevada corporation, and
           -------
its successors.

          "Completion":  the occurrence and satisfaction of all of the events
           ----------
and conditions described on Schedule 1.3 to the Agency Agreement on a single date to the reasonable satisfaction of the Majority Funding Parties.

          "Completion Certificate":  a certificate of the Acquisition
           ----------------------
Construction Agent in substantially the form of Exhibit A to the Agency
                                                ---------
Agreement, certifying that Completion of the Facility has occurred.

          "Completion Costs": at any time the sum of (x) the aggregate amount of
           ----------------
Construction Costs (including acquisition costs, except with respect to the Site, and soft costs) expended or incurred as of the time of a Non-Completion Event and which it will be necessary thereafter to expend in order to achieve Completion, plus (y) all Impositions thereon.

          "Completion Costs Payment":  an amount, which is payable upon the
           ------------------------
occurrence of a Non-Completion Event, equal to the sum of (i) the acquisition cost of the Site, (ii) the aggregate amount of all Completion Costs, up to but not in excess of the Completion Costs Payment Limitation, and (iii) all Supplemental Rent and other amounts owing by the Company under the Operative Documents (other than any Completion Costs in excess of the Completion Costs Payment Limitation).

          "Completion Costs Payment Limitation" means an amount equal to 89% of
           -----------------------------------
the Aggregate Construction Costs.

          "Completion Date":  the earlier to occur of (i) the date on which the
           ---------------
Company, as Acquisition/Construction Agent for the Lessor, delivers the Completion Certificate and (ii) the date that is 24 months after the Lease Commencement Date (unless there shall have occurred a Loss Event or Casualty Occurrence during the period which commences on the date that is 18 months after the Lease Commencement Date and ends on the date that is 24 months after the Lease Commencement Date, in which event such 24-month period shall be extended for an additional period ending 6 months from the date of the occurrence of such Loss Event or Casualty Occurrence).

          "Compliance Certificate :  as defined in Section 8.01(a)(iii) of the
           -----------------------
Investment Agreement.

          "Consolidated Current Assets" and "Consolidated Current Liabilities":
           ---------------------------       --------------------------------
at any time, all assets or liabilities, respectively, of the Company and its Consolidated Subsidiaries that, in accordance with GAAP, should be classified as current assets or current liabilities, respectively, on a consolidated balance sheet of the Company and its Consolidated Subsidiaries.

          "Consolidated Debt":  at any date the Debt of the Company and its
           -----------------
Consolidated Subsidiaries, determined on a consolidated basis as of such date.

          "Consolidated EBILT": the sum of the following, calculated on a
           ------------------
consolidated basis in accordance with GAAP for the Company and the Consolidated Subsidiaries, for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters: (i) Consolidated Net Income; plus (ii) income tax expenses included in Consolidated Net Income; plus (iii) all payment obligations of the Company and the Consolidated Subsidiaries under all operating leases and operating rental agreements (other than between or among the Company and the Consolidated Subsidiaries); plus (iv) Consolidated Interest Expense.

          "Consolidated EBILTDA": the sum of the following, calculated on a
           --------------------
consolidated basis in accordance with GAAP for the Company and the Consolidated Subsidiaries, for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters: (i) Consolidated Net Income; plus (ii) income tax expenses included in Consolidated Net Income; plus (iii) all payment obligations of the Company and the Consolidated Subsidiaries under all operating leases and operating rental agreements (other than between or among the Company and the Consolidated Subsidiaries); plus (iv) Consolidated Interest Expense; plus (v) depreciation and amortization expense. In computing Consolidated EBILTDA, any of the foregoing items realized or accrued for such period and prior to the date of any acquisition permitted by Section 8.34 by the Person so acquired or attributable to the assets so acquired shall be included in Consolidated EBILTDA, but only to the extent that such items of such Person or attributable to such assets would have been available to the Company or such Subsidiary had the Company or such Subsidiary acquired such Person or such assets at the beginning of such period.

          "Consolidated Fixed Charges":  for any period, the sum of (i)
           --------------------------
Consolidated Interest Expense for such period, and (ii) all payment obligations of the Company and its Consolidated Subsidiaries for such period under all operating leases and rental agreements, specifically including payment obligations under the Investment Agreement, the Lease and the other Operative Documents.

          "Consolidated Interest Expense":  for any period, interest, whether
           -----------------------------
expensed or capitalized, in respect of Debt of the Company or any of its Consolidated Subsidiaries outstanding during such period.

          "Consolidated Liabilities":  the sum of (i) all liabilities that, in
           ------------------------
accordance with GAAP, should be classified as liabilities on a consolidated balance sheet of the Company and its Consolidated Subsidiaries, and (ii) to the extent not included in clause (i) of this definition, all Redeemable Preferred Stock.

          "Consolidated Net Income":  for any period, the Net Income of the
           -----------------------
Company and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Company or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

          "Consolidated Net Worth": at any time, the shareholders' equity of the
           ----------------------
Company and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable
                                               --- ---------
Preferred Stock of the Company or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

          "Consolidated Operating Profits": for any period, the Operating
           ------------------------------
Profits of the Company and its Consolidated Subsidiaries.

          "Consolidated Subsidiary":  a Subsidiary, the accounts of which are
           -----------------------
customarily consolidated with those of the Company, for the purpose of reporting to stockholders of the Company, or to the Lessor and each of the Lease Participants, or, in the case of a recently acquired Subsidiary, the accounts of which would, in accordance with the Company's regular practice, be so consolidated for that purpose.

          "Consolidated Total Adjusted Debt": at any time, all Consolidated
           --------------------------------
Debt, plus all amounts outstanding under the Investment Agreement, the Lease and the other Operative Documents, plus an amount equal to the present value (using a discount rate of 10%) of all other operating leases of the Company and its Consolidated Subsidiaries, less any obligations of the Company and its Consolidated Subsidiaries with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any).

          "Consolidated Total Assets":  at any time, the total assets of the
           -------------------------
Company and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries, prepared in accordance with GAAP and delivered to the Lessor and the Lease Participants pursuant to Section 8.01(a(i) or (ii) of the Investment Agreement.

          "Construction Term":  the period commencing on the Lease Commencement
           -----------------
Date and ending on the Completion Date.

          "Construction Term Yield":  all Yield that shall accrue during the
           -----------------------
Construction Term with respect to the A Percentage Lessor Investments and the B Percentage Lessor Investments, respectively.

          "Contribution Agreement": the Contribution Agreement of even date
           ----------------------
herewith in substantially the form of Exhibit G to the Investment Agreement to
                                      ---------
be executed by the Company and the Subsidiary Guarantors.


          "Controlled Group":  all members of a controlled group of corporations
           ----------------
and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

          "Debt": of any Person means at any date, without duplication, (i) all
           ----
obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capital Leases,
(v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid or to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any), and (x) all Debt of others Guaranteed by such Person, and, as to the Company, shall also include all obligations under the Investment Agreement, the Lease and the other Operative Documents.

          "Default":  any condition or event that constitutes an Event of
           -------
Default or that with the giving of notice or the lapse of time or both would, unless cured or waived, become an Event of Default.

          "Default Rate":  with respect to any Lessor Advance, Rent or any other
           ------------
amount payable under any Operative Document, on any day, the sum of 2% plus the Adjusted LIBO Rate.

          "Dollars" and "$":  dollars in lawful currency of the United States of
           -------       -
America.

          "Eligible Assignee":  with respect to any particular assignment under
           -----------------
Section 11.06 of the Investment Agreement, any bank or other financial institution consented to by the Company and the Lessor if such bank or other financial institution is not already a Lease Participant or an affiliate of a Lease Participant; provided that (i) the Lessor's consent may be granted or
                   --------
withheld in its sole and absolute discretion, and (ii) the Company's consent shall not be unreasonably withheld and, provided, further, that such consent of the Company shall not be required if an Event of Default is in existence.

          "Eligible Lessor Assignee"  means a commercial bank or other financial
           ------------------------
institution, or an Affiliate of either, which: (i) is a diversified company which has (x) significant assets and significant activities other than its Ownership Interests, and (y) has and is reasonably expected to continue to have, during the period it holds its Ownership Interests, significant equity (substantially in excess of 3%) in relationship to its Debt; (ii) is not a "special-purpose entity" for purposes of (x) EITF Issue No. 90-15, "Impact of Nonsubstantive Lessors, Residual Value Guarantees, and Other Provisions in Leasing Transactions, EITF Issue No. 96-21, "Implementation Issues in Accounting for Leasing Transactions Involving Special-Purpose Entities", or EITF Issue No. 97-1, "Implementation Issues in Accounting for Lease Transactions, including Those involving Special-Purposed Entities", of the Emerging Issues Task Force of the Financial Accounting Standards Board of the Financial Accounting Foundation (the "FASB"), or (y) the Exposure Draft dated October 16, 1995 of Proposed Statement of Financial Accounting Standards, "Consolidated Financial Statements:
Policy and Procedures", issued by the FASB and (iii) agrees in writing not to pledge its Ownership Interests.

          "Environmental Assessment":  collectively, a Phase 1 report conducted
           ------------------------
by an independent engineering firm reasonably acceptable to the Lessor in scope and substance satisfactory to the Lessor, and in any event satisfying the minimum standards set forth in ASTME 1527-94 (and, if recommended in or indicated by the Phase 1 report, a Phase 2, environmental soil test or other environmental report or reports), reflecting compliance of the Facility in all material respects with all applicable Environmental Requirements.

          "Environmental Authority":  any foreign, federal, state, local or
           -----------------------
regional Governmental Authority that exercises any form of jurisdiction or authority under any Environmental Requirement.

          "Environmental Authorizations":  all licenses, permits, orders,
           ----------------------------
approvals, notices, registrations or other legal prerequisites for conducting the business of the Company or any Subsidiary, or for the uses and activities of, on or relating to the Facility, required by any Environmental Requirement.

          "Environmental Damages":  any and all claims, losses, costs, damages,
           ---------------------
penalties and expenses which are incurred at any prior or subsequent time as a result of the existence or release of Hazardous Materials upon, about or beneath the Facility or migrating or, in the written opinion of an environmental engineer, threatening to migrate to or from the Facility, or the existence of a violation of Environmental Requirements pertaining to the Facility, regardless of whether the existence of such Hazardous Materials or the violation of Environmental Requirements arose prior to the present ownership or operation of the Facility.

          "Environmental Judgments and Orders":  all Judgments, arising from or
           ----------------------------------
in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a Judgment.

          "Environmental Liabilities":  any liabilities or Liens, whether
           -------------------------
accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

          "Environmental Notices":  written notice from any Environmental
           ---------------------
Authority or by any other Person, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

          "Environmental Proceedings":  any judicial or administrative
           -------------------------
proceedings arising from or in any way associated with any Environmental Requirement.

          "Environmental Release":  any actual or threatened release defined in
           ---------------------
CERCLA or under any state or local environmental law or regulation.

          "Environmental Requirements":  any statue, rule, regulation,
           --------------------------
ordinance, permit, license administration or judicial decision or order (whether by consent or otherwise) or the requirement of law with respect to: (i) the protection of human health and/or the environment; (ii) the existence, handling, use, generation, treatment, storage, packaging, labelling, removal or Environmental Release of Hazardous Materials on, under, about and/or from any real property, including the Facility; and (iii) the effects on the environment of any activity now, previously, or hereinafter conducted on any real property, including the Facility. The Environmental Requirements shall include, but not be limited to, the following: CERCLA; the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. (S)(S)
                    ------
2601, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. (S)(S) 1251,
      ------
et seq.; the Clean Air Act, 42 U.S.C. (S)(S) 7401, et seq.; the Occupational
------                                             ------
Safety and Health Act, 29 U.S.C. (S)(S) 651, et seq.; the Emergency Planning and
                                             ------
Community Right-To-Know Act of 1986, 42 U.S.C. (S)(S) 11001, et seq.; the state
                                                             ------
and local analogies thereto, all as amended or superseded from time to time; and any common-law doctrine, including but not limited to, negligence, nuisance, strict liability, trespass, personal injury, or property damage related to or arising out of the presence, Environmental Release or exposure to a Hazardous Material; and all federal, state and local ordinances, regulations, orders, writs and decrees.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, or any successor law and the regulations promulgated and rulings issued from time to time thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

          "Eurocurrency Liabilities":  as defined in Regulation D of the Board
           ------------------------
of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Reserve Percentage":  for any day the percentage
           -----------------------------
(expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on loans made at the LIBO Rate is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Funding Party to United States residents). The Adjusted LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default":  as defined in Section 9.01 of the Investment
           ----------------
Agreement or in Section 17 of the Lease.

          "Facility":  the collective reference to (i) the Lessor's fee simple
           --------
estate in the Site, (ii) the building and related enhancements and improvements to be constructed on the Site in accordance with the Facility Plan, together with all accessions thereto and replacements thereof, and together with all accessories, equipment, parts and devices necessary to achieve Completion, and all fixtures now or hereafter included in or attached to the Site, the building and such enhancements and improvements and modifications, and (iii) all plans, specifications, warranties and related rights and operating, maintenance and repair manuals related thereto and all replacements of any of the above.

          "Facility Cost":  an aggregate amount equal to the lesser of: (i) the
           -------------
sum of (a) all costs associated with the Lessor's acquisition of a fee simple estate in the Site and any refinancing thereof, and (b) all Capitalized Expenses to be provided by the Lessor and the Lease Participants; and (ii) $18,000,000 (as to the Headquarters Facility and such amount as is set forth in a Lease Supplement as to any Additional Facility, up to a maximum amount for all Facilities of $30,000,000.

          "Facility Plan":  the architectural and engineering plans and
           -------------
specifications for the Facility and list of Facility Plan documents designated on Schedule 1.02(a) to the Investment Agreement in the form furnished to the Lessor, as the same may be amended, supplemented or otherwise modified from time to time with the consent of the Lessor.

          "Federal Funds Rate":  for any day, the rate per annum (rounded
           ------------------
upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be
                     --------
determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Lessor on such day on such transactions, as determined by the Lessor.

          "Final Rent Payment": an amount equal to the sum of (i) the aggregate
           ------------------
amount of the unrecovered A Percentage Lessor Investments, plus (ii) all accrued, unpaid fees through the end of the Lease Term, plus (iii) all accrued, unpaid A Percentage Yield (including all unpaid Accrued Construction Term A Percentage Yield) through the end of the Lease Term, plus (iv) all accrued, unpaid B Percentage Yield (including all unpaid Accrued Construction Term B Percentage Yield) through the end of the Lease Term, plus (v) all other amounts owing by the Company under the Operative Documents (other than the unrecovered amount of the B Percentage Lessor Investments).

          "Fiscal Quarter":  any fiscal quarter of the Company.
           --------------

          "Fiscal Year":  any fiscal year of the Company.
           -----------

          "Fixed Funding Rate": the fixed rate per annum equal to the sum of (i)
           ------------------
the rate set forth in a Fixed Rate Funding Election Notice (so long as the Fixed Funding Rate Election Notice has become effective pursuant to the proviso contained in the definition thereof), plus (ii) the Applicable Margin for the Adjusted LIBO Rate.

          "Fixed Funding Rate Period": any and all Rental Periods during which
           --------------------------
Basic Rent is based upon the Fixed Funding Rate as set forth in clause (A) of the definition of "Basic Rent", which shall be all Rental Periods from and after the last day of the Rental Period in which the Lessor receives the Fixed Funding Rate Election Notice, so long as the Fixed Funding Rate Election Notice has become effective pursuant to the proviso contained in the definition thereof.

          "Fixed Funding Rate Election Notice" means a notice from the Company
           ----------------------------------
to the Lessor (with a copy to the Lease Participants), which the Company may give at any time at least 5 Business Days prior to the end of any Rental Period ending on or after the commencement of the Basic Term, (i) setting forth the rate quoted by the Lessor as the rate to be used in clause (i) of the definition of Fixed Funding Rate for purposes of such election and (ii) electing the Fixed Funding Rate Period; provided, that the Fixed Funding Rate Election Notice shall
                     --------
not become effective (x) unless it was given at least 5 Business Days prior to the last day of the Rental Period during which it is received by the Lessor, or
(y) if the Lessor notifies the Company and the other Lease Participants within such 5 Business Day period that the rate set forth therein does not accurately reflect the rate quoted by the Lessor, and provided, further, that the Fixed
                                           --------  -------
Funding Rate Election Notice, once given, shall be irrevocable and may not be terminated.

          "Funded Amount":  the aggregate amount of A Percentage Lessor
           -------------
Investments, B Percentage Lessor Investments, Yield thereon (including all Accrued Construction Term Yield), and fees, expenses and indemnities owing or to be owing to the Lessor and the Lease Participants, and (without duplication) all other amounts owing by the Company to the Lessor or the Lease Participants pursuant to the Investment Agreement or any other Operative Document.

          "Funding Party":  Any one, or more, or all, as the context shall
           -------------
require, of the Lessor and the Lease Participants collectively, the "Funding
                                                                     -------
Parties".
-------

          "GAAP":  generally accepted accounting principles in the United States
           ----
of America applied on a basis consistent with those which, in accordance with
Section 1.03 of the Investment

Agreement, are to be used in making the calculations for purposes of determining compliance by the Company with the provisions of the Operative Documents applicable thereto.

          "Governmental Authority":  to include the country, state, county, city
           ----------------------
and political subdivisions in which any Person or any such Person's property is located or that exercises valid jurisdiction over any such Person or any such Person's property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities that exercise valid jurisdiction over any such Person or any such Person's property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Company, the Site, the Facility, the Lessor, any Lease Participant, any Applicable Funding Office or any Operative Document.

          "Governmental Requirement":  any law, statute, code, ordinance, order,
           ------------------------
determination, rule, regulation, judgment, decree, writ, order, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (whether or not having the force of law), including, without limitation, Environmental Requirements, and occupational, safety and health standards or controls, of any Governmental Authority.

          "Guarantee":  with respect to any Person, any obligation, contingent
           ---------
or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection
--------
or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hazardous Materials":  to include, without limitation, (i) solid or
           -------------------
hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. (S) 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (ii) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable federal, state or local law or regulation, (iii) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, (iv) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation, as each such Act, statute or regulation may be amended from time to time, or (v) any toxic or hazardous materials, wastes, polychlorinated biphenyls ("PCBs"), lead-containing materials, asbestos or asbestos-containing materials, urea formaldehyde, radioactive materials, pesticides, the discharge of sewage or effluent, or any other materials or substances defined as or included in the definition of "hazardous materials," "hazardous waste," "contaminants" or similar terms under any Environmental Requirement.

          "Headquarters Facility":  as defined in Section 11.22 of the
           ---------------------
Investment Agreement.

          "Highest Lawful Rate":  with respect to each Funding Party, the
           -------------------
maximum non-usurious Yield that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Lessor Advances and the Lease Participant Advances or on other amounts owing hereunder under laws applicable to such Funding Party which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious Yield rate than applicable laws now allow.

          "Impositions":  without duplication, as to any Person, (i) all Taxes,
           -----------
assessments, levies, fees, water and sewer rents and charges, inspection fees and other authorization fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every character (including all penalties and interest thereon) that, at any time prior or subsequent to the Closing Date, are imposed or levied upon or assessed against or may be or constitute a Lien upon such Person or such Person's Property, or that arise in respect of the ownership, operation, occupancy, possession, use, non-use, condition, leasing or subleasing of such Person's Property; (ii) all charges, levies, fees, rents or assessments for or in respect of utilities, communications and other services rendered or used on or about such Person's Property; (iii) payments required in lieu of any of the foregoing; but excluding any penalties or fines imposed on any Funding Party for violation by it of any banking laws or securities law; and (iv) any and all taxes, recording fees and other charges (including penalties and interest) relating to or arising out of the execution, delivery or recording of any of the Operative Documents for the amounts evidenced, secured or referred to be paid thereby, including without limitation, documentary stamp taxes, intangible taxes, recording fees and sales and rent taxes.

          "Improvements":  collectively, the building and certain improvements
           ------------
and enhancements to the foregoing to be constructed on the Site in according with the Facility Plan, together with all accessions thereto and replacements thereof, and together with all accessories, equipment, parts and devices necessary to achieve Completion, and all fixtures now or hereafter included in or attached to the Site, the building and such enhancements and improvements and modifications, but excluding the Site.

          "Indemnified Party":  as defined in Section 11.03(b) of the Investment
           -----------------
Agreement.

          "Indemnified Risks":  as defined in Section 11.03(b) of the Investment
           -----------------
Agreement.

          "Initial Funding Date":  the Closing Date, or such later date on which
           --------------------
the conditions precedent set forth in Sections 6.01 and 6.02 of the Investment Agreement have been satisfied.

          "Initial Advance":  the initial Lessor Advance made pursuant to
           ---------------
Section 2.01 of the Investment Agreement on or after the Initial Funding Date.

          "Insurance Requirements":  all terms of any insurance policy
           ----------------------
(including, without limitation, casualty and general liability) covering or applicable to the Facility or any portion thereof maintained in accordance with
Section 14 of the Lease and all requirements of the issuer of any such policy.


          "Interim Special Rent":  as defined in Section 3(b) of the Lease.
           --------------------

          "Investment": any investment in any Person, whether by means of
           ----------
purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

          "Investment Agreement":  the Investment and Participation Agreement,
           --------------------
dated as of the Closing Date, among the Company, the Lessor and the Lease Participants, as amended, supplemented, renewed, extended or otherwise modified from time to time.

          "Judgment":  any judgment, decree, writ, order, determination,
           --------
injunction, rule or other direction or requirement of any arbitrator or any court, tribunal or other Governmental Authority.

          "Lease":  the Lease Agreement, dated as of the Closing Date, as
           -----
amended, supplemented or otherwise modified from time to time, pursuant to which the Company, as Lessee, has agreed to lease the Facility on and after the Lease Commencement Date for the Permitted Use in accordance with the terms and conditions set forth in the Lease, as the Lease may be supplemented for an Additional Facility by a Lease Supplement.

          "Lease Commencement Date":  the Closing Date.
           -----------------------

          "Lease Participant":  any one, or more, or all, as the context shall
           -----------------
require, of the A Percentage Lease Participants and the B Percentage Lease Participants.

          "Lease Participant Advance":  Each funding of a purchase from the
           -------------------------
Lessor of Ownership Interests by a Lease Participant pursuant to Section 2.01(b) of the Investment Agreement.

          "Lease Supplement":  as defined in Section 11.22 of the Investment
           ----------------
Agreement.

          "Lease Term":  the period of time commencing on the Lease Commencement
           ----------
Date and ending on the earlier to occur of the (i) the Option Date, (ii) the Cancellation Date and (iii) the Lease Termination Date.

          "Lease Termination Date":  the earlier to occur of (i) the Option
           ----------------------
Date, (ii) the Cancellation Date (iii) the date of termination as a result of a Termination Event and (iv) the Scheduled Lease Termination Date.

          "Lessee":  the Company in its capacity as Lessee under the Lease and
           ------
any successor or permitted assign in such capacity.

          "Lessor":  the Lessor and any successor or Eligible Lessor Assignee
           ------
permitted by the terms of the Investment Agreement and the Lease.

          "Lessor Advance":  Each funding of Facility Cost made by the Lessor as
           --------------
a Lessor Investment pursuant to Section 2.01(a) of the Investment Agreement.

          "Lessor Investments":  The aggregate of all amounts of Facility Cost
           ------------------
funded by the Lessor or capitalized as part of Facility Cost pursuant to the Investment Agreement.

          "Lessor Investment Commitment":  The amount set forth as such on the
           ----------------------------
signature pages of the Investment Agreement next to the signature of the Lessor, as the same may be reduced at the request of the Company in accordance with
Section 2.03 of the Investment Agreement.

          "LIBO Rate":  with respect to any Lessor Advance or the Lessor
           ---------
Investments for the applicable Yield Period therefor, or any other amount, the rate per annum determined on the basis of the offered rate for deposits of three months in Dollars of amounts equal or comparable to the principal amount of such Lessor Advance or the Lessor Investments, or any such other amount, as applicable, which rates appear on Telerate Page 3750 as of 11:00 A.M., London time, two Business Days prior to the first day of such Yield Period, provided that will be the arithmetic average (rounded upward, if
        --------
necessary, to the next higher 1/16th of 1%) of such offered rates; (b) if no such offered rates appear on such page, the "LIBO Rate" for such Yield Period, as applicable, will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Lessor, at approximately 10:00 A.M., New York City time, two Business Days prior to the first day of such Yield Period, as applicable, for deposits in Dollars offered to leading European banks for a period comparable to such Yield Period, in an amount comparable to the principal amount of such Lessor Advance or the Lessor Investments, or any such other amount.

          "Lien":  with respect to any asset, any mortgage, deed to secure debt,
           ----
deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this definition, each of the Company and any Subsidiary thereof shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loss Event":  any of the following events in respect of the Facility:
           ----------
(i) the total loss of the Facility or the total loss of use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of the Facility permanently unfit for normal use for any reason whatsoever; (ii) any damage to the Facility which results in an insurance settlement with respect to the Facility on the basis of a total loss; (iii) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of, all or substantially all of the Facility including, but not limited to, a permanent taking by eminent domain of such scope that the untaken part of the Facility is insufficient to permit the restoration of the Facility for continued use in the Company's business or that causes the remaining part of the Facility to be incapable of being restored to a condition that would permit the remaining portion of the Facility (without the portion of the Facility taken by eminent domain) to continue to have the capacity and functional ability to perform on a continuing basis (subject to normal interruptions in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the function for which the Facility (as a whole) was designed as specified in the Facility Plan or a temporary taking of such nature for a period exceeding 180 consecutive days; or (iv) the occurrence of any event or the discovery of any condition in, on, beneath or involving the Facility or any portion thereof (including, but not limited to the presence of hazardous substances or the violation of any applicable Environmental Requirement) that would have a material adverse effect on the use, occupancy, possession, condition, value or operation of the Facility or any portion thereof, which event or condition requires remediation (A) the cost of which is anticipated, in the reasonable opinion of the Lessor after consultation with the Company, in consultation with an independent environmental engineering firm (in the case of an Environmental Requirement), to exceed 15% of the Termination Value, and (B) that could not reasonably be expected to be completed substantially in its entirety prior to the date that is 30 days prior to the then-applicable Scheduled Lease Termination Date or is not actually completed substantially in its entirety on or before the date that is 30 days prior to the then-applicable Scheduled Lease Termination Date.

          "Majority Funding Parties":  at any time Funding Parties owning at
           ------------------------
least 66 2/3% of the aggregate amount of the Ownership Interests (the A Percentage Ownership Interests and the B Percentage Ownership Interests being considered as a single class and not separately, and without regard to any sale by a Lease Participant of a participation in its Ownership Interest under
Section 11.06(f) of the Investment Agreement).

     "Make-Whole Adjustment" means, in connection with (i) any voluntary prepayment of all or part of the Basic Rent during the Fixed Funding Rate Period, (ii) the payment of the Final Rent Payment, the Termination Value, or the Purchase Price during the Fixed Funding Rate Period, or (iii) the acceleration of the amounts due under the Lease following an Event of Default during the Fixed Funding Rate Period, an amount, determined by the Lessor in respect of the amount of the unrecovered Lessor Investments included in the amount of the voluntary prepayment, Final Rent Payment, Termination Value, Purchase Price or amount so accelerated, equal to the "Loss or Gain", with any Make-Whole Adjustment which is a Loss being added to the amount otherwise payable to the Lessor, and any Gain being deducted from the amount otherwise payable to the Lessor. For purposes hereof, "Loss" or "Gain" means, with respect to the unrecovered Lessor Investments included in the amount of the voluntary prepayment, Final Rent Payment, Termination Value, Purchase Price or amount accelerated following an Event of Default, the amount that the Bank reasonably determines in good faith to be (i) in the case of a "Loss", its total losses and costs, and in the case of a "Gain", its gain, in each case in connection with such voluntary prepayment, Final Rent Payment, Termination Value, Purchase Price or amount accelerated following an Event of Default, including any loss of bargain, cost of funding or, at the election of the Lessor but without duplication, loss or costs incurred as a result of its terminating, liquidating, obtaining or re-establishing any hedge or related trading position (or any gain resulting from any of them) entered into by the Lessor in respect of the Lease. The Lessor may (but need not) determine Loss or Gain by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

          "Margin Stock":  "margin stock" as defined in Regulations U or G of
           ------------
the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Market Value":  as defined in Section 323.2(f) of the Regulations and
           ------------
Statements of General Policy on Appraisals promulgated by the Federal Deposit Insurance Corporation, 12 C.F.R. (S) 323.2(f), as amended from time to time.

          "Material Adverse Effect":  with respect to any event, act, condition
           -----------------------
or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (i) the financial condition, operations, business, or properties of the Company and its Consolidated Subsidiaries taken as a whole, (ii) the rights and remedies of the Funding Parties under the Operative Documents, or the ability of the Company to perform its obligations under the Operative Documents to which it is a party,
(iii) the legality, validity or enforceability of any Operative Document, or
(iv) the use, occupancy, possession, condition, value or operation of the Facility.

          "Maturity Date":  the earlier of (a) the Completion Date, in the event
           -------------
the Basic Term does not commence for any reason, or (b) following the commencement of the Basic Term, the earlier to occur of (i) the Option Date,
(ii) the Cancellation Date, or (iii) the Lease Termination Date.

          "Multiemployer Plan":  has the meaning set forth in Section 4001(a)(3)
           ------------------
of ERISA.

          "Net Income" means, as applied to any Person for any period, the
           ----------
aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

          "Non-Completion Event":  the failure of both (i) Completion and (ii)
           --------------------
the commencement of the Basic Term to occur on or before the Completion Date.

          "Non-U.S. Domestic Participant":  as defined in Section 4.06(b) of the
           -----------------------------
Investment Agreement.

          "Operating Profits":  as applied to any Person for any period, the
           -----------------
operating income of such Person for such period, as determined in accordance with GAAP.

          "Operative Documents":  collectively, the Investment Agreement, the
           -------------------
Lease, the Agency Agreement, each Lease Supplement, the other Security Instruments, the Subsidiary Guaranty, the Contribution Agreement, and any and all other agreements or instruments now or hereafter executed and delivered, or required to be executed and delivered, by the Company or the Subsidiary Guarantors in connection with the Investment Agreement or the other Operative Documents, as such agreements or instruments may be amended, supplemented, renewed, extended, increased or otherwise modified from time to time.

          "Option Date":  as defined in Section 15(c) of the Lease.
           -----------

          "Other Taxes":  all taxes (other than Taxes), assessments, levies,
           -----------
fees, water and sewer rents and charges, inspection fees and other authorization fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every character (including all penalties and interest thereon) and all recording fees and other charges (including penalties and interest) relating to or arising out of (i) the execution, delivery, recording or enforcement of any of the Operative Documents, whether for the amounts evidenced, secured or referred to be paid thereby, or otherwise, or (ii) to the ownership, use, operation or transfer of the Facility or any other Property or (iii) any other event or circumstance, including without limitation, transfer taxes, documentary stamp taxes, intangible taxes, recording fees and sales, use and rent taxes.

          "Other Transaction Expenses": as defined in Section 3.05(a)(1) of the
           --------------------------
Investment Agreement.

          "Ownership Certificate":  as defined in Section 2.02(a)(ii) of the
           ---------------------
Investment Agreement.

          "Ownership Interests":  any one, or more, or all, as the context shall
           -------------------
require, of (i) the A Percentage Ownership Interests of the Lessor and any of the A Percentage Lease Participants and (ii) the B Percentage Ownership Interests of the Lessor and any of the B Percentage Lease Participants.

          "PBGC":  the Pension Benefit Guaranty Corporation or any successor
           ----
thereto.

          "Permit":  any approval, consent, waiver, exemption, variance,
           ------
franchise, order, permit, authorization, right or license of or from any Governmental Authority or other Person.

          "Permitted Insurers":  insurers with ratings of A or better and Class
           ------------------
VIII or better according to Best's Insurance Reports, or other insurers acceptable to the Lessor.

          "Permitted Liens": with respect to the Lease or the Facility
           ---------------
(including without limitation, the Site) or any Property included in or compromising the Facility or any portion thereof, any of the following:

          (a) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license, permit or provision of law affecting the Facility to (1) terminate, or take any other action which has the effect of modifying, such right, power, franchise, grant, license, permit or provision of law, provided that such termination or
                                          --------
     other action, when taken, shall not have resulted in a Loss Event and shall not have had a Material Adverse Effect, or (2) purchase, condemn, appropriate or recapture, or designate a purchaser of, the Facility;

          (b) any Liens thereon for Impositions or Taxes and any Liens of mechanics, materialmen and laborers for work or services performed or materials furnished which (1) are not overdue, or (ii) are being contested in good faith in the manner described in Section 13 of the Lease;

          (c) Liens of mechanics, materialmen and laborers for work or services performed or materials furnished (1) existing during the Construction Term and (2) in an aggregate amount not to exceed $__________ at any time;

          (d) rights reserved to or vested in any Governmental Authority to control or regulate the use of such Property or to use the Facility in any manner;

          (e) in the case of the Site, encumbrances, easements, and other similar rights existing on the Closing Date the existence or exercise of which do not have a Material Adverse Effect; and

          (f) any Liens created under the Operative Documents and any financing statements filed in connection therewith.

          "Permitted Use":  with respect to the Facility, the occupation and use
           -------------
of the Site and the Improvements as a corporate office building in compliance with all applicable Governmental Requirements and Insurance Requirements.

          "Person":  an individual, a corporation, a partnership, a limited
           ------
liability company, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or other Governmental Authority.

          "Phase 1 Environmental Assessment":  an investigation conducted by an
           --------------------------------
independent engineering firm reasonably acceptable to the Lessor in scope and substance satisfactory to the Lessor and in any event satisfying the minimum standards set forth in ASTME 1527-94, reflecting compliance of the Facility in all material respects with all applicable Environmental Requirements.

          "Plan":  at any time an employee pension benefit plan which is covered
           ----
by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

          "Pricing Schedule":  the Pricing Schedule attached as Schedule 1.02(b)
           ----------------
to the Investment Agreement.

          "Prime Rate":  that rate of interest so denominated and set by
           ----------
Wachovia Bank from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia Bank, and is set by Wachovia Bank as a general reference rate of interest, taking into account such factors as Wachovia Bank may deem appropriate, it being understood that many of Wachovia Bank's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Wachovia Bank may make various commercial or other loans at rates of interest having no relationship to such rate.

          "Principal Office":  the principal office of the Lessor presently
           ----------------
located at 191 Peachtree Street, N. E., Atlanta, Georgia 30303 or any other office designated by the Lessor.

          "Process Agent":  as defined in Section 11.14(b) of the Investment
           -------------
Agreement.

          "Property":  any kind of property or asset, whether real, personal or
           --------
mixed, or tangible or intangible, and any interest therein.

          "Purchase Closing Date":  as defined in Section 15(e) of the Lease.
           ----------------------

          "Purchase Price":  at any time of determination, an amount equal to
           --------------
the sum, as of the purchase date of (i) the aggregate amount of the unrecovered A Percentage Lessor Investments, plus (ii) all accrued, unpaid fees through the end of the Lease Term, plus (iii) all accrued, unpaid A Percentage Yield (including all unpaid Accrued Construction Term A Percentage Yield) through the end of the Lease Term, plus (iv) the unrecovered B Percentage Lessor Investments, plus (v) all accrued, unpaid B Percentage Yield (including all unpaid Accrued

Construction Term B Percentage Yield), plus (vi) all other amounts owing by the Company under the Operative Documents).

          "Quarterly Dates":  each January 15, April 15, July 15 and October 15,
           ---------------
the first of which shall be April 15, 1998, provided that if any such day is not
                                            --------
a Business Day, then such Quarterly Date shall be the next Business Day.

          "Real Property":  as defined in Section 26(i) of the Lease.
           -------------

          "Redeemable Preferred Stock":  of any Person means any preferred stock
           --------------------------
issued by such Person (i) required (by the terms of the governing instruments or at the option of the holder thereof) to be mandatorily redeemed for cash at any time prior to the Maturity Date (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof at any time prior to the Maturity Date.

          "Register":  as defined in Section 11.06(d) of the Investment
           --------
Agreement.

          "Regulation A":  Regulation A of the Board of Governors of the Federal
           ------------
Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation D":  Regulation D of the Board of Governors of the Federal
           ------------
Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation G":  Regulation G of the Board of Governors of the Federal
           ------------
Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation T":  Regulation T of the Board of Governors of the Federal
           ------------
Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation U":  Regulation U of the Board of Governors of the Federal
           ------------
Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation X":  Regulation X of the Board of Governors of the Federal
           ------------
Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Related Contract":  any agreement, contract, bill of sale, receipt or
           ----------------
Vendor's warranty relating to or for the purchase, acquisition, design, engineering, testing, manufacture, renovation, assembly, construction or installation of the Facility or any portion thereof or the provision of enhancements and improvements to the Facility, or otherwise in connection with the acquisition, ownership, use, operation or sale or other disposition of the Facility, made, entered into or received by the Acquisition/Construction Agent on behalf of the Lessor pursuant to the Agency Agreement or by the Company and assigned to the Lessor pursuant to the Agency Agreement, with or from one or more Vendors or other Persons.

          "Rent":  Basic Rent, Interim Special Rent, Supplemental Rent and the
           ----
Final Rent Payment, collectively.

          "Rent Payment Date":  the last day of any Rental Period.
           -----------------

          "Rental Period":  with respect to Basic Rent, the period beginning on
           -------------
the Lease Commencement Date and ending on the first Rent Payment Date occurring after the Lease Commencement Date and, thereafter, each subsequent period commencing on each Rent Payment Date and ending on the next Rent Payment Date or on the Lease Termination Date.

          "Required Percentage Composition":  (i) with respect to the Lessor's
           -------------------------------
Ownership Interests, a requirement that (x) at all times, not less than 3% of the aggregate amount of the Ownership Interests be owned by the Lessor as B Percentage Ownership Interests and (y) during the Construction Term and the Lease Term, a requirement that not less than 3% of Facility Cost, and not less than 3% of Ownership Interests, be funded and owned by the Lessor as B Percentage Ownership Interests; (ii) with respect to the A Percentage Lessor Advances and A Percentage Ownership Interests, a requirement they shall not exceed $15,402,600 (rounded) (as such amount may be increased to take into account a ratable portion of any Additional Facility), and 85.57% of Facility Cost; (iii) with respect to the B Percentage Lessor Advances and B Percentage Ownership Interests, a requirement they shall be equal to or less than $2,597,400 (rounded)(as such amount may be increased to take into account a ratable portion of any Additional Facility), and 14.43% of Facility Cost; (iv) with respect to each Lessor Advance and related Lease Participant Advance, a requirement that after giving effect thereto, the aggregate outstanding amount of Lessor Advances shall not exceed the Lessor Investment Commitment, the aggregate outstanding amount of each A Percentage Lease Participant's A Percentage Lease Participant Advances shall not exceed the aggregate amount of its A Percentage Lease Participant Commitments and the aggregate outstanding amount of each B Percentage Lease Participants's B Percentage Lease Participant Advances shall not exceed the aggregate amount of its B Percentage Lease Participant Commitment; and (vi) with respect to the Completion Date, a requirement that on such date, after giving effect to all Lessor Advances and Lease Participant Advances to be made and outstanding at the close of business on such date, 3% of the aggregate amount of the Ownership Interests be owned by the Lessor as B Percentage Ownership Interests, 85.57% of the Lessor Investments be comprised of A Percentage Lessor Investments and 14.43%] of the Lessor Investments be comprised of V Percentage Lessor Investments.

          "Reported Net Income":  for any period, the Net Income of the Company
           -------------------
and its Consolidated Subsidiaries determined on a consolidated basis.

          "Restoration Account":  the interest bearing account maintained with
           -------------------
the Lessor pursuant to Section 14(e) of the Lease and styled the "Restoration Account."

          "Restricted Payment": (i) any dividend or other distribution on any
           ------------------
shares of the Company's Capital Stock (except dividends payable solely in shares of its Capital Stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Company's Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of the Company's Capital Stock.

          "Revolving Credit Agreement":   the Credit Agreement dated as of
           --------------------------
January 13, 1998, among the Company, as the Borrower, the banks listed on the signature pages thereof, Wachovia Bank, N.A., as Administrative Agent, NationsBank, N.A.,as Syndication Agent, BankBoston, N.A.,as Documentation Agent, and SunTrust Bank, Atlanta, as Co-Agent, as it may be amended or supplemented from time to time.

          "Scheduled Lease Termination Date":  the date that is 5 years after
           --------------------------------
the Lease Commencement Date, or such later date to which it may be extended subject and pursuant to the provisions of Section 2(b) of the Lease.

          "Secured Amount":  as defined in Section 26 of the Lease.
           --------------

          "Secured Party":  as defined in Section 26 of the Lease.
           -------------

          "Security Instruments":  collectively, the Lease and any and all
           --------------------
agreements or instruments, including, without limitation, financing statements, now or hereafter executed and delivered by the Company as security for the payment or performance of the Secured Amount, as such agreements or instruments may be amended, supplemented or otherwise modified from time to time.

          "Site":  (i) as to the Headquarters Facility, certain real property
           ----
located in Hamilton County, Tennessee, described in greater detail on Exhibit A
                                                                      ---------
to the Investment Agreement and the

Lease, and (ii) as to any Additional Facility, the real property described in the Lease Supplement relating thereto.

          "Soil Test Reports":   soil test reports as to soil borings on the
           -----------------
Site by a soil testing firm satisfactory to the Lessor, including (a) the number and location of such borings shall be in accordance with the recommendations of the soil testing firm and also satisfactory to the Lessor and (b) the recommendations of the soil testing firm as to the preparation of the soil needed to adequately support the Facility.

          "Sublease Rent":  as defined in Section 3(a) of the Lease.
           -------------

          "Sublessee":  as defined in Section 21(c) of the Lease.
           ---------

          "Subsidiary":  any corporation or other entity of which securities or
           ----------
other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

          "Subsidiary Guarantor": each Subsidiary of the Company which has, or
           --------------------
which is required to have, executed a Subsidiary Guaranty pursuant to Section
8.35 of the Investment Agreement.

          "Subsidiary Guaranty": the Subsidiary Guaranty of even date herewith
           -------------------
in substantially the form of Exhibit F to the Investment Agreement to be
                             ---------
executed by the Subsidiary Guarantors, unconditionally and jointly and severally Guaranteeing payment of the obligations of the Company under the Investment Agreement, the Lease and the other Operative Documents, including without limitation all operating and completion obligations, Rent, fees, costs, and compensation and indemnification amounts.

          "Supplemental Rent":  as defined in Section 3(d) of the Lease.
           -----------------

          "Support Expenses":  as defined in Section 3.2(l) of the Agency
           ----------------
Agreement.

          "Survey":  a current ALTA-ACSM boundary survey of the Site and
           ------
existing improvements in form and substance satisfactory to the Lessor, and containing such certifications as the Lessor may request.

          "Syndication Requirement":  the requirement that, before any
           -----------------------
Additional Facility can be added pursuant to Section 11.22 of the Investment Agreement, the Lessor must have identified Lease Participants willing to purchase Ownership Interests in not less than 40% of the aggregate Lessor Investments for the Headquarters Facility and all Additional Facilities.

          "Taxes":  as defined in Section 4.06(a) of the Investment Agreement.
           -----

          "Termination Event":  as defined in Section 15(a) of the Lease.
           -----------------

          "Termination Value":  at any time will be an amount equal to the sum
           -----------------
of (i) the Final Rent Payment, plus (ii) the unrecovered B Percentage Lessor Investments.

          "Third Party":  any Person other than (i) the Lessor, (ii) the
           -----------
Company, or (iii) any Affiliate of any of the foregoing.

          "UCC":  the Uniform Commercial Code as in effect in the State of
           ---
Tennessee (as to the Headquarters Facility), or as to any Additional Facility, the state where such Additional Facility may be located) and any other jurisdiction whose laws may be mandatorily applicable.

          "Vendor":  any designer, supplier, manufacturer or installer of, or
           ------
provider of Property or services with respect to, the Facility or any Property included therein or any part thereof.

          "Wachovia Bank":  Wachovia Bank, N.A., a national banking association,
           -------------
in its individual capacity, and its successors.

          "Wholly Owned Subsidiary":  any Subsidiary all of the shares of
           -----------------------
capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company.

          "Yield":  A Percentage Yield or B Percentage Yield, or both, as the
           -----
context shall require.

          "Yield Period": with respect to each Lessor Advance or the Lessor
           ------------
Investments, the period beginning on the date of such Lessor Advance and ending on the numerically corresponding date (or, if applicable, last calendar date) three months thereafter and, thereafter, each subsequent period commencing on the last day of the immediately preceding Yield Period and ending on the numerically corresponding date (or, if applicable, last calendar date) three months thereafter, provided, however, that:
                   --------  -------

               (i) The duration of any Yield Period that commences before the Scheduled Lease Termination Date and would otherwise end after the Scheduled Lease Termination Date shall end on the Scheduled Lease Termination Date;

               (ii) the duration of the initial Yield Period with respect to each Lessor Advance shall end on the first Quarterly Date occurring after the date of such Lessor Advance; and

               (iii) if the last day of such Yield Period would otherwise occur on a day that is not a Business Day, such last day shall be extended to the next succeeding Business Day, except if such extension would cause such
                                   ------
     last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day.

                               SCHEDULE 1.02(a)

               Facility Plan and List of Facility Plan Documents

                       [TO BE FURNISHED BY THE COMPANY]

                               SCHEDULE 1.02(b)

                               Pricing Schedule


          Each of the terms "Applicable Margin" (for Yield accruing based on the
                             -----------------
Adjusted LIBO Rate) and "Commitment Fee Rate" means, for any day, the rate per
                         -------------------
annum set forth in the table below, in the row opposite such term and in the column of the table corresponding to the Pricing Level that applies on such day; provided, however, that if Consolidated EBILT at the most recent Performance
--------  -------
Pricing Determination Date was equal to or less than 2.25 to 1.0, the Applicable Margin determined by reference to the table below shall be reduced by 0.10% per annum:

============================================================================================
            Pricing Level              Level I   Level II   Level III   Level IV   Level V
--------------------------------------------------------------------------------------------
Commitment Fee Rate                       0.15%    0.1875%      0.225%      0.25%     0.25%
--------------------------------------------------------------------------------------------
Applicable Margin for Adjusted LIBO       0.60%     0.675%       0.80%     0.925%     1.15%
Rate basis
--------------------------------------------------------------------------------------------

          For purposes of this Pricing Schedule, the following terms have the following meanings:

          "Adjusted Total Debt/EBILTDA Ratio" means the ratio of  Consolidated
           ---------------------------------
Total Adjusted Debt to Consolidated EBILTDA.

          "Level I Pricing" applies if the Adjusted Total Debt/EBILTDA Ratio at
           ---------------
the most recent Performance Pricing Determination Date was less than or equal
1.50 to 1.00.

          "Level II Pricing" applies if the Adjusted Total Debt/EBILTDA Ratio at
           ----------------
the most recent Performance Pricing Determination Date was greater than 1.50 to
1.00 and less than or equal to 2.0 to 1.00.

          "Level III Pricing" applies if the Adjusted Total Debt/EBILTDA Ratio
           -----------------
at the most recent Performance Pricing Determination Date was greater than 2.0 to 1.00 and less than or equal to 2.50 to 1.00.

          "Level IV Pricing" applies if the Adjusted Total Debt/EBILTDA Ratio at
           ----------------
the most recent Performance Pricing Determination Date was greater than 2.50 to
1.00 and less than or equal to 2.75 to 1.00.

          "Level V Pricing" applies if the Adjusted Total Debt/EBILTDA Ratio at
           ---------------
the most recent Performance Pricing Determination Date was greater than 2.75 to 1.00.

          "Performance Pricing Determination Date" means each date that occurs
           --------------------------------------
45 days after the end of the first 3 Fiscal Quarters, and 90 days after the end of the last Fiscal Quarter, of the Company.

          In determining the Applicable Margin and Commitment Fee Rate, the Lessor shall refer to the Company's most recent financial statements delivered to the Funding Parties pursuant to Section 8.01(i) of the Investment Agreement (together with the Compliance Certificate delivered in connection therewith, the "Audited Statements") and Section 8.01(ii) of the Investment Agreement (together
 ------------------
with the Compliance Certificate delivered in connection therewith, the "Unaudited Statements"); provided, that, should any relevant Audited Statements
 --------------------    --------  ----
or Unaudited Statements be delivered on a date later than a Performance Pricing Determination Date, any necessary changes in the Applicable Margin and Commitment Fee Rate shall not be effective, except to the extent hereinafter provided to the contrary, until the next succeeding Performance Pricing Determination Date; provided, further, that, if the Audited Statements reflect
                    --------  -------  ----
an Adjusted Total Debt/EBILTDA Ratio or Consolidated EBILT different from the Adjusted Total Debt/EBILTDA Ratio or Consolidated EBILT determined by the Unaudited Statements for the third Fiscal Quarter, then (i) if the Audited Statements reveal that Yield and Commitment Fees should have been at a higher rate for the period from the last Performance Pricing Determination Date to the next Performance Pricing Determination Date, then the Company (as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease) shall immediately pay to the Lessor such amounts as are necessary to cause the Lessor to have received the appropriate return (and the Lessor shall pay to the A Percentage Lease Participants and the B Percentage Lease Participants their A Percentage Share and B Percentage Share, respectively, thereof, and (ii) if the Audited Statements reveal that Yield and Commitment Fees should have been at a lower rate for the period from the last Performance Pricing Determination Date to the next Performance Pricing Determination Date, then, so long as no Default shall be in existence, the Company shall be entitled to a credit against future payments for such amounts as are necessary to cause the Lessor to have received the appropriate return. All determinations hereunder shall be made by the Lessor unless the Majority Funding Parties shall object to any such determination.